As filed with the U.S. Securities and Exchange Commission on November 12, 2021 under the Securities Act of 1933, as amended.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ST Energy Transition I Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Par-la-Ville Place, 4th Floor

14 Par-la-Ville Road

Hamilton, HM08

Bermuda

Telephone: +1 (441) 295-6935

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald J. Puglisi, Esq.

Puglisi & Associates

850 Library Avenue #204

Newark, Delaware 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 Tel: (650) 470-4500	Pranav L. Trivedi, Esq. Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street, Canary Wharf, London E14 5DS, United Kingdom Tel: +44 (20) 7519 7026	Matthew Ebbs-Brewer Appleby (Bermuda) Limited Canon’s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM EX Tel: (441) 298 3226

Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10110 Tel: (212) 446 4800	Cedric Van den Borren, Esq. Kirkland & Ellis International LLP 30 St Mary Axe, London EC3A 8AF, United Kingdom Tel: +44 (20) 7469 2380

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
SAILSM securities, each consisting of one Class A share, $0.0001 par value per share, and one-half of one redeemable warrant(2)	28,750,000 SAILSM securities	$10.00(2)	$287,500,000	$26,651.25
Class A shares included as part of the SAILSM securities (3)	28,750,000 shares	—	—	—(5)
Redeemable warrants included as part of the SAILSM securities (3)	14,375,000 warrants	—	—	—(5)
Class A ordinary shares underlying warrants included as part of the SAILSM securities	14,375,000 SAILSM securities	$11.50(4)	$165,312,500	$15,324.47(4)
Total			$452,812,500	$41,975.72

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)

Includes 3,750,000 SAILSM securities, consisting of 3,750,000 Class A shares and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to purchase additional SAILSM securities, if any.

(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(4)	Calculated pursuant to Rule 457(g) under the Securities Act.
(5)	No fee pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                 , 2021

PRELIMINARY PROSPECTUS

$250,000,000

ST Energy Transition I Ltd.

25,000,000 SAILSM Securities

ST Energy Transition I Ltd. is a newly incorporated blank check company, incorporated in Bermuda as an exempted company limited by shares, for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an initial business combination target in any industry or geographic location (subject to certain limitations described in this prospectus), we intend to focus our search on opportunities that contribute in positive ways towards energy transition and clean energy technology.

This is an initial public offering of our securities. Each Stakeholder Aligned Initial Listing, or SAILSM security has an offering price of $10.00 and consists of one Class A share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A share at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. The warrants will become exercisable 30 days after the completion of our initial business combination, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 3,750,000 SAILSM securities to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below calculated as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Class A shares that were sold as part of the SAILSM securities in this offering, which we refer to collectively as our public shares, subject to the limitations described herein. If we have not completed our initial business combination within 18 months from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein.

Our sponsor, Sloane Square Capital Holdings Ltd., a Bermuda exempted company limited by shares (which we refer to as our “sponsor” throughout this prospectus), certain of our directors and other individuals, or “Participants,” have committed to purchase an aggregate of 10,750,000 warrants (or 12,062,500 warrants if the underwriters’ over-allotment option is exercised in full) at a price of  $1.00 per warrant ($10,750,000 in the aggregate or $12,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants throughout this prospectus as the private placement warrants. Each private placement warrant entitles the holder thereof to purchase one Class A share at $11.50 per share, subject to adjustment as provided herein.

Our sponsor and each of our directors, or the initial shareholders, currently hold 1,437,500 Class B shares (which we refer to as alignment shares as further described herein and which represent 5% of the Class A shares issued in this offering), up to 187,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. On the last day of each measurement period (as defined herein), which will occur annually over ten fiscal years following consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 143,750 (or 125,000 if the over-allotment option is not exercised) of Class B shares will automatically convert into Class A shares based upon the Total Return (as further described herein) of our outstanding equity capital as of the relevant measurement date above the Price Threshold (as defined herein). Our directors will have a priority right over the sponsor to convert their alignment shares into Class A shares. The alignment shares will be entitled to a number of votes representing 20% of voting power prior to the completion of our initial business combination. Following completion of our initial business combination, the alignment shares will be entitled to one vote per share. Holders of Class B shares will have the right to elect all of our directors prior to our initial business combination. On any other matter submitted to a vote of our shareholders, holders of Class B shares and holders of Class A shares will vote together as a single class, except as required by applicable law or the applicable rules of the New York Stock Exchange, or the “NYSE,” then in effect.

Prior to this offering, there has been no public market for our SAILSM securities, Class A shares or warrants. We intend to apply to list our SAILSM securities on the NYSE under the symbol “STET.U” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NYSE. The Class A shares and warrants constituting the SAILSM securities will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Morgan Stanley & Co. LLC informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the “SEC,” containing an audited balance sheet of the company reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities constituting the SAILSM securities begin separate trading, we expect that the Class A shares and warrants will be listed on the NYSE under the symbols “STET” and “STETWS,” respectively.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 50. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to Us
Per SAILSM security	$10	$0.55	$9.45
Total	$250,000,000	$13,750,000	$236,250,000

(1)

Includes $0.35 per unit, or $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of compensation payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $253,750,000, or $291,812,500 if the underwriters’ over-allotment option is exercised in full ($10.15 per SAILSM security in either case), will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

The underwriters are offering the SAILSM securities for sale on a firm commitment basis. Delivery of the SAILSM securities will be made on or about                 , 2021.

Under Bermuda’s Exchange Control Act 1972, Exchange Control Regulations 1973, and the Bermuda Monetary Authority’s, or the BMA, policies thereunder, specific permission is required from the BMA for all issuances and transfers of securities of Bermuda companies involving non-residents of Bermuda, other than in cases where the BMA has granted a general permission. Pursuant to the BMA’s policy statement dated June 1, 2005, for so long as our Class A shares (or any of our securities convertible into Class A shares) remain listed on an appointed stock exchange (which includes the NYSE) general permission is given for the issue and subsequent transfer of any of our securities to non-residents of Bermuda. Approvals or permissions given by the BMA do not constitute a guarantee by the BMA as to our performance or creditworthiness.

None of the SEC, the BMA, or any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Morgan Stanley

Joint Lead Manager

DNB Markets

The date of this prospectus is                 , 2021.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Until                 , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities such as SAILSM belonging to an affiliate of Morgan Stanley & Co. LLC. Such affiliate has granted to us a non-exclusive right to use the SAILSM service mark until the completion of our initial business combination. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ®, SM or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Past performance is not indicative of future performance and the returns for some of the investments described in this section have been materially different in periods following the periods described.

Our Company

We are a newly organized blank-check company incorporated as a Bermuda exempted company limited by shares formed for the purpose of effecting a merger, amalgamation, share purchase, capital stock exchange, asset acquisition, reorganization or similar business combination with one or more businesses. To date, our efforts have been limited to organizational activities and activities relating to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We have generated no revenues to date and we do not expect that we will generate operating revenues until we consummate our initial business combination at the earliest.

Although we may pursue an acquisition opportunity in any business or industry, our primary focus will be on opportunities that contribute in positive ways towards energy transition and clean energy technology, as nations, companies and individuals increasingly demand low-carbon solutions.

Per estimates released by the International Renewable Energy Agency, or IRENA, energy investments of $110 trillion will be required globally between 2016 and 2050 to achieve its transforming energy scenario, which would set the energy system on a path to achieve a rise in global temperatures well below two degrees Celsius this century. Investments into electrification of end uses, energy efficiency, power grids, power flexibility, renewables and other related technologies are expected to be approximately $91 trillion from 2016 to 2050, with approximately $49 trillion of this investment occurring between 2016 to 2030.

We believe that there is a significant opportunity to invest into companies which generate shareholder value whilst addressing the energy transition demands of nations, companies and individuals. We believe that companies that can successfully establish leadership positions in energy transition will develop a long-term competitive advantage. We aim to position our Company to benefit from structural, long-term growth given expected investment into de-carbonization.

We believe that we have a significant competitive advantage in identifying future industry leaders. Our sponsor will benefit from the significant experience, relationships and industry expertise of our management team and board of directors, who are involved in advising on investments into industry leaders across varied sectors. Our sponsor is an affiliate of entities that have benefited, and we believe that our sponsor will also benefit, from the leadership and relationships of our chairman, John Fredriksen, who has a long track record of advising in investments into industry leaders across varied sectors through companies owned by trusts established by John Fredriksen for the benefit of his immediate family, which we refer to as the Fredriksen Trusts, some of which are described below.

We believe that there are significant benefits to the Company from the long-term experience and expertise of our management team and board of directors, including our Chairman. Our management team and board of directors bring significant and highly relevant experience from a diverse range of companies which continue to embrace energy transition across sectors. We intend to focus on companies that have the potential to become the global leader in their area of expertise within energy transition, whilst achieving risk-adjusted returns for shareholders.

We believe that we have a differentiated proposition through the following key attributes:

Track record: Our management team and board of directors have a track record of creating industry leaders across sectors and investing at an appropriate time in their growth cycle. We believe that we have a replicable model and strategy for creating shareholder value. We believe that this model has historically created significant shareholder returns through both share price appreciation and dividend payments.

We have illustrated such examples of shareholder value creation across sectors, and shown the annualized return from both share price appreciation and dividend payments over a ten-year period, with dividends assumed to be reinvested. We believe that this time period is appropriate to demonstrate the return made from an investment across different sectors and macroeconomic conditions. Annualized return has been presented for the periods detailed, which correspond to the ten-year period following commencement of trading of shares on a stock exchange, or a specific corporate action as detailed below, unless otherwise indicated.

Frontline Ltd.

In the energy shipping sector, Frontline Ltd., which we refer to as Frontline, is a leading international participant, owning a fleet of 68 vessels with an aggregate capacity of approximately 12.5 million deadweight tonnage, or DWT, as at December 31, 2020, and in which John Fredriksen has held a number of board and executive positions. Over the ten-year period from October 26, 1998, when a 1-for-10 reverse stock split became effective, to October 27, 2008, during which companies ultimately owned by the Fredriksen Trusts held a significant stake, Frontline delivered an annualized return from share price appreciation and dividend payments of 39%. Over this ten-year period, Frontline paid approximately $4.3 billion in cash dividends.

Frontline peers including North American Tankers, DHT and Euronav generated an average annualized return of (7)% based on performance: from October 26, 1998 to October 27, 2008 for North American Tankers; from October 13, 2005, DHT’s initial public offering prospectus date, to October 27, 2008, for DHT; and from December 1, 2004, when Euronav listed on the first market of Euronext Brussels, to October 27, 2008, for Euronav, respectively.

Frontline partial spin-off – Ship Finance Ltd.

In 2004, in connection with a partial spin-off, Frontline retained an approximately 51% stake in Ship Finance Ltd., which we refer to as Ship Finance. In the 30-month period from June 17, 2004, when shares commenced trading on the NYSE, to December 18, 2006, following the partial spin-off, Ship Finance delivered an annualized return to its shareholders through share price appreciation and dividend payments of 32%. We believe that this time period is appropriate to demonstrate the return made from this partial spin-off.

Seadrill Limited

In the offshore drilling sector, Seadrill Limited, which we refer to as Seadrill, is a leading offshore company which owned 34 drilling rigs, and managed and operated 20 rigs on behalf of various parties as at December 31, 2020. John Fredriksen held a number of board and executive positions in Seadrill, and companies ultimately owned by the Fredriksen Trusts currently hold a significant stake. In the ten-year period from May 30, 2005, when Seadrill commenced trading on the Norwegian OTC market, to June 1, 2015, Seadrill delivered an annualized return from share price appreciation and dividend payments of 23%. Over this ten-year period, Seadrill paid approximately $7.9 billion in cash dividends to its common equity shareholders.

Over the same period, drilling peers including Diamond Offshore, Ensco, Noble and Rowan generated an average annualized return of (2)% for their shareholders. Following a decline in demand for its rigs as a result of a global decline in oil prices, Seadrill filed for Chapter 11 bankruptcy protection in September 2017 to implement a pre-arranged plan of reorganization, and after emergence from bankruptcy proceedings in July 2018, subsequently filed for Chapter 11 bankruptcy protection in February 2021.

Golar LNG

In the liquefied natural gas sector, Golar LNG is one of the most innovative owners and operators of LNG carriers, floating regasification vessels and floating liquefaction vessels, and in which John Fredriksen held a number of board and executive positions, and in which companies ultimately owned by the Fredriksen Trusts currently hold a significant stake. In the ten-year period from July 12, 2001, when shares commenced trading on the Oslo Stock Exchange, to July 12, 2011, Golar LNG delivered an annualized return from share price appreciation and dividend payments of 15%. Over this ten-year period, Golar LNG paid approximately $0.3 billion in cash dividends to its common equity shareholders.

Pan Fish / Marine Harvest / Mowi

In the aquaculture sector, Mowi ASA, which we refer to as Mowi, is the world’s largest Atlantic salmon farmer, with harvest volumes of 440,000 tons of Atlantic salmon in 2020, equivalent to a global market share of approximately 20%. In 2005, the Fredriksen Trusts held a significant stake in Pan Fish, an entity which acquired Marine Harvest and was later renamed as Mowi. In the ten-year period from June 6, 2005 to June 8, 2015, Mowi delivered an annualized return from share price appreciation and dividend payments of 26%. Over this ten-year period, Mowi paid approximately $1.7 billion in cash dividends to its common equity shareholders.

Sponsor-affiliated investee companies have also taken steps to create value for shareholders through mergers and acquisitions activity, with examples including:

Creation and sale of interest in DESS Aquaculture Shipping

In the private aquaculture and shipping sector, DESS Aquaculture Shipping, which we refer to as DESS Aqua, was created as a joint venture between companies owned by the Fredriksen Trusts to provide shipping services to the aquaculture sector. Sponsor-affiliated entities sold their interest in DESS Aqua to a third party in January 2021, generating an internal rate of return of 32% on the investment since July 2017.

We believe that this track record demonstrates the experience of our management team and board of directors in creating long-term value for shareholders through investing at an appropriate time in the cycle, growth through strategic investments, partnerships and acquisitions, and the creation of industry-leading companies. We believe that this track record will allow us to attract future industry leaders within energy transition and clean energy technology.

Deal Execution Experience: 15 sponsor-affiliated portfolio entities (comprised of Alta Trading, Archer, Avance Gas, Axactor, Flex LNG, Frontline, Golden Ocean, KLX, Mowi, NorAm Drilling, Northern Drilling, Northern Ocean, Norwegian Property, Seadrill (excluding Seadrill Partners) and SFL), five of which are U.S.-listed (comprised of Flex LNG, Frontline, Golden Ocean, KLX and SFL), employ over 25,000 individuals. These portfolio companies, excluding Alta Trading as a private entity and KLX given the recent stake increase in this sponsor-affiliated portfolio entity, executed 400 deals, including asset acquisitions, disposals, financings and other corporate transactions, from 2011 to 2020 with a cumulative value of $73 billion, and raised $13 billion in capital from the equity and debt capital markets. As at December 31, 2020, these portfolio companies, excluding Alta Trading as a private entity, have combined invested capital of $29 billion, defined as total shareholder equity plus total debt, and a combined enterprise value of $35 billion. The balance sheet date for KLX is January 31, 2021 rather than December 31, 2020.

Diversified Experience: Sponsor-affiliated portfolio companies are active in a variety of sectors across energy, shipping and industrials, and have growth through strategic investments, partnerships and acquisitions, and embrace energy transition, with examples including:

Battery power generation was recently installed at the Northern Ocean-owned semi-submersible drilling rig West Mira to create the world’s first hybrid-powered drilling rig, resulting in CO2 emissions being reduced by approximately 15%.

Sponsor-affiliated entities formed a partnership between Mowi and X, Alphabet’s innovation platform, in March 2020 to develop an underwater sensor and software platform to improve aquaculture efficiency.

Shipping portfolio company Avance Gas has recently expanded its fleet to include vessels that can be LPG-fueled as a less carbon-intensive alternative to marine fuel.

Furthermore, Mowi and SFL have issued green and sustainability-linked bonds, with issuances in January 2020 and April 2021, respectively.

Transactional Reach: Our management team and board of directors have an extensive network of corporate and individual relationships. We believe that this knowledge gives us unparalleled access to prospective industry targets.

Management Team

Gunnar Eliassen. Mr. Eliassen is the Chief Executive Officer of ST Energy Transition I Ltd. He has been part of the Seatankers Group since January 2016 and currently serves on the board of directors of each of KLX Energy Services, Golden Close Maritime, Seadrill and NorAm Drilling Company AS. Previously, he was a partner at Pareto Securities in New York and Oslo, and served on the board of Aquadrill LLC (formerly known as Seadrill Partners LLC). Mr. Eliassen holds a Master of Business Administration degree in Finance from the Norwegian School of Economics.

Jan Erik Klepsland. Mr. Klepsland is the Chief Financial Officer of ST Energy Transition I Ltd and currently serves on the board of directors of Archer Limited. He has served as investment director at Seatankers since 2020, with focus across the broader energy sector. Prior to that, he was a partner at ABG Sundal Collier, and a director at Nordea, focusing on shipping, oil services and restructuring. Mr. Klepsland holds a Master’s degree in Finance from the Norwegian School of Economics.

Board of Directors

John Fredriksen. Mr. Fredriksen has agreed to serve as the chairperson of the board of directors of ST Energy Transition I Ltd. He is a Norwegian-born Cypriot businessman who began his career in shipping and energy. Born in 1944, Mr. Fredriksen’s career spans over fifty years at the forefront of shipping and offshore. At present, his overall investment portfolio is well-diversified, with exposure to several sectors including aquaculture, real estate and financial services. Mr. Fredriksen is a member of the board of directors of Golden Ocean, and he is also Chairman, President and a member of the board of directors of Frontline. He has twin daughters, Kathrine and Cecilie, who serve alongside him as investment directors within Seatankers and sit on the boards of directors of several of Seatankers’s investment companies.

Ole-Eirik Lerøy. Mr. Lerøy has agreed to serve as a director on the board of directors of ST Energy Transition I Ltd. Mr. Lerøy is also the Chairman of the board of directors of Mowi, where he has served as a member of the board of directors since 2009. Additionally, he is a managing director at Farmar AS. Mr. Lerøy has extensive experience, having previously served as Chairman of the board of the Bergen Chamber of Commerce, a member of the board of directors of the International Groundfish Forum, Vice Chairman of the

DNB Supervisory Board, Chairman of the Norwegian Seafood Federation and Chairman of the Board of the Norwegian Seafood Export Council. Mr. Lerøy was also the Chief Executive Officer of Lerøy Seafood Group ASA and was educated at the Norwegian School of Management.

Cato Stonex. Mr. Stonex has agreed to serve as a director on the board of directors of ST Energy Transition I Ltd. Mr. Stonex has had a long career in fund management, initially with J Rothschild Investment Management. He was a founder partner of Taube Hodson Stonex, where he spent 20 years, after which he established Partners Investment Company. He is a founder and director of Obotritia and has been a director of Axiare and Arima. Mr. Stonex holds a degree from the London School of Economics and Political Science, where he served as a governor. He has chaired its Development Committee, and is now an advisor to the Endowment Investment Committee.

James O’Shaughnessy. Mr. O’Shaughnessy is a director on the board of directors of ST Energy Transition I Ltd. Mr. O’Shaughnessy serves as a director at Archer Limited, Frontline, Golden Ocean Group Ltd, and Ship Finance, and he has served as chairman of the audit committee for each of these companies since 2018. Mr. O’Shaughnessy also serves as a director and Chairman of the Audit Committee for Avance Gas Holding Ltd., Coralisle Group, and Catalina General Insurance, and sits on various board committees including audit, risk and compensation committees. Prior to joining Archer, he served as Executive Vice President, Chief Accounting Officer and Corporate Controller of Axis Capital Holdings Limited from 2012 to 2019. Prior to that, he served as Group CFO and Bermuda CFO of Flagstone Reinsurance, Chief Accounting Officer and Senior VP of Scottish Re Group, and as CFO and Senior VP of XL Re Ltd. at XL Group plc. Mr. O’Shaughnessy holds a Bachelor of Commerce degree from University College Cork, Ireland, and is a Fellow of the Institute of Chartered Accountants of Ireland and an Associate Member of the Chartered Insurance Institute of the United Kingdom.

Tore Myrholt. Mr. Myrholt has agreed to serve as a director on the board of directors of ST Energy Transition I Ltd. Mr. Myrholt currently serves as chairman of the advisory board at Seatankers Consultancy Services, as chairman of the board of Antler and Trioworld, and as a board member of Viking Cruises, OQ, Wrist Ship Supply and Arundo Analytics. Previously, Mr. Myrholt was Former Chairman McKinsey EMEA at McKinsey & Company and founder and chief executive officer of TM Partnership. Mr. Myrholt obtained an MBA from the Harvard Business School and a degree in International Economics from the Norwegian School of Economics.

Annika Sigfrid. Ms. Sigfrid has agreed to serve as a director on the board of directors of ST Energy Transition I Ltd. Ms. Sigfrid has a broad network of local and international institutions and companies in the Nordics across the financial sector. Previously, Ms. Sigfrid was global head of Equity Capital Markets at Nordea and has more than 20 years of experience working in leading investment banks in London and the Nordics, including ABG Sundal Collier, Carnegie, Merrill Lynch and Handelsbanken. Additionally, Ms. Sigfrid serves as a member of the board of directors of Creaspac AB.

Market Opportunity

Per estimates released by IRENA, energy investments of $110 trillion will be required globally between 2016 and 2050 to achieve its transforming energy scenario, which would set the energy system on a path to achieve a rise in global temperatures well below two degrees Celsius this century. Investments into electrification of end uses, energy efficiency, power grids, power flexibility, renewables and others are expected to be approximately $91 trillion from 2016 to 2050, with approximately $49 trillion of this investment occurring between 2016 to 2030.

We have illustrated below forecasts produced by IRENA relating to investment levels by region and market.

Business Strategy

We intend to identify, acquire and develop a company which positively contributes to the energy transition, and which aligns with the philosophy and experience of our management team and board of directors. We will leverage the extensive network and relationships of our management team and board of directors, as well as public transaction sources, to identify such a company. In particular, we expect to use the industry experience and corporate relationships of our management, board of directors and Seatankers to effect this strategy.

Our management team and board members have decades of experience across sectors, and deep corporate and individual relationships which will be additive to identifying such target companies. We expect that these relationships will provide our management team with a robust flow of acquisition opportunities.

In addition, we expect that targets will be identified to us from unaffiliated sources, such as investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises.

Following completion of this offering, our management team will also communicate with their networks of relationships to articulate the parameters for our search for a target company and a potential business combination and begin the process of pursuing and reviewing potential opportunities of interest.

Acquisition Criteria

In order to achieve our business strategy, we have identified the following criteria which will be used to assess and evaluate potential target businesses.

Our team will use these criteria to guide our assessment of opportunities, though we may decide to enter into an initial business combination with a company that does not meet all of these criteria and guidelines not set forth below. We intend to identify a company or companies with the following attributes:

•	Contribution to Energy Transition: Expected to provide a positive contribution to energy transition, with associated decarbonization benefits, whilst solving a relevant challenge;

•

Growth Potential With Earnings Visibility: Ability to benefit from long-term structural growth in energy transition, and to generate shareholder value from investment to grow and meet demand from nations, companies and individuals, combined with long term view on profitable growth;

•	Defendable Market Position: Competitive position supported through factors such as the use of technology, barriers to entry to rivals, customer positions, market share, or similar;

•	Leadership Potential: Has potential to become a premier player in its chosen market through investment and leveraging the experience of our management team and board of directors;

•	Management Strength: Leading and highly experienced management team;

•	Shareholder Value Creation: Acquisition offers an attractive return for shareholders on a risk adjusted basis.

Additional Disclosures

Our Acquisition Process

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Certain members of our management team are employed by Seatankers or one of its affiliates. Our sponsor and management team are made aware of potential business opportunities from time to time, one or more of which we may desire to pursue, for a business combination, but we have not (nor has anyone on our behalf) contacted, or had any discussions, formal or otherwise with, any prospective target business with respect to a business combination transaction with us.

Certain of our officers and directors have, or may in the future have, fiduciary or contractual obligations that oblige them, either now or in the future, to present business combination opportunities to such entity (subject to his or her fiduciary duties under Bermuda law). As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to such officer’s and director’s fiduciary duties under Bermuda law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated bye-laws provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.

To further minimize conflicts of interest, we will not consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

In addition, our sponsor, officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Our sponsor, officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Initial Business Combination

The NYSE rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value (as defined herein) equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount held in trust). We refer to this as the 80% of net assets test. If our board of directors is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target, or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test referred to in the previous paragraph. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Exempted companies are Bermuda companies that, subject to certain safe harbors, only wish to conduct business outside Bermuda and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and have received an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax will not, until March 31, 2035, be applicable to the Company or to any of its operations or to its shares, debentures or other obligations.

We are a Bermuda exempted company limited by shares incorporated on April 9, 2021. Our executive offices are located at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda and our telephone number is +1 (441) 295-6935. Upon completion of this offering, our corporate website address will be www.stenergy1.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or the registration statement of which this prospectus is a part. You should not rely on any such information in making your decision whether to invest in our securities.

THE OFFERING

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.

Securities offered

25,000,000 SAILSM securities (or 28,750,000 SAILSM securities if the underwriters’ over-allotment option is exercised in full), at $10.00 per SAILSM security, each SAILSM security consisting of:

•   one Class A share; and

•   one-half of one redeemable warrant.

Proposed NYSE symbols	SAILSM securities: “STET .U” Class A shares: “STET” Warrants: “STETWS”

Trading commencement and separation of Class A shares and warrants

The SAILSM securities are expected to begin trading on or promptly after the date of this prospectus. The Class A shares and warrants comprising the SAILSM securities will begin separate trading on the 52nd day following the date of this prospectus unless Morgan Stanley & Co. LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A shares and warrants commence separate trading, holders will have the option to continue to hold SAILSM securities or separate their SAILSM securities into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the SAILSM securities into Class A shares and warrants. No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. Accordingly, unless you purchase at least two SAILSM securities, you will not be able to receive or trade a whole warrant.

Additionally, the SAILSM securities will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the Class A shares and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

SAILSM securities:

Number issued and outstanding before this offering	0

Number issued and outstanding after this offering	25,000,000(1)

Ordinary shares:

Number issued and outstanding before this offering	1,437,500(2),(3)

Number issued and outstanding after this offering	26,250,000(1),(4)

Warrants:

Number of private placement warrants to be sold in a private placement simultaneously with this offering	10,750,000(1)

Number of warrants to be outstanding after this offering and the sale of private placement warrants	23,250,000(1)

Exercisability	Each whole warrant offered in this offering is exercisable to purchase one Class A share, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade.

(1)	Assumes no exercise of the underwriters’ over-allotment option and, if applicable, the corresponding forfeiture by our sponsor of 187,500 alignment shares.
(2)

Consists solely of alignment shares and includes up to 187,500 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Except as otherwise specified, the rest of the prospectus has been drafted to give effect to the full forfeiture of these 187,500 alignment shares.

(3)

Alignment shares are currently classified as Class B shares, which will convert into a variable number of Class A shares based on the Total Return of our Class A shares at each date of determination over the ten fiscal years following our initial business combination. See “Description of Securities—Alignment Shares.”

(4)	Includes 25,000,000 public shares and 1,250,000 alignment shares, assuming 187,500 alignment shares have been forfeited.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A shares issuable upon exercise of the warrants and a current prospectus relating to such Class A shares. Notwithstanding the foregoing, if a registration statement covering the Class A shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Exercise price

$11.50 per share, subject to adjustment as described herein.

In addition, if (x) we issue additional shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any alignment shares held by our sponsor or such affiliates, as applicable, prior to such issuance), or the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A shares during the 20-trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the Market Value) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per Class A share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “Redemption of warrants when the price per Class A share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

Exercise period

The warrants will become exercisable on the later of:

•   30 days after the completion of our initial business combination; and

•   12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the issuance of the Class A shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement, including as a result of a notice of redemption described below under “Redemption of warrants when the price per Class A share equals or exceeds $10.00”).

We have agreed that as soon as practicable, but in no event later than twenty business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the issuance of the Class A shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 90 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A shares until the warrants expire or are redeemed; provided that if our Class A shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants when the price per Class A share equals or exceeds $18.00

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•   in whole and not in part;

•   for cash at a price of $0.01 per warrant;

•   upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•   if, and only if, the last reported sale price of our Class A shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, which we refer to as the Reference Value, equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”).

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the Class A shares issuable upon exercise of the warrants is then effective and a current prospectus relating to our Class A shares is available throughout the 30-day redemption period, unless the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

We have established the last redemption criterion discussed above to prevent a redemption call unless there is a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described below) as well as the $11.50 (for whole shares) warrant exercise price before or after the redemption notice is issued.

If we call the warrants for redemption as described above our management will have the option to require any holder that wishes to exercise such holder’s warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares of Class A shares issuable upon the exercise of our warrants. If our management elects to permit the exercise of warrants on a “cashless basis,” all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A shares equal to the quotient obtained by dividing (x) the product of the number of shares of Class A shares underlying the warrants, multiplied by the excess of the fair market value over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the VWAP (as defined herein) of the shares of our Class A shares for the ten trading days ending on, and including, the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see the section entitled “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants” for additional information. Except as described below, none of the private placement warrants will be redeemable by us so long as they are held by our sponsor, the Participants and their respective permitted transferees.

Redemption of warrants when the price per Class A share equals or exceeds $10.00

Once the warrants become exercisable, we may redeem the outstanding warrants:

•   in whole and not in part;

•   for cash at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table under “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants” based on the redemption date and the fair market value of our Class A shares except as otherwise described in “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants”;

•   if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per Class A share equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”); and

•   if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”), the private placement warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above.

The “fair market value” of our Class A shares for the above purpose shall mean the volume weighted average price of our Class A shares during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings. We will provide our warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A shares per warrant (subject to adjustment).

No fractional Class A shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A shares to be issued to the holder. Please see the section entitled “Description of

Securities—Redeemable Warrants—Public Shareholders’ Warrants” for additional information.

Alignment shares

We believe that the alignment shares create an incentive structure that aligns the interests of all stakeholders and rewards sustained, long-term performance. We believe that this structure is more in-line with our long-term investment approach and different from most other special purpose acquisition companies. The terms of the 1,437,500 (or 1,250,000 if the underwriters’ over-allotment option is not exercised) alignment shares issued to our sponsor, directors and officers reflect this long-term incentive structure. On May 17, 2021, our sponsor paid an aggregate of $25,000, or approximately $0.014 per share in exchange for issuance of 1,725,000 Class B shares, par value $0.0001 per share. On June 29, 2021, our sponsor transferred 10,000 alignment shares to each of our directors. In addition, in connection with their participation in the Company’s committees, the chair of each committee will receive from the sponsor 1,000 alignment shares and each committee member will receive from the sponsor 500 alignment shares. On November 6, 2021, our sponsor forfeited 287,500 alignment shares, resulting in 1,437,500 alignment shares outstanding (up to 187,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised and, in addition, our sponsor has agreed to forfeit alignment shares to the extent necessary in connection with any changes to the terms or size of our offering of SAILSM securities).

Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The purchase price of these alignment shares was determined by dividing the amount of cash contributed to us by the number of alignment shares issued. If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our alignment shares immediately prior to the consummation of this offering so as to maintain a number of alignment shares equal to 5% of the total number of issued and outstanding Class A shares upon the consummation of this offering. Up to 187,500 alignment shares held by our sponsor are subject to forfeiture depending on whether, and the extent to which, the underwriters’ over-allotment option is exercised. Additionally, the sponsor have agreed to forfeit alignment shares to the extent necessary in connection with any changes to the terms or size of our offering of SAILSM securities.

The alignment shares will be entitled to 20% of the voting power of our shares prior to the completion of our initial business combination. Following the completion of our initial business combination, the alignment shares will be entitled to one vote per share.

The alignment shares are designated as Class B shares and are different from Class A shares included in the SAILSM securities being sold in this offering in several important ways, including that:

•   only holders of the alignment shares have the right to vote on the election of directors prior to our initial business combination;

•   the alignment shares are subject to certain transfer restrictions, as described in more detail below;

•   our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to any alignment shares and public shares they hold in connection with the completion of our initial business combination; (ii) to waive their redemption rights with respect to any alignment shares and public shares they hold in connection with a shareholder vote to approve an amendment to our amended and restated bye-laws to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering or with respect to other specified provisions relating to shareholders’ rights or pre-initial business combination activity; and (iii) to waive their rights to liquidating distributions from the trust account with respect to any alignment shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period; and

•   on the last day of each measurement period, which will occur annually over ten fiscal years following consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 143,750 (or 125,000 if the over-allotment option is not exercised) alignment shares will automatically convert into Class A shares based upon the Total Return of our outstanding equity capital as of the relevant measurement date above the Price Threshold. Our directors will have a priority right over the sponsor to convert their alignment shares into Class A shares.

If we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote their alignment shares and any public shares they hold in favor of our initial business combination. As a result, in addition to the votes of alignment shares held by our sponsor, directors and officers, we would need 9,375,001 public shares, or approximately 37.5% (assuming all issued and outstanding shares are voted and no exercise of the underwriters’ over-allotment option) of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved (or, if the applicable rules of the NYSE then in effect require approval by a majority of the votes cast by public shareholders, we would need 12,500,001 of public shares sold in the offering to be voted in favor of a transaction (assuming all outstanding shares are voted and no exercise of the underwriters’ over-allotment option) in order to have such initial business combination approved).

Alignment shares voting rights	For so long as any alignment shares remain outstanding, we may not, without the prior written consent of the holders of a majority of the alignment shares then outstanding, take certain actions, such as to (i) amend, alter or repeal any provision of our amended and restated bye-laws, whether by merger, amalgamation, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B shares, (ii) change our fiscal year, (iii) increase the number of members on the board of directors, (iv) pay any dividends or other distributions on, or effect any split of, our capital stock, (v) adopt any shareholder rights plan, (vi) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements, (vii) issue any Class A shares in excess of 5% of the number of our Class A shares outstanding at the closing of this offering or that would otherwise require a shareholder vote pursuant to the rules of the stock exchange on which our Class A shares are then listed or (viii) issue Class B shares. As a result, the holders of the alignment shares may be able to prevent us from taking such actions that some public shareholders may believe would be in our interest. Any action required or permitted to be taken at any meeting of the holders of alignment shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all alignment shares were present and voted.

Transfer restrictions on alignment shares

Our sponsor, directors and officers have agreed not to transfer, assign or sell (i) any of their respective alignment shares except to any permitted transferees and (ii) any of their respective Class A shares deliverable upon conversion of the alignment shares until the thirtieth day following the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders—Transfers of Alignment Shares and Private Placement Warrants”).

See “Principal Shareholders—Transfers of Alignment Shares and Private Placement Warrants.” We refer to such transfer restrictions throughout this prospectus as the lock-up.

Alignment shares conversion	We have 1,437,500 Class B shares, par value $0.0001 per share, issued and outstanding. On the last day of each measurement period, which will occur annually over ten fiscal years following the consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 143,750 alignment shares (or, 125,000 if the over-allotment option is not exercised) will automatically convert, subject to the priority right of our directors to convert their alignment shares first and subject to adjustment as described herein, into our Class A shares, or conversion shares, as follows:

•   if the sum, or the Total Return, of (i) the VWAP, calculated in accordance with “Description of Securities—Alignment Shares—Volume weighted average price” below of our Class A shares for the final fiscal quarter in such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of our Class A shares, the record date for which is on or prior to the last day of the measurement period, does not exceed the Price Threshold, the number of conversion shares for such measurement period will be 1,437 Class A shares (or 1,250 if the over-allotment option is not exercised);

•   if the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 1,437 Class A shares (or 1,250 if the over-allotment option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of Class A shares outstanding immediately after the closing of this offering (including any exercise of the over-allotment option) and (y) if in connection with the initial business combination there are issued any Class A shares or equity-linked securities (as defined herein), the number of Class A shares so issued and the maximum number of Class A shares issuable (whether settled in shares or in cash) upon conversion or exercise of such equity-linked securities, divided by (B) the Total Return; and

•   if the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 1,437 Class A shares (or 1,250 if the over-allotment option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

The term “measurement period” means (i) the period beginning on the date of our initial business combination and ending with, and including, the first fiscal quarter following the end of the fiscal year in which we consummate our initial business combination and (ii) each of the nine successive four-fiscal-quarter periods.

The Price Threshold means the amount that will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period (in each case, as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions).

For purposes of the above calculation, “equity-linked securities” means securities (other than the public warrants and the private placement warrants) issued by the company and/or any entities that (after giving effect to completion of the initial business combination) are subsidiaries of the company that are directly or indirectly convertible into or exercisable for Class A shares, or for a cash settlement value in lieu thereof.

The foregoing calculations will be based on our fiscal year and fiscal quarters, which may change as a result of our initial business combination. Each conversion of alignment shares will apply to the holders of alignment shares on a pro rata basis.

If, upon conversion of any alignment shares, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A shares to be issued to such holder.

We include the following hypothetical scenarios solely for the purpose of illustrating the number of Class A shares that would be issued upon conversion of the alignment shares during one measurement period, assuming there are 50 million Class A shares outstanding on the relevant measurement date (putatively comprised of 25,000,000 Class A shares included as part of the SAILSM securities in this offering and an additional 25,000,000 Class A shares issued subsequent to this offering).

Total Return Does Not Exceed the Price Threshold

•   If the current Price Threshold is $10.00 per share and the Total Return for the relevant measurement period is $9.00 per share, then 1/10th of the alignment shares would convert into 1,250 Class A shares, based on a conversion value of $0.

Total Return Exceeds the Price Threshold by Less Than 30%

•   If the current Price Threshold is $10.00 per share and the Total Return for the relevant measurement period is $12.00 per share, then 1/10th of the alignment shares would convert into 1,666,666 Class A shares, based on a conversion value of $20,000,000.

Total Return Exceeds the Price Threshold by 30% or More

•   If the current Price Threshold is $12.00 per share, and the Total Return for the relevant measurement period is $16.00 per share, then 1/10th of the alignment shares would convert into 2,625,000 Class A shares, based on a conversion value of $42,000,000.

We believe our stakeholder-aligned carried interest structure gives us a competitive advantage in our ability to attract and negotiate a favorable transaction with a high-quality business. We believe that this competitive advantage arises from two key factors. First, our alignment shares will only provide our sponsor, officers and directors with significant value if our Class A shares, following our initial business combination, experiences price appreciation, which we believe aligns our interests with the interests of both our public shareholders and continuing shareholders of any targets we may seek to acquire. Second, unlike founder shares in a typical SPAC, which can create significant shareholder dilution immediately upon an initial business combination, the alignment shares will convert into our Class A shares over a ten-year period, consistent with our long-term investment horizon. The structure incentivizes our sponsor, directors and officers to invest in a business where the Company expects to have a strategic partnership and ties their economic interests to the long-term performance of the acquired company, not to short-term returns. Importantly, unlike most SPACs, our sponsor will receive a financial benefit that is directly coupled to the value that is created for the investors.

We include the following hypothetical scenarios solely for the purpose of illustrating the cumulative number of Class A shares that would be issued upon conversion of the alignment shares as a percentage of the total outstanding Class A shares given the assumptions set forth in the illustrations.

Assuming throughout the ten-year conversion period there are 200,000,000 total Class A shares outstanding (25,000,000 Class A shares included as part of the SAILSM securities in this offering, an additional 25,000,000 Class A shares issued subsequent to this offering and in connection with the initial business combination and 150,000,000 Class A shares issued to the sellers in the initial business combination) on each of the relevant measurement dates:

i.  if the Total Return for each of the relevant measurement periods equates to 5.0% appreciation in the value of our Class A shares, compounded annually, then upon the measurement date occurring in the fifth and the tenth years following the initial business combination, assuming the sponsor, officers and directors have not previously sold any Class A shares, the sponsor, officers and directors’ percentage of the total of Class A shares would equal 1.2% and 2.3%, respectively; and

ii.  if the Total Return for each of the relevant measurement periods equates to a 10.0% appreciation in the value of our Class A shares, compounded annually, then upon the measurement date occurring in the fifth and the tenth years following the initial business combination, assuming the sponsor, officers and directors have not previously sold any Class A shares, the sponsor officers and directors’ percentage of the total of our Class A shares would equal 2.2% and 4.3% respectively.

In a typical SPAC structure, the founder shares would convert into 20.0% of the Class A shares issued in the initial public offering upon the consummation of the initial business combination. For comparison purposes to the scenarios above only, assuming the same 200,000,000 total Class A shares outstanding, the founder shares of a typical SPAC would equate to 3.1% of the total of the Class A shares. These Class A shares would be immediately issued to the initial shareholders upon the consummation of the initial business combination, such shares would typically only be subject to a one year lock-up, and their number would hold no relationship to changes in the value of the equity of the post-initial business combination entity. In other words in a typical SPAC, the sponsor can generate a significant return, even if the return to shareholders after the initial business combination remains flat or even is negative.

The outstanding Class A shares share count, stock price appreciation and other assumptions in the foregoing illustrative scenarios are hypothetical and presented for illustrative purposes only, and the actual share count, stock price performance and other factors post-initial business combination may be significantly different.

See “Description of Securities—Alignment Shares Conversion,” for a more detailed discussion of these hypothetical scenarios.

Alignment shares conversion upon change of control

Upon a change of control occurring after our initial business combination (but not in connection with our initial business combination), for the measurement period in which the change of control transaction occurs, the 143,750 alignment shares (or, 125,000 alignment shares if the over-allotment option is not exercised) will automatically convert into conversion shares (on the business day immediately prior to such event), as follows:

•   if, prior to the date of such change of control, the alignment shares have already cumulatively converted into a number of Class A shares equal in the aggregate to at least 5% of the Closing Share Count, or the 5% Threshold Amount, the number of conversion shares will equal the greater of (i) 143,750 of Class A shares (or 125,000 if the over-allotment option is not exercised) and (ii) the number of Class A shares that would be issuable based on the excess of the Total Return above the Price Threshold as described above with such Total Return calculated based on the purchase price or deemed value agreed upon in the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period;

•   if, prior to the date of the change of control, the alignment shares have not already cumulatively converted into a number of Class A shares equal in the aggregate to at least the 5% Threshold Amount, the number of conversion shares will equal the greater of (i) the 5% Threshold Amount less any Class A shares previously issued upon conversion of alignment shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the Price Threshold described above with the Total Return calculated based on the purchase price or deemed value agreed upon in the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period; and

•   to the extent of any remaining tranches of 143,750, each remaining tranche of 143,750 alignment shares (or, 125,000 if the over-allotment option is not exercised) will automatically convert into 1,437 Class A shares (or 1,250 if the over-allotment option is not exercised).

See “Description of Securities—Alignment Shares—Change of Control.”

Appointment of directors; Voting rights	Prior to our initial business combination, only holders of our alignment shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to our initial business combination, holders of a majority of our alignment shares may remove a member of the board of directors for any reason. These provisions of our amended and restated bye-laws may only be amended by a resolution passed by a majority of at least 90% of our shares who attend and vote in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our alignment shares and holders of our public shares will vote together as a single class. The alignment shares will be entitled to a number of votes representing 20% of voting power prior to the initial business combination.

Liquidation preference in respect of trust account	Prior to our initial business combination, our Class A shares have a preferential right, ranking ahead of the Class B shares (alignment shares), to receive distributions from the trust account on a liquidation, winding up, or other return of capital. Under Bermuda law, this preferential right may only be varied or abrogated by a resolution passed by a majority of at least 75% of our Class A shares (voting as a class) who attend and vote in a general meeting (or by written resolution executed by such majority).

Private placement warrants

Our sponsor and the Participants have committed, pursuant to a written agreement, to purchase an aggregate of 10,750,000 private placement warrants (or 12,062,500 warrants if the underwriters’ over-allotment option is exercised in full) at a price of  $1.00 per warrant ($10,750,000 in the aggregate or $12,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering.

Each private placement warrant is exercisable to purchase one Class A share at a price of $11.50 per share, subject to adjustment as provided herein. For a portion of the purchase price, private placement warrants may be exercised only for a whole number of shares. If we do not complete our initial business combination within 18 months from the closing of this offering, the private placement warrants will expire worthless. The private placement warrants will not be redeemable by us (except as described above under “Redemption of warrants when the price per Class A share equals or exceeds $10.00”) so long as they are held by our sponsor, the Participants or their permitted transferees. If the private placement warrants are held by holders other than our sponsor, the Participants or their permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the SAILSM securities being sold in this offering. Our sponsor, the Participants, as well as their permitted transferees, have the option to exercise the private placement warrants on a cashless basis.

Transfer restrictions on private placement warrants

The private placement warrants (including the Class A shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders— Transfers of Alignment Shares and Private Placement Warrants.”

Proceeds to be held in trust account

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the $260,750,000 in proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, or $299,562,500 if the underwriters’ over-allotment option is exercised in full, $253,750,000, or $291,812,500 if the underwriters’ over-allotment option is exercised in full (including $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions), will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and $2.0 million will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay taxes or to redeem our public shares in connection with an amendment to our amended and restated bye-laws, as described above. Based upon current interest rates, we expect the trust account to generate approximately $253,750 of interest annually (assuming an interest rate of 0.10% per year). Unless and until we complete our initial business combination, we may pay our expenses only from:

•   the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1,300,000 in working capital after the payment of approximately $700,000 in expenses relating to this offering;

•   a loan under the promissory note that we will enter into with our sponsor prior to the consummation of this offering, which provides for a loan in an aggregate amount of up to $2,500,000 (our sponsor will not have any claim on the proceeds held in the trust account with respect to such borrowings unless such proceeds are released to us upon completion of our initial business combination); and

•   any additional loans or investments from our sponsor, members of our management team or any of their respective affiliates or other third parties, although they are under no obligation to loan funds to, or otherwise invest in, us; and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. The NYSE rules require that an initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount held in trust). We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. Notwithstanding the foregoing, if we are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.

If our board of directors is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test; provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Permitted purchases and other transactions with respect to our securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or any of their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, our sponsor, directors, officers, advisors or any of their respective affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information; and (ii) to clear all trades with a designated officer prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary. See “Proposed Business—Permitted purchases and other transactions with respect to our securities” for a description of how our sponsor, directors, officers, advisors or any of their respective affiliates will select which shareholders to enter into private transactions with.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-

private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our sponsor, directors, officers, advisors or any of their respective affiliates will be restricted from making any purchases if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.15 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any alignment shares and public shares held by them in connection with the completion of our initial business combination.

Manner of conducting redemptions	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a general meeting called to approve the business combination or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers or amalgamations with our company and any transactions where we issue more than 20% of our issued and outstanding shares or seek to amend our amended and restated bye-laws would typically require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by applicable law or stock exchange listing requirement or we choose to seek shareholder approval for business or other reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated bye-laws:

•   conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•   file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least ten days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our NYSE listing or Exchange Act registration.

If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Bermuda law, which requires approval by a majority of the votes attached to shares voted at a general meeting of the company company where a quorum of at least two persons present in person or by proxy representing at least 50% of the issued and outstanding shares (or class thereof) entitled to vote at such general meeting are present at the time such general meeting proceeds to business (unless applicable Bermuda law requires a higher approval threshold). In such case, pursuant to the terms of a letter agreement entered into with us, our initial shareholders have agreed (and their permitted transferees will agree) to vote their alignment shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their permitted transferees will own at least 20% of our issued and outstanding shares entitled to vote thereon. Our directors and officers also have agreed to vote in favor of our initial business combination with respect to any public shares acquired by them. These voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Our amended and restated bye-laws provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require:

(1)   cash consideration to be paid to the target or its owners;

(2)   cash to be transferred to the target for working capital or other general corporate purposes; or

(3)   the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated bye-laws provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Our sponsor, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any alignment shares or public shares redeemed in connection with our initial business combination. Unless any of our other affiliates acquires alignment shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver.

However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and subject to the 15% limitation in connection with any such redemption right.

Redemption rights in connection with proposed amendments to our amended and restated bye-laws

Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated bye-laws provide that any of its provisions (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of our shares attending and voting in a general meeting), including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of private placement warrants into the trust account and not release such amounts except in specified circumstances), may be amended if approved by holders of at least two-thirds of our shares who attend and vote at a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our shares. Our initial shareholders, whose alignment shares will entitle them to 20% of voting power of our shares prior to the completion of the initial business combination (assuming they do not purchase any SAILSM securities in this offering), may participate in any vote to amend our amended and restated bye-laws and/or trust agreement and will have the discretion to vote in any manner they choose.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any alignment shares held by them in connection with the completion of our initial business combination.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be disbursed directly by the trustee or released to us to pay amounts due to any public shareholders who properly exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination	Our sponsor, officers and directors have agreed that we will have only 18 months from the closing of this offering to complete our initial business combination.

If we have not completed our initial business combination within such 18-month period, we will:

(1)   cease all operations except for the purpose of winding up;

(2)   as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and

(3)   as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate, wind up and dissolve, subject in each case to our obligations under Bermuda law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 18-month time period.

Our initial shareholders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their alignment shares if we fail to complete our initial business combination within 18 months from the closing of this offering. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 18-month time frame. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the allotted time frame and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions.

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, directors or officers, or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:

•   repayment of a loan in an aggregate amount of up to $300,000 made to us by our sponsor to cover offering-related and organizational expenses;

•   payment to our sponsor or affiliates of our sponsor of a total of $10,000 per month for office space, administrative, support and personnel services;

•   reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•   repayment of the loan under the promissory note that we will enter into with our sponsor prior to the consummation of this offering, which provides for a loan in an aggregate amount of up to $2,500,000, and repayment of any additional loans which may be made by our sponsor or affiliates of our sponsor or certain of our directors and officers to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination. Up to $2,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender.

These payments may be funded using the net proceeds of this offering and the sale of the private placement warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, directors or officers, or our or any of their respective affiliates.

Audit committee	Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

Conflicts of interest	Certain of our officers and directors have, or may in the future have, fiduciary or contractual obligations that oblige them, either now or in the future, to present business combination opportunities to such entity (subject to his or her fiduciary duties under Bermuda law). As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to such officer’s and director’s fiduciary duties under Bermuda law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated bye-laws provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.

To further minimize conflicts of interest, we will not consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

In addition, our sponsor, officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Our sponsor, officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Indemnity	Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.15 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such eventuality. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all third parties, service providers (other than our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Risks

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination (at the earliest), we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our sponsor management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this prospectus, including, but not limited to, the following:

•	We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•	Past performance by our management team and their respective affiliates may not be indicative of future performance of an investment in the company.

•	The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

•

If we seek shareholder approval of our initial business combination, our initial shareholders, directors and officers have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

•

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

•

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

•

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

•

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

•

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.15 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

•

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus, or COVID-19, outbreak and other events and the status of debt and equity markets.

•

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their respective affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

•

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

•

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares and/or warrants, potentially at a loss.

•	You will not be entitled to protections normally afforded to investors of many other blank check companies.

•

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A shares.

•

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.15 per share, or less in certain circumstances, on our redemption of their shares, and our warrants will expire worthless.

•

As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.

•

If the funds not being held in the trust account are insufficient to allow us to operate for at least the 18 months following the closing of this offering, we may be unable to complete our initial business combination.

Definitions

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•

“alignment shares” are to our Class B shares initially purchased by our initial shareholders in a private placement prior to this offering and our Class A shares that will be issued upon the conversion thereof as provided herein;

•	“amended and restated bye-laws” are to our amended and restated bye-laws to be in effect upon completion of this offering;

•	“Companies Act” are to the Companies Act 1981 of Bermuda as amended to the date hereof and as the same may be amended from time to time;

•

“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A shares issued in a financing transaction in connection with our initial business combination, including, but not limited to, a private placement of such securities;

•	“directors” are to our current directors and our director nominees named in this prospectus;

•	“initial shareholders” are to our sponsor and the other holders of our alignment shares prior to this offering;

•	“letter agreement” are to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•	“management” or our “management team” are to our directors and officers;

•	“private placement warrants” are to the warrants issued to our sponsor in a private placement simultaneously with the closing of this offering;

•

“public shareholders” are to the holders of our public shares, including our sponsor, directors and officers to the extent our sponsor, directors or officers purchase public shares, provided their status as a “public shareholder” shall only exist with respect to such public shares;

•	“public shares” are to Class A shares sold as part of the SAILSM securities in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“Seatankers” are to Seatankers Management Company Limited and, where applicable, its affiliates;

•	“shares” are to our Class A shares and our Class B shares;

•	“sponsor” are to Sloane Square Capital Holdings Ltd., a Bermuda exempted company;

•	“warrants” are to our redeemable warrants sold as part of the SAILSM securities in this offering (whether they are purchased in this offering or thereafter in the open market); and

•	“we,” “us,” “our,” “company,” or “our company” are to ST Energy Transition I Ltd., a Bermuda exempted company.

Each SAILSM security consists of one Class A share and one-half of one warrant for each SAILSM security purchased. Each whole warrant entitles the holder thereof to purchase one Class A share at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. Accordingly, unless you purchase at least two SAILSM securities, you will not be able to receive or trade a whole warrant.

All references in this prospectus to shares of the company being forfeited shall, as a matter of Bermuda law, take effect as cashless purchases of such shares at a price per share equal to the subscription price for such shares along with an automatic and concurrent contribution by the holder of such shares to the Company as a gratuitous contribution to the Company’s contributed surplus account. All references to the conversion of our Class B shares shall take effect as a purchase of such Class B shares and issuance of the corresponding Class A shares as a matter of Bermuda law. All references to the redemption of Class B shares shall take effect a purchase of such Class B shares as a matter of Bermuda law.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and the forfeiture by our sponsor and the Participants of 187,500 alignment shares.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

September 30, 2021
Actual
Balance Sheet Data:
Working capital (deficiency)	$(483,550)
Total assets	$502,750
Total liabilities	$483,550
Shareholders’ equity	$19,200

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

•	our being a newly incorporated company with no operating history and no revenues;

•	our ability to select an appropriate target business or businesses;

•	our ability to complete our initial business combination;

•	our expectations around the performance of a prospective target business or businesses;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our directors and officers allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses and the technology industries;

•

our ability to consummate an initial business combination due to the uncertainty resulting from the recent COVID-19 pandemic and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases);

•	the ability of our directors and officers to generate a number of potential business combination opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account being subject to claims of third parties;

•	our financial performance following this offering; and

•	the other risk and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our SAILSM securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Search for, and Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable law or stock exchange rules or if we decide to hold a shareholder vote for business or other reasons. For instance, the rules of the NYSE currently allow us to engage in a tender offer in lieu of a general meeting, but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding shares, we would seek shareholder approval of such business combination. However, except as required by applicable law or stock exchange rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding shares do not approve of the business combination we consummate. Please see the section entitled “Proposed Business—Effecting Our Initial Business Combination—Shareholders may not have the ability to approve our initial business combination” for additional information.

If we seek shareholder approval of our initial business combination, our initial shareholders, directors and officers have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Unlike some other blank check companies in which the initial shareholders agree to vote their alignment shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, our initial shareholders, directors and officers have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their alignment shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our initial shareholders’ alignment shares, we would need 9,375,001, or approximately 37.5% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised) of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. We expect that our initial shareholders and their permitted transferees will be entitled to 20% of the voting power of our shares immediately following completion of this offering. Accordingly, if we seek shareholder approval of our initial business combination, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their alignment shares in accordance with the majority of the votes cast by our public shareholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with a business combination and such amount of deferred underwriting discount is not available for us to use as consideration in an initial business combination. If we are able to consummate an initial business combination, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay and the payment of the deferred underwriting commissions. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 18 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the 18-month period. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.15 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our sponsor, directors and officers have agreed that we must complete our initial business combination within 18 months from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein, including as a result of terrorist attacks, natural disasters or a significant outbreak of infectious diseases. For example, the outbreak of COVID-19 continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the outbreak of COVID-19 and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) may negatively impact businesses we may seek to acquire.

If we have not completed our initial business combination within such time period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Bermuda law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.15 per share, or less than $10.15 per share, on the redemption of their shares, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.15 per share” and other risk factors herein.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the COVID-19 outbreak and other events and the status of debt and equity markets.

In December 2019, a novel strain of coronavirus was reported to have surfaced, which has and is continuing to spread throughout parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The COVID-19 outbreak has adversely affected, and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) could adversely affect, economies and financial markets worldwide, business operations and the conduct of commerce generally, and the business of any potential target business with which we consummate a business combination could be, or may already have been, materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel or limit the ability to have meetings with potential investors, or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases), including as a result of increased market volatility and decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

Finally, the outbreak of COVID-19 may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities and cross-border transactions.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their respective affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or any of their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, our sponsor, directors, officers, advisors or any of their respective affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. See “Proposed Business—Permitted purchases and other transactions with respect to our securities” for a description of how our sponsor, directors, officers, advisors or any of their respective affiliates will select which shareholders to enter into private transactions with. The purpose of such purchases could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business—Manner of Conducting Redemptions—Tendering share certificates in connection with a tender offer or redemption rights.”

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet of the company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our SAILSM securities will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated bye-laws provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.15 per share, or less in certain circumstances, on our redemption of their shares, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Additionally, the number of blank check companies looking for business combination targets has increased compared to recent years and many of these blank check companies are sponsored by entities or persons that have significant experience with completing business combinations. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our Class A shares, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.15 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.15 per share” and other risk factors herein.

As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.

If the funds not being held in the trust account are insufficient to allow us to operate for at least the 18 months following the closing of this offering, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 18 months following the closing of this offering, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering, the $300,000 promissory note that we have entered into with our sponsor prior to the consummation of this offering and potential additional loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, except for the promissory note discussed above, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. We have not asked our sponsor to reserve for its funding obligation under the promissory note discussed above. Any such event in the future, including our sponsor’s inability to fund borrowings under the promissory note discussed above, may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the 18 months following the closing of this offering; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.15 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.15 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we may depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $1,300,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $700,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $700,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Other than pursuant to the $300,000 promissory note, neither our sponsor, members of our management team nor any of their respective affiliates is under any obligation to loan funds to, or otherwise invest in, us in such circumstances. Any such loans may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we have not completed our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public shareholders may receive only $10.15 per share, or less in certain circumstances, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.15 per share” and other risk factors herein.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors’ and officers’ liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination. In order to obtain directors’ and officers’ liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense and/or accept less favorable terms. Furthermore, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, after completion of any initial business combination, our directors and officers could be subject to potential liability from claims arising from conduct alleged to have occurred prior to such initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims, or run-off insurance. The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.15 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the required time period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.15 per public share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.15 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.15 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per public share in connection with any redemption of your public shares. None of our directors or officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (1) $10.15 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.15 per share.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.15 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated bye-laws, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.15 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our liquidation estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any liquidation claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation would be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.15 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are and will be subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements, our business combination may be contingent on our ability to comply with certain laws and regulations and any post-business combination company may be subject to additional laws and regulations. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, including as a result of changes in economic, political, social and government policies, and those changes could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

If we have not completed our initial business combination within the allotted time period, our public shareholders may be forced to wait beyond such allotted time period before redemption from our trust account.

If we have not completed our initial business combination within 18 months from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated bye-laws prior to any voluntary winding up. If we are required to wind up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the allotted time period before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated bye-laws and then only in cases where investors have properly sought to redeem their Class A shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we have not completed our initial business combination within the required time period and do not amend certain provisions of our amended and restated bye-laws prior thereto.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. Our directors and officers who—dishonestly and/or fraudulently or otherwise acting in breach of their fiduciary duties—authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business may be liable for damages (although may be able to avail themselves of indemnification in certain circumstances – see Management – Limitation on Liability and Indemnification of Directors and Officers).

We may not hold an annual general meeting until after the consummation of our initial business combination. Our public shareholders will not have the right to elect or remove directors prior to the consummation of our initial business combination.

In accordance with the NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the NYSE. There is no requirement under the Companies Act for us to hold annual or general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management. In addition, as holders of our Class A shares, our public shareholders will not have the right to vote on the appointment of directors prior to consummation of our initial business combination. In addition, holders of a majority of our alignment shares may remove a member of the board of directors for any reason.

The grant of registration rights to our initial shareholders and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A shares.

Pursuant to an agreement to be entered into on or prior to the closing of this offering, at or after the time of our initial business combination, our initial shareholders and their permitted transferees can demand that we register the resale of their alignment shares after those shares convert to our Class A shares. In addition, our sponsor and its permitted transferees can demand that we register the resale of the private placement warrants and the Class A shares issuable upon exercise of the private placement warrants, and holders of warrants that may be issued upon conversion of working capital loans may demand that we register the resale of such warrants or the Class A shares issuable upon exercise of such warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A shares that is expected when the shares owned by our initial shareholders or their permitted transferees, our private placement warrants or warrants issued in connection with working capital loans are registered for resale.

Because we are not limited to a particular industry, sector or geographic area or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company of any size (subject to our satisfaction of the 80% of net assets test) and in any industry, sector or geographic area. However, we will not, under our amended and restated bye-laws, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or development stage entity. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our SAILSM securities will not ultimately prove to be less favorable to our investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

We may seek acquisition opportunities in industries outside of our management’s areas of expertise.

We will consider a business combination in industries outside of our management’s areas of expertise, if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors relevant to such acquisition. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.15 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may engage the underwriters or any of their affiliates to provide additional services to us after this offering. The underwriters are entitled to receive deferred commissions that will be released from the trust only on a completion of an initial business combination. These financial incentives may cause the underwriters to have potential conflicts of interest in rendering any such additional services to us after this offering.

We may engage the underwriters or any of their affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay the underwriters or any of their affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters or any of their affiliates and no fees or other compensation for such services will be paid to the underwriters or any of their affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters are also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The fact that the underwriters or any of their affiliates’ financial interests are tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion regarding fairness. Consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional Class A shares or undesignated shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A shares upon the conversion of the Class B shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated bye-laws. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated bye-laws authorize the issuance of up to 500,000,000 Class A shares, par value $0.0001 per share, 50,000,000 Class B shares, par value $0.0001 per share, and 5,000,000 undesignated shares, par value $0.0001 per share. Immediately after this offering, there will be 475,000,000 and 48,750,000 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued Class A shares and Class B shares, respectively, available for issuance, which amount takes into account shares reserved for issuance upon exercise of outstanding warrants but not upon conversion of the Class B shares. This amount excludes shares issuable upon exercise of warrants. Class B shares are convertible into Class A shares, initially at a one-for-one ratio but subject to adjustment as set forth herein. One-tenth of the total outstanding alignment shares will convert into shares of our Class A ordinary shares in each of the ten fiscal years following our initial business combination based on the Total Return on our outstanding equity capital as of the relevant measurement date above the Price Threshold. See “Description of Securities—Alignment Shares.” Immediately after this offering, there will be no undesignated shares issued and outstanding.

We may issue a substantial number of additional Class A shares, and may issue undesignated shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A shares to redeem the warrants as described in “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A Share equals or exceeds $10.00” or upon conversion of the Class B shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated bye-laws. However, our amended and restated bye-laws provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares on any initial business combination. The issuance of additional shares or undesignated shares:

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B shares resulted in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B shares;

•	may subordinate the rights of holders of shares if undesignated shares are issued with rights senior to those afforded our shares;

•

could cause a change of control if a substantial number of our shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•	may adversely affect prevailing market prices for our SAILSM securities, shares and/or warrants; and

•	may not result in adjustment to the exercise price of our warrants.

We may reincorporate or re-domicile in, or transfer our tax residence to, another jurisdiction in connection with our initial business combination and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights. In addition, the effect of such reincorporation, re-domiciliation or change of tax residence may result in taxes being imposed on us or our shareholders or warrant holders.

In connection with our initial business combination, we may reincorporate or re-domicile in, or transfer our tax residence to, another jurisdiction or merge into a new entity in such jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in Bermuda or the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. In addition, the effect of such reincorporation, re-domiciliation, transfer of tax residence, merger or amalgamation may result in taxes imposed on us or our shareholders or warrant holders.

Such transactions may require a shareholder or warrant holder to recognize taxable income in the jurisdiction in which the shareholder or warrant holder is a tax resident (or in which its members are resident if it is a tax transparent entity), in which the target company is located, or in which we reincorporate, re-domicile, transfer our tax residence or merge. We do not intend to make any cash distributions to shareholders or warrant holders to pay any such taxes. Shareholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation, re-domiciliation, transfer of tax residence, merger or amalgamation.

We intend that the Company will operate so as to be treated exclusively as a resident of Bermuda for tax purposes until the initial business combination is consummated, but the tax authorities of other jurisdictions may treat it as also being a resident of, or as having a taxable presence in, another jurisdiction for tax purposes.

We intend that the Company, which is incorporated in Bermuda, will have its residence for tax purposes (including, for the avoidance of doubt, withholding tax and tax treaty eligibility purposes) exclusively in Bermuda and that will have no taxable presence in the form of a fixed place of business or permanent establishment in any other jurisdiction, subject to any reincorporation in another jurisdiction or other reorganization in connection with the initial business combination.

Because the Company is incorporated under Bermuda law and has its registered office in Bermuda, it is considered to be resident in Bermuda for Bermuda tax purposes. In addition, it is intended that the Company will maintain its management, organizational and operational structures in such a manner that it should not be regarded as a tax resident of any other jurisdiction either for domestic law purposes or for the purposes of any applicable tax treaty (notably any applicable tax treaty with Bermuda) and should be deemed resident only in Bermuda and that it should not have a fixed place of business or permanent establishment outside Bermuda (subject to the consummation of the initial business combination).

However, the determination of the Company’s tax residence, which primarily depends upon its place of effective management, as well as the characterization of fixed places of business or permanent establishments outside its jurisdiction of incorporation, are questions of fact based on all circumstances. Because such determinations are highly fact-sensitive, no assurance can be given regarding their outcome.

A failure to maintain exclusive tax residence in Bermuda and / or not to maintain a fixed place of business or permanent establishment outside Bermuda could result in significant adverse tax consequences to the Company. A failure to maintain exclusive tax residence in Bermuda could also result in significant adverse tax consequences for the Company’s shareholders. The impact of this risk would differ based on the views taken by each relevant tax authority and, in respect of the taxation of the Company’s shareholders, on their specific situation.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.15 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.15 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, directors or officers which may raise potential conflicts of interest.

In light of the involvement of our sponsor, directors and officers with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, directors and officers. Certain of our directors and officers also serve as officers and board members for other entities, including those described under “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, directors and officers are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria and guidelines for a business combination as set forth in “Proposed Business—Effecting Our Initial Business Combination—Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement that we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business we are seeking to acquire, regarding the fairness to our company from a financial point of view of a business combination with one or more businesses affiliated with our sponsor, directors or officers, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our initial shareholders will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On May 17, 2021, our sponsor paid an aggregate of $25,000 in exchange for issuance of 1,725,000 Class B shares, par value $0.0001 per share (up to 187,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised and, in addition, the sponsor has agreed to forfeit alignment shares to the extent necessary in connection with any changes to the terms or size of our offering of SAILSM securities). On June 29, 2021, our sponsor transferred 10,000 alignment shares to each of our directors. In addition, in connection with their participation in the Company’s committees, the chair of each committee will receive from the sponsor 1,000 alignment shares and each committee member will receive from the sponsor 500 alignment shares. As such, our initial shareholders will collectively own a number of alignment shares equal to 5% of the total number of issued and outstanding Class A shares after this offering (assuming they do not purchase any SAILSM securities in this offering) but will be entitled to 20% of the voting power of our shares. If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of this offering in such amount as to maintain the number of alignment shares at 5% of the number of issued and outstanding Class A shares upon the consummation of this offering. The alignment shares will be worthless if we do not complete an initial business combination. On November 6, 2021, our sponsor forfeited 287,500 alignment shares, resulting in 1,437,500 alignment shares outstanding (up to 187,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised and, in addition, our sponsor has agreed to forfeit alignment shares to the extent necessary in connection with any changes to the terms or size of our offering of SAILSM securities).

Our sponsor, certain of our directors and other individuals have also committed to purchase an aggregate of 10,750,000 (or 12,062,500 warrants if the underwriters’ over-allotment option is exercised in full) private placement warrants, each exercisable for one Class A share, for a purchase price of $10,750,000 in the aggregate or $12,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full, or $1.00 per warrant, that will also be worthless if we do not complete a business combination. Each private placement warrant may be exercised for one Class A share at a price of $11.50 per share, subject to adjustment as provided herein.

The alignment shares are different from the Class A shares included in the SAILSM securities being sold in this offering in several important ways, including that: (i) only holders of the alignment shares have the right to vote on the election of directors prior to our initial business combination; (ii) the alignment shares are subject to certain transfer restrictions, as described in more detail below; (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any alignment shares and public shares they hold in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any alignment shares and public shares they hold in connection with a shareholder vote to approve an amendment to our amended and restated bye-laws to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering or with respect to other specified provisions relating to shareholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any alignment shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period; and (iv) on the last day of each measurement period, which will occur annually over ten fiscal years following consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period, 143,750 (or 125,000 if the over-allotment option is not exercised) of the Class B shares will automatically convert into Class A shares based upon the Total Return of our outstanding equity capital as of the relevant measurement date above the Price Threshold. The personal and financial interests of our sponsor, directors and officers may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 18-month deadline following the closing of this offering nears, which is the deadline for the completion of our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may be able to complete only one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement warrants will provide us with $246,300,000 (or $283,050,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (after taking into account the payment of $5,000,000 underwriting commission, or up to $5,750,000 if the underwriters’ over-allotment option is exercised in full payable on the closing date of this offering, as well as $8,750,000, or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account, and estimated offering expenses of $700,000).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated bye-laws do not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, directors, officers, advisors or any of their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated bye-laws or governing instruments in a manner that will make it easier for us to complete our initial business combination that some of our shareholders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated bye-laws requires at least a simple majority resolution of our shareholders as a matter of Bermuda law. A resolution is generally approved as a matter of Bermuda law where it has been approved by either (1) holders of at least 50% of a company’s shares present in person or by proxy at a general meeting for which notice specifying the intention to propose the resolution has been given and a quorum is duly present or (2) if so authorized by a company’s bye-laws, by a written resolution provided to a company’s shareholders and executed by holders of at least 50% of a company’s shares on the date the written resolution is provided to the company’s shareholders. The warrant agreement provides that (a) terms of the warrants may be amended without the consent of any registered holder for the purpose of (i) curing any ambiguity or correcting any mistake, including conforming the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision contained in the warrant agreement, (ii) removing or reducing the Company’s ability to redeem the public warrants and, if applicable, a corresponding amendment to the Company’s ability to redeem the private placement warrants, (iii) removing any cap on the number of shares that are issuable upon a cashless exercise of a warrant or (iv) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders under the warrant agreement in any material respect, (b) the terms of the warrants may be amended by the parties to the warrant agreement with the vote or written consent of the registered holders of at least 50% of the then outstanding public warrants and private placement warrants, voting together as a single class, to allow for the warrants to be classified as equity in the Company’s financial statements, and (c) all other modifications or amendments, including any modification or amendment to increase the warrant price or shorten the exercise period and any amendment to the terms of only the private placement warrants, shall require the vote or written consent of the registered holders of at least 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, at least 50% of the then outstanding private placement warrants. Notwithstanding the foregoing, the Company may lower the warrant price or extend the duration of the exercise period without the consent of the registered holders.

Certain provisions of our amended and restated bye-laws that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least two-thirds of our shares who attend and vote at a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated bye-laws and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by holders of a certain percentage of the company’s shares. In those companies, amendment of these provisions typically requires approval by holders holding between 90% and 100% of the company’s public shares. Our amended and restated bye-laws provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of private placement warrants into the trust account and not release such amounts except in specified circumstances), may be amended if approved by holders of at least two-thirds of our shares who attend and vote at a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our shares (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of our shares attending and voting in a general meeting). Our initial shareholders, whose alignment shares will entitle them to 20% of voting power of our shares prior to the completion of the initial business combination (assuming they do not purchase any SAILSM securities in this offering), may participate in any vote to amend our amended and restated bye-laws and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated bye-laws which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree. In certain circumstances, our shareholders may pursue remedies against us for any breach of our amended and restated bye-laws.

Certain agreements related to this offering may be amended without shareholder approval.

Certain agreements, including the letter agreement among us and our sponsor, officers and directors, and the registration rights agreement among us and our initial shareholders, may be amended without shareholder approval. These agreements contain various provisions, including transfer restrictions on our alignment shares, that our public shareholders might deem to be material. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendments would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet selected any target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.15 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

Our initial shareholders will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will appoint all of our directors prior to our initial business combination and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will be entitled to 20% of voting power of our shares (assuming they do not purchase any SAILSM securities in this offering). In addition, prior to our initial business combination, holders of the alignment shares will have the right to appoint all of our directors and may remove members of the board of directors for any reason. Holders of our public shares will have no right to vote on the appointment of directors during such time. These provisions of our amended and restated bye-laws may only be amended by a resolution passed by a majority of at least 90% of our shares attending and voting in a general meeting. As a result, you will not have any influence over the appointment of directors prior to our initial business combination.

Neither our initial shareholders nor, to our knowledge, any of our directors or officers, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A shares. In addition, as a result of their substantial ownership in our company, our initial shareholders may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated bye-laws and approval of major corporate transactions. If our initial shareholders purchase any Class A shares in this offering or in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. Accordingly, our initial shareholders will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike some blank check companies, if

(i)	we issue additional shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share,

(ii)	the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and

(iii)	the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described below under “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A share equals or exceeds $18.00” and “ Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “ Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

Our warrants and alignment shares may have an adverse effect on the market price of our Class A shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 12,500,000 Class A shares (or up to 14,375,000 Class A shares depending on the extent to which the underwriters’ over-allotment option is exercised), at a price of $11.50 per whole share (subject to adjustment as provided herein), as part of the SAILSM securities offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 10,750,000 private placement warrants (or 12,062,500 warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A share at a price of $11.50 per share, subject to adjustment as provided herein. Our initial shareholders currently hold 1,437,500 Class B shares (up to 187,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised and, in addition, the sponsor has agreed to forfeit alignment shares to the extent necessary in connection with any changes to the terms or size of our offering of SAILSM securities). The Class B shares are convertible into Class A shares on a one-for-one basis, subject to adjustment as set forth herein. In addition, if our sponsor, an affiliate of our sponsor or certain of our directors and officers make any working capital loans, including under the $2,500,000 promissory note discussed herein, up to $2,500,000 of such loans may be converted into warrants, at the price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. To the extent we issue Class A shares to effectuate a business combination, the potential for the issuance of a substantial number of additional Class A shares upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding Class A shares and reduce the value of the Class A shares issued to complete the business combination. Therefore, our warrants and alignment shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the SAILSM securities in this offering except that, so long as they are held by our sponsor, the Participants or their respective permitted transferees: (1) they will not be redeemable by us (except as described below under “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A share equals or exceeds $10.00”); (2) they (including the Class A shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the shares issuable upon exercise of these warrants) are entitled to registration rights.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign market, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting (including how relevant governments respond to such factors), including any of the following:

•	costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•

tax consequences, such as tax law changes, including termination or reduction of tax and other incentives that the applicable government provides to domestic companies, and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls, including devaluations and other exchange rate movements;

•	rates of inflation, price instability and interest rate fluctuations;

•	liquidity of domestic capital and lending markets;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	energy shortages

•	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters, wars and other forms of social instability;

•	deterioration of political relations with the United States;

•	obligatory military service by personnel; and

•	government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such combination or, if we complete such combination, our operations might suffer, either of which may adversely impact our results of operations and financial condition.

Risks Relating to the Post-Business Combination Company

We may face risks related to companies in the energy transition and clean energy industries.

Business combinations with companies in the energy transition and clean energy industries entail special considerations and risks. Because we have not yet selected or approached any specific target business or sector, we cannot provide specific risks of any business combination. If we are successful in completing a business combination with such a target business, we may be subject to, and possibly adversely affected by, the following risks:

•	an inability to compete effectively in a highly competitive environment with many incumbents having substantially greater resources;

•	an inability to manage rapid change, increasing consumer expectations and growth;

•	an inability to build strong brand identity and improve subscriber or customer satisfaction and loyalty;

•	competitive pressures in the utility industry, primarily in wholesale markets, as a result of consumer demand, technological advances, greater availability of natural gas and other factors;

•	impact of energy conservation efforts and environmental regulation;

•	a reliance on proprietary technology to provide services and to manage our operations, and the failure of this technology to operate effectively, or our failure to use such technology effectively;

•	an inability to deal with our subscribers’ or customers’ privacy concerns;

•	an inability to attract and retain subscribers or customers;

•	an inability to license or enforce intellectual property rights on which our business may depend;

•	any significant disruption in our computer systems or those of third parties that we would utilize in our operations;

•	an inability by us, or a refusal by third parties, to license content to us upon acceptable terms;

•	potential liability for negligence, copyright, or trademark infringement or other claims based on the nature and content of materials that we may distribute;

•	competition for advertising revenue;

•

competition for the leisure and entertainment time and discretionary spending of subscribers or customers, which may intensify in part due to advances in technology and changes in consumer expectations and behavior;

•

disruption or failure of our networks, systems or technology as a result of computer viruses, “cyber-attacks,” misappropriation of data or other malfeasance, as well as outages, natural disasters, terrorist attacks, accidental releases of information or similar events;

•	an inability to obtain necessary hardware, software and operational support; and

•	reliance on third-party vendors or service providers.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the energy transition and clean energy industries. Accordingly, if we acquire a target business in another industry, these risks we will be subject to risks attendant with the specific industry in which we operate or target business which we acquire, which may or may not be different than those risks listed above.

We may face risks relating to climate sector companies.

Business combinations with companies in the climate sector, which we broadly define as consisting of all companies the business of which results, directly or indirectly, in the reduction of CO2 and other greenhouse gases into the atmosphere that would otherwise have occurred, entail certain risks. If we are successful in completing a business combination with such a target business, we may be subject to, and possibly adversely affected by, the following risks:

•

recognizing that the market for CO2 avoidance and removal is grounded in science, any material change in consensus scientific opinion in respect of the urgency or potential remedies to the climate challenge could affect the economics of or total addressable market for clean energy and other CO2 reducing products and specialists;

•

governmental or regulatory actions in any or all of our chosen markets, even if well intentioned from a climate perspective, could have an immediate and dramatic effect on our business operations and opportunities;

•

the increasingly partisan nature of the public debate about climate issues could result in a consumer backlash in certain markets against products and services which exist, in whole or in part, to reduce CO2 emissions into the atmosphere;

•

shifting approaches over time to how CO2 emissions are calculated, or to the perceived long term effectiveness of various approaches to CO2 storage and sequestration, could affect the perceived environmental benefit of our products and services;

•	dependence of our operations upon third-party suppliers or service providers whose failure either to perform adequately or to adhere to our environmental standards could disrupt our business;

•	difficulty in establishing and implementing a commercial and operational approach adequate to address the specific needs of the markets we are pursuing;

•	difficulty in identifying effective local partners and developing any necessary partnerships with local businesses on commercially and environmentally acceptable terms;

•	our inability to comply with governmental regulations or obtain governmental approval for our products and/or business operations;

•

difficulty in competing against established companies who may have greater financial resources and/or a more effective or established localized business presence and/or an ability to introduce and sell low or no carbon products at minimal or negative operating margins for sustained periods of time;

•	difficulty in competing successfully with improved technologies introduced subsequent to our own;

•

the possibility of applying an ineffective commercial approach to targeted markets, including product offerings that may not meet market needs with respect to their environmental or non-environmental attributes;

•	an inability to build strong brand identity, environmental credibility or reputation for exceptional customer satisfaction and service;

•	difficulty in generating sufficient sales volumes at economically sustainable profitability levels;

•	difficulty in timely identifying, attracting, training, and retaining qualified sales, technical, and other personnel; and

•

any significant disruption in our computer systems or those of third parties that we would utilize in our operations, including disruptions or failure of our networks, systems or technology as a result of computer viruses, “cyber attacks,” misappropriation of data or other malfeasance, as well as outages, natural disasters, terrorist attacks, accidental releases of information or similar events.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will be focused on, but not be limited to the climate sector. Accordingly, if we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

After our initial business combination, our results of operations and prospects could be subject, to a significant extent, to the economic, political, social and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will complete such business combination only if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target, or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

We may have limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

The directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all or substantially all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all or substantially all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Risks Relating to Our Management Team and Conflicts of Interest

We are dependent upon our directors and officers and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our directors and officers, at least until we have completed our initial business combination. In addition, our directors and officers are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of our or a target’s key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under Bermuda law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

Our directors and officers will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our directors and officers are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers and directors may be engaged in several other business endeavors for which he may be entitled to, or otherwise expect to receive, substantial compensation or other economic benefit and our officers and directors are not obligated to contribute any specific number of hours per week to our affairs. In particular, all of our officers and certain of our directors have fiduciary and contractual duties to Seatankers and to certain companies in which either of them has invested or are otherwise affiliated with, and companies in industries we may target for our initial business combination. Certain of our independent directors also serve as officers and/or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to complete our initial business combination. For a discussion of our officers’ and directors’ other business endeavors, please see “Management—Directors, Director Nominees and Officers.”

Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and directors and officers are, or may in the future become, affiliated with entities that are engaged in a similar business. Our sponsor and directors and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination, and any such involvement may result in conflicts of interests as described above. Moreover, certain of our directors and officers have time and attention requirements for investment funds of which affiliates of our sponsor are the investment managers.

Our directors and officers also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties, including any other special purpose acquisition company in which they may become involved with. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to his or her fiduciary duties under Bermuda law. Our amended and restated bye-laws provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Directors, Director Nominees and Officers,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our directors, officers, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or their respective affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours. In particular, affiliates of our sponsor have invested in industries as diverse as healthcare, education, financial services, artificial intelligence and social media. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.

Risks Relating to Our Securities

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares and/or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those Class A shares that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares and/or warrants, potentially at a loss.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to have our SAILSM securities listed on the NYSE on or promptly after the date of this prospectus and our Class A shares and warrants listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet the minimum initial listing requirements set forth in the rules of the NYSE, we cannot assure you that our securities will be, or will continue to be, listed on the NYSE in the future or prior to our initial business combination. In order to continue listing our securities on the NYSE prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum number of holders of our securities (generally 300 public shareholders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, in order for our Class A shares to be listed upon the consummation of our initial business combination, at such time, our share price would generally be required to be at least $4.00 per share, our total aggregate market value would be required to be at least $100,000,000, the aggregate market value of publicly held shares would be required to be at least $80,000,000 and we would be required to have at least 300 round lot holders. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NYSE delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A shares are a “penny stock” which will require brokers trading in our Class A shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our SAILSM securities and eventually our Class A shares and warrants will be listed on the NYSE, our SAILSM securities, Class A shares and warrants will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by special purpose acquisition companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.

You will not be permitted to exercise your warrants unless we register and qualify the issuance of the underlying Class A shares stock or certain exemptions are available.

If the issuance of the Class A shares upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless.

While we have registered the Class A shares issuable upon exercise of the warrants under the Securities Act as part of the registration statement of which this prospectus forms a part, we do not plan on keeping a prospectus current until required to do so pursuant to the warrant agreement. Pursuant to terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the issuance of such shares, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A shares until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, we will be required to permit holders to exercise their warrants on a cashless basis, in which case, the number of Class A shares that you will receive upon cashless exercise will be based on a formula subject to a maximum amount of shares equal to 0.361 Class A shares per warrant (subject to adjustment). However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if our Class A shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with

Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of SAILSM securities will have paid the full SAILSM securities purchase price solely for the Class A shares included in the SAILSM securities. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of SAILSM securities sold in this offering. In such an instance, our sponsor, the Participants and their respective permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the shares underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying shares. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Class A shares for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

Our warrants are expected to be accounted for as derivative liabilities and will be recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our Class A ordinary shares or may make it more difficult for us to consummate an initial business combination.

We will be issuing 12,500,000 warrants (or up to 14,375,000 warrants if the underwriters’ overallotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement, 10,750,000 private placement warrants (or up to 12,062,500 private placement warrants if the underwriters’ over-allotment option is exercised in full). We expect to account for both the warrants underlying the units offered by this prospectus and the private placement warrants as a warrant liability. At each reporting period (1) the accounting treatment of the warrants will be re-evaluated for proper accounting treatment as a liability or equity and (2) the fair value of the liability of the public and private warrants will be remeasured and the change in the fair value of the liability will be recorded as other income (expense) in our income statement. Changes in the inputs and assumptions for the valuation model we use to determine the fair value of such liability may have a material impact on the estimated fair value of the embedded derivative liability. The share price of our Class A ordinary shares represents the primary underlying variable that impacts the value of the derivative instruments. Additional factors that impact the value of the derivative instruments include the volatility of our stock price, discount rates and stated interest rates. As a result, our consolidated financial statements and results of operations will fluctuate quarterly, based on various factors, such as the share price of our Class A ordinary shares, many of which are outside of our control. In addition, we may change the underlying assumptions used in our valuation model, which could in result in significant fluctuations in our results of operations. If our stock price is volatile, we expect that we will recognize non-cash gains or losses on our warrants or any other similar derivative instruments each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Class A ordinary shares. In addition, potential targets may seek a SPAC that does not have warrants that are accounted for as a liability, which may make it more difficult for us to consummate an initial business combination with a target business.

Our sponsor paid an aggregate of $25,000 in exchange for 1,725,000 alignment shares (of which 287,500 was later forfeited leaving a total of 1,437,500), and, accordingly, you will experience immediate and substantial dilution upon the purchase of our Class A shares.

The difference between the public offering price per share (allocating all of the SAILSM securities purchase price to the shares and none to the warrant included in the unit) and the pro forma net tangible book value per share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the alignment shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the SAILSM securities, you and the other public shareholders will incur an immediate and substantial dilution of approximately 317.3% (or $31.73 per share, assuming full exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $(21.73) and the initial offering price of $10.00 per unit (See “Dilution”). This dilution would increase to the extent that the anti-dilution provisions of the Class B shares result in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust. In addition, because of the anti-dilution protection in the alignment shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A shares.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that (a) terms of the warrants may be amended without the consent of any registered holder for the purpose of (i) curing any ambiguity or correcting any mistake, including conforming the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision contained in the warrant agreement, (ii) removing or reducing the Company’s ability to redeem the public warrants and, if applicable, a corresponding amendment to the Company’s ability to redeem the private placement warrants, (iii) removing any cap on the number of shares that are issuable upon a cashless exercise of a warrant or (iv) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders under the warrant agreement in any material respect, (b) the terms of the warrants may be amended by the parties to the warrant agreement with the vote or written consent of the registered holders of at least 50% of the then outstanding public warrants and private placement warrants, voting together as a single class, to allow for the warrants to be classified as equity in the Company’s financial statements, and (c) all other modifications or amendments, including any modification or amendment to increase the warrant price or shorten the exercise period and any amendment to the terms of only the private placement warrants, shall require the vote or written consent of the registered holders of at least 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, at least 50% of the then outstanding private placement warrants. Notwithstanding the foregoing, the Company may lower the warrant price or extend the duration of the exercise period without the consent of the registered holders. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant if, among other things, the Reference Value equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”). Please see “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A share equals or exceeds $18.00.” If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants as described above could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us (except as described below under “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A share equals or exceeds $10.00”) so long as they are held by our sponsor, the Participants and their respective permitted transferees.

In addition, we have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the Reference Value equals or exceeds $10.15 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”). In such a case, the holders will be able to exercise their warrants prior to redemption for a number of Class A shares determined based on the redemption date and the fair market value of our Class A shares. Please see “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A share equals or exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares received is capped at 0.361 Class A shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

Because each SAILSM security contains one-half of one redeemable warrant and only a whole warrant may be exercised, the SAILSM securities may be worth less than SAILSM securities of other blank check companies.

Each SAILSM security contains one-half of one redeemable warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the SAILSM securities, and only whole warrants will trade. This is different from other offerings similar to ours whose SAILSM securities include one share and one whole warrant or a greater fraction of one whole warrant to purchase one share. We have established the components of the SAILSM securities in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for a third of the number of shares compared to SAILSM securities that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses. Nevertheless, this SAILSM security structure may cause our SAILSM security to be worth less than if they included one whole warrant or a greater fraction of one whole warrant to purchase one whole share.

The determination of the size of this offering and the terms of the securities offered is more arbitrary than the size of an offering and the terms of the securities offered of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. In determining the size of this offering, management held customary organizational meetings with the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering and terms of the SAILSM securities, including the Class A shares and warrants underlying the SAILSM securities, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases). Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we are incorporated under the laws of Bermuda, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of Bermuda. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated bye-laws, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of Bermuda. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Bermuda law are to a large extent governed by the common law of Bermuda. The common law of Bermuda is derived in part from comparatively limited judicial precedent in Bermuda as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in Bermuda. The rights of our shareholders and the fiduciary responsibilities of our directors under Bermuda law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, Bermuda has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Bermuda companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Appleby (Bermuda) Limited, our Bermuda legal counsel, that the courts of Bermuda are unlikely (1) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (2) in original actions brought in Bermuda, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in Bermuda of judgments obtained in the United States, the courts of Bermuda will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in Bermuda, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Bermuda judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of Bermuda (awards of punitive or multiple damages may well be held to be contrary to public policy). A Bermuda court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Provisions in our amended and restated bye-laws may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A shares and could entrench management.

Our amended and restated bye-laws contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include two-year director terms and the ability of the board of directors to designate the terms of and issue new series of undesignated shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Bermuda law differs from the laws in effect in the U.S. and may afford less protection to holders of our securities.

We are organized under the laws of Bermuda. As a result, our corporate affairs are governed by the Companies Act, which differs in some material respects from laws typically applicable to U.S. corporations and shareholders, including the provisions relating to interested directors, amalgamations, mergers and acquisitions, takeovers, shareholder lawsuits and indemnification of directors. Generally, the duties of directors and officers of a Bermuda company are owed to the company only. Shareholders of Bermuda companies typically do not have rights to take action against directors or officers of the company and may only do so in limited circumstances.

Class actions are not available under Bermuda law. The circumstances in which derivative actions may be available under Bermuda law are substantially more proscribed and less clear than they would be to shareholders of U.S. corporations. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s amended and restated memorandum of association or amended and restated bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company. Additionally, under our amended and restated bye-laws and as permitted by Bermuda law, each shareholder has waived any claim or right of action against our directors or officers for any action taken by directors or officers in the performance of their duties, except for actions involving fraud or dishonesty. In addition, the rights of holders of our Securities and the fiduciary responsibilities of our directors under Bermuda law are not as clearly established as under statutes or judicial precedent in existence in jurisdictions in the United States, particularly the State of Delaware. Therefore, holders of our securities may have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction within the United States.

General Risk Factors

We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated company incorporated under the laws of Bermuda with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by our management team and their respective affiliates may not be indicative of future performance of an investment in the company.

Information regarding performance by our management team and their respective affiliates is presented for informational purposes only. Past performance by our management team and their respective affiliates is not a guarantee either (1) that we will be able to identify a suitable candidate for our initial business combination or (2) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team or their respective affiliates or any related investment’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward.

We may be a passive foreign investment company, or PFIC, which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income Tax Considerations—U.S. Federal Income Taxation—U.S. Holders”) of our shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Income Tax Considerations—U.S. Federal Income Taxation—U.S. Holders—Passive Foreign Investment Company Rules”). The application of the start-up exception and the determination of our PFIC status may be subject to uncertainty, and there cannot be any assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, moreover, will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year, we will endeavor upon written request to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules to holders of our shares and warrants. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “Income Tax Considerations—U.S. Federal Income Taxation—U.S. Holders—Passive Foreign Investment Company Rules.”

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our shares held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

USE OF PROCEEDS

We are offering 25,000,000 SAILSM securities at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

Gross proceeds	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds from SAILSM securities offered to public(1)	$250,000,000	$287,500,000
Gross proceeds from private placement warrants offered in the private placement	10,750,000	12,062,500

Total gross proceeds	$260,750,000	$299,562,500

Estimated offering expenses(2)
Underwriting commissions (excluding deferred portion)(3)(4)	$5,000,000	$5,750,000
Legal fees and expenses	325,000	325,000
Accounting fees and expenses	40,000	40,000
Printing and engraving expenses	10,000	10,000
SEC / FINRA expenses	104,000	104,000
Travel and road show	25,000	25,000
NYSE listing and filing fees	85,000	85,000
Miscellaneous expenses(6)	111,000	111,000

Total estimated offering expenses (other than underwriting commissions)	$700,000	$700,000
Proceeds after estimated offering expenses	$255,050,000	$293,112,500

Held in trust account(3)	$253,750,000	$291,812,500
% of public offering size	101.5%	101.5%
Not held in trust account(2)	$1,300,000	$1,300,000

The following table shows the use of the approximately $1,300,000 of net proceeds not held in the trust account(7).

	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination(7)	$200,000	15.4%
Legal and accounting fees related to regulatory reporting obligations	100,000	7.7%
Directors and officers insurance premiums(5)	600,000	46.2%
Payment for office space, administrative support and personnel services	180,000	13.8%
NYSE continued listing fees	85,000	6.5%
Consulting travel, miscellaneous expenses incurred during search for an initial business combination target	50,000	3.8%
Working capital to cover miscellaneous expenses	85,000	6.5%

Total	$1,300,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)

A portion of the offering expenses may be paid from the proceeds of a loan from our sponsor of $300,000 as described in this prospectus. As of September 30, 2021, we had no borrowings under the $300,000 promissory note with our sponsor. This loan will be repaid upon completion of this offering out of the $1,300,000 of offering proceeds that has been allocated for the payment of expenses (other than underwriting commissions) not held in the trust account. These expenses are estimates only. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(3)

The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $8,750,000, which constitutes the underwriters’ deferred commissions (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts used to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)	Amount shown as underwriting commission reflects the fee payable to the underwriters at the closing of this offering.
(5)

This amount represents the approximate amount of director and officer liability insurance premiums we anticipate paying following the completion of this offering and until we complete a business combination. This amount is not considered an offering expense and will be recorded as a prepaid expense upon the computation of the initial public offering. Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing, including $600,000 for officer liability insurance premium.

(6)	Includes organizational and administrative expenses, travel and roadshow expenses, if any, and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.
(7)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. Based on current interest rates, we would expect approximately $253,750 to be available to us from interest earned on the funds held in the trust account over the 12 months following the closing of this offering; however, we can provide no assurances regarding this amount. This estimate assumes an interest rate of 0.10% per annum based upon current yields of securities in which the trust account may be invested. In addition, in order to fund working capital deficiencies or to finance transaction costs in connection with an intended initial business combination, we will enter into a promissory note with our sponsor prior to the consummation of this offering that will provide for borrowings of up to $2,500,000. Our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us additional funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $253,750,000 (or $291,812,500 if the underwriters’ over-allotment option is exercised in full), including $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $253,750 per year, assuming an interest rate of 0.10% per year. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay taxes, if any. The funds held in the trust account will not otherwise be released from the trust account until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering, subject to applicable law. Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination and to pay the deferred underwriting commissions. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust and available under the $2,500,000 promissory note that we will enter into with our sponsor will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their respective affiliates, but such persons are not under any obligation to loan funds to, or otherwise invest in, us.

We will enter into an Administrative Services Agreement pursuant to which we will pay our sponsor or one or more affiliates of our sponsor a total of $10,000 per month for office space, administrative support and personnel services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2021, we had no borrowings under the $300,000 promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of

December 31, 2021 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $1,300,000 of offering proceeds that has been allocated for the payment of expenses (other than underwriting commissions) not held in the trust account.

In addition, in order to fund working capital deficiencies or to finance transaction costs in connection with an intended initial business combination, we will enter into a promissory note with our sponsor prior to the consummation of this offering that will provide for borrowings of up to $2,500,000. In addition, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us additional funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their respective affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business—Permitted purchases and other transactions with respect to our securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with such redemption and the related business combination, and may instead search for an alternate business combination.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those Class A shares that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.

Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any alignment shares held by them in connection with the completion of our initial business combination or certain amendments to our amended and restated bye-laws as described elsewhere in this prospectus. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their alignment shares if we fail to complete our initial business combination within the prescribed time frame. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of alignment share ownership of our initial shareholders at 5% of the Class A shares issued. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The Class A shares and the alignment shares will participate ratably in any cash dividend paid.

DILUTION

The difference between the public offering price per Class A share, assuming no value is attributed to the warrants included in the SAILSM securities we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A shares which may be redeemed for cash), by the number of issued and outstanding Class A shares.

At September 30, 2021, our net tangible book deficit was $(483,550), or approximately $(0.34) per ordinary share. After giving effect to the sale of 25,000,000 Class A shares included in the SAILSM securities we are offering by this prospectus (or 28,750,000 Class A shares if the underwriters’ over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2021 would have been $(27,218,300) or $(21.77) per share, representing an immediate decrease in net tangible book value (as decreased by the value of 25,000,000 Class A ordinary shares that may be redeemed for cash assuming no exercise of the underwriter’s over-allotment option) of $(21.38) per share to our sponsor as of the date of this prospectus and an immediate dilution to public shareholders from this offering of $31.77 per public share. The dilution to new investors if the underwriter exercises its over-allotment option in full would be an immediate dilution of $31.73 per share or 317.3%.

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the SAILSM securities or the private placement warrants:

	Without Over- allotment	With Over- allotment
Public offering price	$10.00	$10.00
Net tangible book value before this offering	(0.34)	(0.34)
Increase attributable to public shareholder	(21.43)	(21.39)

Pro forma net tangible book value after this offering, the sale of the private-placement warrants and the sale of the private-placement shares	(21.77)	(21.73)

Dilution to public shareholders	31.77	31.73

Percentage of dilution to public shareholders	317.7%	317.3%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $250,000,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of Class A shares sold in this offering. In the event the aggregate cash consideration we would be required to pay for all Class A shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination or seek to revise the terms of such business combination.

The following table sets forth information with respect to our initial shareholders and the public shareholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial Shareholders(1)(2)	1,250,000	4.76%	$25,000	0.01%	$0.02
Public Shareholders	25,000,000	95.24%	$250,000,000	99.99%	$10.00

	26,250,000	100.00%	$250,025,000	100.00%

(1)	Assumes the full forfeiture of 187,500 Class B shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
(2)

Assumes conversion of Class B shares into Class A shares on a one-for-one basis. The dilution to public shareholders would increase to the extent that the anti-dilution provisions of the Class B shares result in the issuance of Class A shares on a greater than one-to-one basis upon such conversion.

The pro forma net tangible book value per share after this offering is calculated as follows:

Numerator:	Without Over- allotment	With Over- allotment
Net tangible book deficit before this offering	$(483,550)	$(483,550)
Net Proceeds from this offering and sale of the private placement warrants, net of expenses (including non-deferred underwriting commissions)(1)	255,050,000	293,112,500
Plus: Offering costs paid in advance, excluded from net tangible book value before this offering	477,750	477,750
Less: Warrant liability(2)	(19,762,500)	(22,471,875)
Less: Deferred underwriting commissions	(8,750,000)	(10,062,500)
Less: amount of Class A shares subject to redemption	(253,750,000)	(291,812,500)

	$(27,218,300)	$(31,240,175)

Denominator:
Class B shares issued and outstanding prior to this offering(3)	1,437,500	1,437,500
Class B shares forfeited if over-allotment is not exercised	(187,500)	—
Class A shares included in the SAILSM securities offered	25,000,000	28,750,000
Less: shares subject to redemption	(25,000,000)	(28,750,000)

	1,250,000	1,437,500

(1)

Expenses applied against gross proceeds include offering expenses of $700,000 and underwriting commissions of $5,000,000, or $5,750,000 if the underwriters exercise their over-allotment option (excluding deferred underwriting fees). See “Use of Proceeds.”

(2)

We will account for the 23,250,000 public and private-placement warrants to be issued concurrently with this offering (or 26,437,500 public and private-placement warrants if the underwriters’ over-allotment option is exercised in full) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each warrant as a liability at its fair value. This liability is subject to remeasurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations. Once the fair value of the warrants is determined and recorded, there will be an offsetting adjustment to the Class A ordinary shares subject to redemption.

(3)	Refer to “Description of Securities—Alignment Shares” which describes the conversion of these shares to Class A shares over the next 10 years following the initial business combination.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2021, and as adjusted to give effect to the sale of our 25,000,000 SAILSM securities in this offering for $250,000,000 (or $10.00 per unit) and the sale of 10,750,000 private placement warrants for $10,750,000 (or $1.00 per warrant) and the application of the estimated net proceeds derived from the sale of such securities:

	September 30, 2021
	Actual	As Adjusted(2)
Promissory note(1)	$—	$—
Deferred underwriting commissions	—	8,750,000
Warrant Liability(3)	—	19,762,500
Shareholders’ equity:
Class A shares, subject to redemption(4)	—	253,750,000
Preference shares, $0.0001 par value, 5,000,000 shares authorized (actual and as adjusted); none issued or outstanding (actual and as adjusted)	—	—
Class A shares, $0.0001 par value, 500,000,000 shares authorized (actual and as adjusted); no shares issued and outstanding (actual and as adjusted)	—	—
Class B shares, $0.0001 par value, 5,000,000 shares authorized (actual and as adjusted); 1,437,500 issued and outstanding (actual), 1,250,000 issued and outstanding (as adjusted)(5)	144	125
Additional paid-in capital(6)	24,856	—
Accumulated deficit	(5,800)	(27,218,425)

Total shareholders’ equity	19,200	(27,218,300)

Total capitalization	$19,200	$255,044,200

(1)

Our sponsor has agreed to loan us up to an aggregate amount of $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering, which loan is due at the earlier of December 31, 2021 and the closing of this offering. As of September 30, 2021 (unaudited), we had no borrowings under the $300,000 promissory note with our sponsor.

(2)

Assumes the full forfeiture of 187,500 Class B shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.

(3)

We will account for the 23,250,000 public and private-placement warrants to be issued concurrently with this offering (or 26,437,500 public and private-placement warrants if the underwriters’ over-allotment option is exercised in full) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each warrant as a liability at its fair value. This liability is subject to remeasurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations. Once the fair value of the warrants is determined and recorded, there will be an offsetting adjustment to the Class A ordinary shares subject to redemption.

(4)

Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable).

(5)	Actual share amount is prior to any forfeiture of alignment shares by our sponsor and as adjusted share amount assumes no exercise of the underwriters’ over-allotment option.
(6)	The “as adjusted” additional paid-in capital calculation is adjusted to zero, with the off-setting balance recorded to accumulated deficit since additional paid-in capital cannot be less than zero.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly incorporated blank check company, incorporated as a Bermuda exempted company limited by shares for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our shares, debt or a combination of cash, shares and debt.

The issuance of additional shares or undesignated shares in a business combination:

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B shares resulted in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B shares;

•	may subordinate the rights of holders of shares if undesignated shares are issued with rights senior to those afforded our shares;

•

could cause a change of control if a substantial number of our shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•	may adversely affect prevailing market prices for our SAILSM securities, shares and/or warrants; and

•	may not result in adjustment to the exercise price of our warrants. Similarly, if we issue debt or otherwise incur significant indebtedness, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination (at the earliest). We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through the payment of $25,000 from our sponsor in exchange for issuance of alignment shares and a loan in an aggregate amount of up to $300,000 from our sponsor under an unsecured promissory note. As of September 30, 2021 and May 17, 2021, we had no borrowings under the $300,000 promissory note with our sponsor. We estimate that the gross proceeds from (1) the sale of the SAILSM securities in this offering and (2) the sale of the private placement warrants for a purchase price of $10,750,000 will be $260,750,000 (or $299,562,500 in the aggregate if the underwriters’ over-allotment option is exercised in full). Of this amount, $253,750,000 or $291,812,500 if the underwriters’ over-allotment option is exercised in full, including $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions will be deposited into the trust account. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries. $1,300,000 of such gross proceeds will not be held in the trust account. In the event that our offering expenses exceed our estimate of $700,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $700,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. We expect the only taxes payable by us out of the funds in the trust account will be income and franchise taxes, if any. To the extent that our shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us $1,300,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In addition, in order to fund working capital deficiencies or to finance transaction costs in connection with an intended initial business combination, we will enter into a promissory note with our sponsor prior to the consummation of this offering that will provide for borrowings of up to $2,500,000. Our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us additional funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $200,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $600,000 for officer liability insurance premium; $100,000 for legal and accounting fees related to regulatory reporting requirements; $85,000 for NYSE continued listing fees; $180,000 for office space, administrative support and personnel services; and $85,000 for general working capital that will be used for miscellaneous expenses and reserves net of estimated interest income.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

As indicated in the accompanying financial statements, at September 30, 2021 (unaudited) we had $0 in cash, a working capital deficit of $483,550 and deferred offering costs of $502,750. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control reporting requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our registered independent accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our registered independent accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On May 17, 2021, our sponsor paid an aggregate of $25,000 in exchange for issuance of 1,725,000 Class B shares with an effective purchase price per share of $0.014. On June 29, 2021, our sponsor transferred 10,000 alignment shares to each of our directors. In addition, in connection with their participation in the Company’s committees, the chair of each committee will receive from the sponsor 1,000 alignment shares and each committee member will receive from the sponsor 500 alignment shares. As such, upon the consummation of this offering, our initial shareholders will collectively own a number of alignment shares equal to 5% of the total number of issued and outstanding Class A shares but will be entitled to 20% of the voting power of our shares prior to our initial business combination (assuming they do not purchase any SAILSM securities in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B shares immediately prior to the consummation of this offering in such amount as to maintain the number of alignment shares at 5% of our issued and outstanding Class A shares upon the consummation of this offering. Up to 187,500 alignment shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised and, in addition, the sponsor has agreed to forfeit alignment shares to the extent necessary in connection with any changes to the terms or size of our offering of SAILSM securities. On November 6, 2021, our sponsor forfeited 287,500 alignment shares, resulting in 1,437,500 alignment shares outstanding (up to 187,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised and, in addition, the sponsor has agreed to forfeit alignment shares to the extent necessary in connection with any changes to the terms or size of our offering of SAILSM securities).

We will enter into an Administrative Services Agreement pursuant to which we will pay our sponsor or one or more affiliates of our sponsor a total of $10,000 per month for office space, administrative support and personnel services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, directors, officers or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us an aggregate amount of up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2021 and May 17, 2021, we had no borrowings under the $300,000 promissory note with our sponsor. This loan is non-interest bearing, unsecured and due at the earlier of December 31, 2021 and the closing of this offering. This loan will be repaid upon completion of this offering out of the $1,300,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account.

In addition, in order to fund working capital deficiencies or to finance transaction costs in connection with an intended initial business combination, we will enter into a promissory note with our sponsor prior to the consummation of this offering that will provide for borrowings of up to $2,500,000. This loan will be non-interest bearing, unsecured and is due at the earlier of the closing of our initial business combination and our liquidation if we have not completed an initial business combination with the allotted time period. Our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us additional funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor. Other than as described above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor, certain of our directors and other individuals have committed to purchase an aggregate of 10,750,000 (or 12,062,500 warrants if the underwriters’ over-allotment option is exercised in full) private placement warrants at a price of $1.00 per warrant ($10,750,000 in the aggregate or $12,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one Class A share at a price of $11.50 per share, subject to adjustment as provided herein. The private placement warrants are identical to the warrants sold as part of the SAILSM securities in this offering except that, so long as they are held by our sponsor, the Participants and their respective permitted transferees: (1) they will not be redeemable by us (except as described below under “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A share equals or exceeds $10.00”); (2) they (including the Class A shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the shares issuable upon exercise of these warrants) are entitled to registration rights.

Pursuant to a registration rights agreement that we will enter into with our initial shareholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See “Principal Shareholders—Registration Rights.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of September 30, 2021 and May 17, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things: (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

ST Energy Transition I Ltd., or the “Company,” is a blank check company, incorporated as a Bermuda exempted company limited by shares for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Past performance is not indicative of future performance and the returns for some of the investments described in this section have been materially different in periods following the periods described.

Our Company

We are a newly organized blank-check company incorporated as a Bermuda exempted company limited by shares formed for the purpose of effecting a merger, amalgamation, share purchase, capital stock exchange, asset acquisition, reorganization or similar business combination with one or more businesses. To date, our efforts have been limited to organizational activities and activities relating to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We have generated no revenues to date and we do not expect that we will generate operating revenues until we consummate our initial business combination at the earliest.

Although we may pursue an acquisition opportunity in any business or industry, our primary focus will be on opportunities that contribute in positive ways towards energy transition and clean energy technology, as nations, companies and individuals increasingly demand low-carbon solutions.

Per estimates released by the International Renewable Energy Agency, or IRENA, energy investments of $110 trillion will be required globally between 2016 and 2050 to achieve its transforming energy scenario, which would set the energy system on a path to achieve a rise in global temperatures well below two degrees Celsius this century. Investments into electrification of end uses, energy efficiency, power grids, power flexibility, renewables and other related technologies are expected to be approximately $91 trillion from 2016 to 2050, with approximately $49 trillion of this investment occurring between 2016 to 2030.

We believe that there is a significant opportunity to invest into companies which generate shareholder value whilst addressing the energy transition demands of nations, companies and individuals. We believe that companies that can successfully establish leadership positions in energy transition will develop a long-term competitive advantage. We aim to position our Company to benefit from structural, long-term growth given expected investment into de-carbonization.

We believe that we have a significant competitive advantage in identifying future industry leaders. Our sponsor will benefit from the significant experience, relationships and industry expertise of our management team and board of directors, who are involved in advising on investments into industry leaders across varied sectors. Our sponsor is an affiliate of entities that have benefited, and we believe that our sponsor will also benefit, from the leadership and relationships of our chairman, John Fredriksen, who has a long track record of advising in investments into industry leaders across varied sectors through the Fredriksen Trusts, some of which are described below.

We believe that there are significant benefits to the Company from the long-term experience and expertise of our management team and board of directors, including our Chairman. Our management team and board of directors bring significant and highly relevant experience from a diverse range of companies which continue to embrace energy transition across sectors. We intend to focus on companies that have the potential to become the global leader in their area of expertise within energy transition, whilst achieving risk-adjusted returns for shareholders.

We believe that we have a differentiated proposition through the following key attributes:

Track record: Our management team and board of directors have a track record of creating industry leaders across sectors and investing at an appropriate time in their growth cycle. We believe that we have a replicable model and strategy for creating shareholder value. We believe that this model has historically created significant shareholder returns through both share price appreciation and dividend payments.

We have illustrated such examples of shareholder value creation across sectors, and shown the annualized return from both share price appreciation and dividend payments over a ten-year period, with dividends assumed to be reinvested. We believe that this time period is appropriate to demonstrate the return made from an investment across different sectors and macroeconomic conditions. Annualized return has been presented for the periods detailed, which correspond to the ten-year period following commencement of trading of shares on a stock exchange, or a specific corporate action as detailed below, and unless otherwise indicated.

Frontline Ltd.

In the energy shipping sector, Frontline is a leading international participant, owning a fleet of 68 vessels with an aggregate capacity of approximately 12.5 million deadweight tonnage, or DWT, as at December 31, 2020, and in which John Fredriksen has held a number of board and executive positions. Over the ten-year period from October 26, 1998, when a 1-for-10 reverse stock split became effective, to October 27, 2008, during which companies ultimately owned by the Fredriksen Trusts held a significant stake, Frontline delivered an annualized return from share price appreciation and dividend payments of 39%. Over this ten-year period, Frontline paid approximately $4.3 billion in cash dividends.

Frontline peers including North American Tankers, DHT and Euronav generated an average annualized return of (7)% based on performance: from October 26, 1998 to October 27, 2008 for North American Tankers; from October 13, 2005, DHT’s initial public offering prospectus date, to October 27, 2008, for DHT; and from December 1, 2004, when Euronav listed on the first market of Euronext Brussels, to October 27, 2008, for Euronav, respectively.

Frontline partial spin-off – Ship Finance Ltd.

In 2004, in connection with a partial spin-off, Frontline retained an approximately 51% stake in Ship Finance Ltd., which we refer to as Ship Finance. In the 30-month period from June 17, 2004, when shares commenced trading on the NYSE, to December 18, 2006, following the partial spin-off, Ship Finance delivered an annualized return to its shareholders through share price appreciation and dividend payments of 32%. We believe that this time period is appropriate to demonstrate the return made from this partial spin-off.

Seadrill Limited

In the offshore drilling sector, Seadrill is a leading offshore company which owned 34 drilling rigs, and managed and operated 20 rigs on behalf of various parties as at December 31, 2020. John Fredriksen held a number of board and executive positions in Seadrill, and companies ultimately owned by the Fredriksen Trusts currently hold a significant stake. In the ten-year period from May 30, 2005, when Seadrill commenced trading on the Norwegian OTC market, to June 1, 2015, Seadrill delivered an annualized return from share price appreciation and dividend payments of 23%. Over this ten-year period, Seadrill paid approximately $7.9 billion in cash dividends to its common equity shareholders.

Over the same period, drilling peers including Diamond Offshore, Ensco, Noble and Rowan generated an average annualized return of (2)% for their shareholders. Following a decline in demand for its rigs as a result of a global decline in oil prices, Seadrill filed for Chapter 11 bankruptcy protection in September 2017 to implement a pre-arranged plan of reorganization, and after emergence from bankruptcy proceedings in July 2018, subsequently filed for Chapter 11 bankruptcy protection in February 2021.

Golar LNG

In the liquefied natural gas sector, Golar LNG is one of the most innovative owners and operators of LNG carriers, floating regasification vessels and floating liquefaction vessels, and in which John Fredriksen held a number of board and executive positions, and in which companies ultimately owned by the Fredriksen Trusts currently hold a significant stake. In the ten-year period from July 12, 2001, when shares commenced trading on the Oslo Stock Exchange, to July 12, 2011, Golar LNG delivered an annualized return from share price appreciation and dividend payments of 15%. Over this ten-year period, Golar LNG paid approximately $0.3 billion in cash dividends to its common equity shareholders.

Pan Fish / Marine Harvest / Mowi

In the aquaculture sector, Mowi is the world’s largest Atlantic salmon farmer, with harvest volumes of 440,000 tons of Atlantic salmon in 2020, equivalent to a global market share of approximately 20%. In 2005, the Fredriksen Trusts held a significant stake in Pan Fish, an entity which acquired Marine Harvest and was later renamed as Mowi. In the ten-year period from June 6, 2005 to June 8, 2015, Mowi delivered an annualized return from share price appreciation and dividend payments of 26%. Over this ten-year period, Mowi paid approximately $1.7 billion in cash dividends to its common equity shareholders.

Sponsor-affiliated investee companies have also taken steps to create value for shareholders through mergers and acquisitions activity, with examples including:

Creation and sale of interest in DESS Aquaculture Shipping

In the private aquaculture and shipping sector, DESS Aqua was created as a joint venture between companies owned by the Fredriksen Trusts to provide shipping services to the aquaculture sector. Sponsor-affiliated entities sold their interest in DESS Aqua to a third party in January 2021, generating an internal rate of return of 32% on the investment since July 2017.

We believe that this track record demonstrates the experience of our management team and board of directors in creating long-term value for shareholders through investing at an appropriate time in the cycle, growth through strategic investments, partnerships and acquisitions, and the creation of industry-leading companies. We believe that this track record will allow us to attract future industry leaders within energy transition and clean energy technology.

Deal Execution Experience: 15 sponsor-affiliated portfolio entities (comprised of Alta Trading, Archer, Avance Gas, Axactor, Flex LNG, Frontline, Golden Ocean, KLX, Mowi, NorAm Drilling, Northern Drilling, Northern Ocean, Norwegian Property, Seadrill (excluding Seadrill Partners) and SFL), five of which are U.S.-listed (comprised of Flex LNG, Frontline, Golden Ocean, KLX and SFL), employ over 25,000 individuals. These portfolio companies, excluding Alta Trading as a private entity and KLX given the recent stake increase in this sponsor-affiliated portfolio entity, executed 400 deals, including asset acquisitions, disposals, financings and other corporate transactions, from 2011 to 2020 with a cumulative value of $73 billion, and raised $13 billion in capital from the equity and debt capital markets. As at December 31, 2020, these portfolio companies, excluding Alta Trading as a private entity, have combined invested capital of $29 billion, defined as total shareholder equity plus total debt, and a combined enterprise value of $35 billion. The balance sheet date for KLX is January 31, 2021 rather than December 31, 2020.

Diversified Experience: Sponsor-affiliated portfolio companies are active in a variety of sectors across energy, shipping and industrials, and have growth through strategic investments, partnerships and acquisitions, and embrace energy transition, with examples including:

Battery power generation was recently installed at the Northern Ocean-owned semi-submersible drilling rig West Mira to create the world’s first hybrid-powered drilling rig, resulting in CO2 emissions being reduced by approximately 15%.

Sponsor-affiliated entities formed a partnership between Mowi and X, Alphabet’s innovation platform, in March 2020 to develop an underwater sensor and software platform to improve aquaculture efficiency.

Shipping portfolio company Avance Gas has recently expanded its fleet to include vessels that can be LPG-fueled as a less carbon-intensive alternative to marine fuel.

Furthermore, Mowi and SFL have issued green and sustainability-linked bonds, with issuances in January 2020 and April 2021, respectively.

Transactional Reach: Our management team and board of directors have an extensive network of corporate and individual relationships. We believe that this knowledge gives us unparalleled access to prospective industry targets.

Management Team

Gunnar Eliassen. Mr. Eliassen is the Chief Executive Officer of ST Energy Transition I Ltd. He has been part of the Seatankers Group since January 2016 and currently serves on the board of directors of each of KLX Energy Services, Golden Close Maritime, Seadrill and NorAm Drilling Company AS. Previously, he was a partner at Pareto Securities in New York and Oslo, and served on the board of Aquadrill LLC (formerly known as Seadrill Partners LLC). Mr. Eliassen holds a Master of Business Administration degree in Finance from the Norwegian School of Economics.

Jan Erik Klepsland. Mr. Klepsland is the Chief Financial Officer of ST Energy Transition I Ltd. He has served as investment director at Seatankers since 2020, with focus across the broader energy sector and currently serves on the board of directors of Archer Limited. Prior to that, he was a partner at ABG Sundal Collier, and a director at Nordea, focusing on shipping, oil services and restructuring. Mr. Klepsland holds a Master’s degree in Finance from the Norwegian School of Economics.

Board of Directors

John Fredriksen. Mr. Fredriksen has agreed to serve as the chairperson of the board of directors of ST Energy Transition I Ltd. He is a Norwegian-born Cypriot businessman who began his career in shipping and energy. Born in 1944, Mr. Fredriksen’s career spans over fifty years at the forefront of shipping and offshore. At present, his overall investment portfolio is well-diversified, with exposure to several sectors including aquaculture, real estate and financial services. Mr. Fredriksen is a member of the board of directors of Golden Ocean, and he is also Chairman, President and a member of the board of directors of Frontline. He has twin daughters, Kathrine and Cecilie, who serve alongside him as investment directors within Seatankers and sit on the boards of directors of several of Seatankers’s investment companies.

Ole-Eirik Lerøy. Mr. Lerøy has agreed to serve as a director on the board of directors of ST Energy Transition I Ltd. Mr. Lerøy is also the Chairman of the board of directors of Mowi, where he has served as a member of the board of directors since 2009. Additionally, he is a managing director at Farmar AS. Mr. Lerøy has extensive experience, having previously served as Chairman of the board of the Bergen Chamber of Commerce, a member of the board of directors of the International Groundfish Forum, Vice Chairman of the DNB Supervisory Board, Chairman of the Norwegian Seafood Federation and Chairman of the Board of the Norwegian Seafood Export Council. Mr. Lerøy was also the Chief Executive Officer of Lerøy Seafood Group ASA and was educated at the Norwegian School of Management.

Cato Stonex. Mr. Stonex has agreed to serve as a director on the board of directors of ST Energy Transition I Ltd. Mr. Stonex has had a long career in fund management, initially with J Rothschild Investment Management. He was a founder partner of Taube Hodson Stonex, where he spent 20 years, after which he established Partners Investment Company. He is a founder and director of Obotritia and has been a director of Axiare and Arima. Mr. Stonex holds a degree from the London School of Economics and Political Science, where he served as a governor. He has chaired its Development Committee, and is now an advisor to the Endowment Investment Committee.

James O’Shaughnessy. Mr. O’Shaughnessy is a director on the board of directors of ST Energy Transition I Ltd. Mr. O’Shaughnessy serves as a director at Archer Limited, Frontline, Golden Ocean Group Ltd, and Ship Finance, and he has served as chairman of the audit committee for each of these companies since 2018. Mr. O’Shaughnessy also serves as a director and Chairman of the Audit Committee for Avance Gas Holding Ltd., Coralisle Group, and Catalina General Insurance, and sits on various board committees including audit, risk and compensation committees. Prior to joining Archer, he served as Executive Vice President, Chief Accounting Officer and Corporate Controller of Axis Capital Holdings Limited from 2012 to 2019. Prior to that, he served as Group CFO and Bermuda CFO of Flagstone Reinsurance, Chief Accounting Officer and Senior VP of Scottish Re Group, and as CFO and Senior VP of XL Re Ltd. at XL Group plc. Mr. O’Shaughnessy holds a Bachelor of Commerce degree from University College Cork, Ireland, and is a Fellow of the Institute of Chartered Accountants of Ireland and an Associate Member of the Chartered Insurance Institute of the United Kingdom.

Tore Myrholt. Mr. Myrholt has agreed to serve as a director on the board of directors of ST Energy Transition I Ltd. Mr. Myrholt currently serves as chairman of the advisory board at Seatankers Consultancy Services, as chairman of the board of Antler and Trioworld, and as a board member of Viking Cruises, OQ, Wrist Ship Supply and Arundo Analytics. Previously, Mr. Myrholt was Former Chairman McKinsey EMEA at McKinsey & Company and founder and chief executive officer of TM Partnership. Mr. Myrholt obtained an MBA from the Harvard Business School and a degree in International Economics from the Norwegian School of Economics.

Annika Sigfrid. Ms. Sigfrid has agreed to serve as a director on the board of directors of ST Energy Transition I Ltd. Ms. Sigfrid has a broad network of local and international institutions and companies in the Nordics across the financial sector. Previously, Ms. Sigfrid was global head of Equity Capital Markets at Nordea and has more than 20 years of experience working in leading investment banks in London and the Nordics, including ABG Sundal Collier, Carnegie, Merrill Lynch and Handelsbanken. Additionally, Ms. Sigfrid serves as a member of the board of directors of Creaspac AB.

Market Opportunity

Per estimates released by IRENA, energy investments of $110 trillion will be required globally between 2016 and 2050 to achieve its transforming energy scenario, which would set the energy system on a path to achieve a rise in global temperatures well below two degrees Celsius this century. Investments into electrification of end uses, energy efficiency, power grids, power flexibility, renewables and others are expected to be approximately $91 trillion from 2016 to 2050, with approximately $49 trillion of this investment occurring between 2016 to 2030.

We have illustrated below forecasts produced by IRENA relating to investment levels by region and market.

Business Strategy

We intend to identify, acquire and develop a company which positively contributes to the energy transition, and which aligns with the philosophy and experience of our management team and board of directors. We will leverage the extensive network and relationships of our management team and board of directors, as well as public transaction sources, to identify such a company. In particular, we expect to use the industry experience and corporate relationships of our management, board of directors and Seatankers to effect this strategy.

Our management team and board members have decades of experience across sectors, and deep corporate and individual relationships which will be additive to identifying such target companies. We expect that these relationships will provide our management team with a robust flow of acquisition opportunities.

In addition, we expect that targets will be identified to us from unaffiliated sources, such as investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises.

Following completion of this offering, our management team will also communicate with their networks of relationships to articulate the parameters for our search for a target company and a potential business combination and begin the process of pursuing and reviewing potential opportunities of interest.

Acquisition Criteria

In order to achieve our business strategy, we have identified the following criteria which will be used to assess and evaluate potential target businesses.

Our team will use these criteria to guide our assessment of opportunities, though we may decide to enter into an initial business combination with a company that does not meet all of these criteria and guidelines not set forth below. We intend to identify a company or companies with the following attributes:

•	Contribution to Energy Transition: Expected to provide a positive contribution to energy transition, with associated decarbonization benefits, whilst solving a relevant challenge;

•

Growth Potential With Earnings Visibility: Ability to benefit from long-term structural growth in energy transition, and to generate shareholder value from investment to grow and meet demand from nations, companies and individuals, combined with long term view on profitable growth;

•	Defendable Market Position: Competitive position supported through factors such as the use of technology, barriers to entry to rivals, customer positions, market share, or similar;

•	Leadership Potential: Has potential to become a premier player in its chosen market through investment and leveraging the experience of our management team and board of directors;

•	Management Strength: Leading and highly experienced management team;

•	Shareholder Value Creation: Acquisition offers an attractive return for shareholders on a risk adjusted basis.

Additional Disclosures

Our Acquisition Process

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Certain members of our management team are employed by Seatankers or one of its affiliates. Our sponsor and management team are made aware of potential business opportunities from time to time, one or more of which we may desire to pursue, for a business combination, but we have not (nor has anyone on our behalf) contacted, or had any discussions, formal or otherwise with, any prospective target business with respect to a business combination transaction with us.

Certain of our officers and directors have, or may in the future have, fiduciary or contractual obligations that oblige them, either now or in the future, to present business combination opportunities to such entity (subject to his or her fiduciary duties under Bermuda law). As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to such officer’s and director’s fiduciary duties under Bermuda law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated bye-laws provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.

To further minimize conflicts of interest, we will not consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

In addition, our sponsor, officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Our sponsor, officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Initial Business Combination

The NYSE rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value (as defined herein) equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount held in trust). We refer to this as the 80% of net assets test. If our board of directors is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target, or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test referred to in the previous paragraph. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the

Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Exempted companies are Bermuda companies that, subject to certain safe harbors, only wish to conduct business outside Bermuda and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and have received an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax will not, until March 31, 2035, be applicable to the Company or to any of its operations or to its shares, debentures or other obligations.

We are a Bermuda exempted company limited by shares incorporated on April 9, 2021. Our executive offices are located at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda and our telephone number is +1 (441) 295-6935. Upon completion of this offering, our corporate website address will be www.stenergy1.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or the registration statement of which this prospectus is a part. You should not rely on any such information in making your decision whether to invest in our securities.

Sourcing of Potential Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships with companies will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships around the world. This network has grown through the activities of our management team sourcing, acquiring, financing and selling businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions.

In addition, members of our management team have developed contacts from serving on the boards of directors of several companies, including Golden Ocean Group, Seadrill and Frontline.

We believe this network provides our management team with a robust and consistent flow of acquisition opportunities which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with important sources of acquisition opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, directors or officers, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, directors or officers. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, directors or officers, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business we are seeking to acquire that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in “Management—Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us.

Our executive offices are located at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda and our telephone number is +1 (441) 295-6935.

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by the Company to be dealt with. None of the Company or its directors, officers, advisors or service providers (including the organization which provides registered office services in Bermuda) will bear any responsibility for any delay howsoever caused with regards to mail reaching the forwarding address.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer target businesses an alternative to the traditional initial public offering through a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination. In this situation, the owners of the target business would exchange their equity securities, shares or shares of stock in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Financial Position

With funds available for a business combination initially in the amount of $244,550,000 assuming no redemptions and after payment of $10,500,000 of deferred underwriting fees (or $281,037,500 assuming no redemptions and after payment of up to $12,075,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), in each case, after estimated offering expenses (and prior to any post-IPO expenses), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemptions of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or we decide to do so for business or other reasons, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Selection of a target business and structuring of our initial business combination

The NYSE rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount held in trust). We refer to this as the 80% of net assets test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board of directors is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information, which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of business diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business.

By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve our initial business combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated bye-laws. However, we will seek shareholder approval if it is required by applicable law or stock exchange listing requirement, or we may decide to seek shareholder approval for business or other reasons.

Under the rules of the NYSE, shareholder approval would be required for our initial business combination if, for example:

•

we issue (other than in a public offering for cash) shares that will either (a) be equal to or in excess of 20% of the number of Class A shares then issued and outstanding or (b) have voting power equal to or in excess of 20% of the voting power then outstanding;

•

any of our directors, officers or substantial security holders (as defined by the rules of the NYSE) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of shares to be issued, or if the number of shares into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of shares or 1% of the voting power outstanding before the issuance in the case of any of our directors and officers or (b) 5% of the number of shares or 5% of the voting power outstanding before the issuance in the case of any substantial security holders; or

•	the issuance or potential issuance of shares will result in our undergoing a change of control.

Other than as described in this paragraph, the Companies Act and Bermuda law do not currently require, and we are not aware of any other applicable law that will require, shareholder approval of our initial business combination. In the event that the transactions constituting our initial business combination include:

•

an amalgamation or merger involving the company, the Companies Act requires that such amalgamation or merger be approved by our shareholders. Our amended and restated bye-laws provide that such approval will be by way of an ordinary resolution under Bermuda law, which requires approval by a majority of the votes attached to shares voted at a general meeting of the company where a quorum of at least two persons present in person or by proxy representing at least 50% of the issued and outstanding shares (or class thereof) entitled to vote at such general meeting are present at the time such general meeting proceeds to business; and

•

a scheme of arrangement under the Companies Act, the Companies Act requires that the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose.

Permitted purchases and other transactions with respect to our securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of securities such persons may purchase. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or any of their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. We will adopt an insider trading policy which will require insiders to (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information and (2) clear certain trades prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor, directors, officers, advisors or any of their respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, officers, advisors and/or any of their respective affiliates anticipate that they may identify the shareholders with whom our sponsor, directors, officers, advisors or any of their respective affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of public shares) following our mailing of tender offer or proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, officers, advisors or any of their respective affiliates enter into private transactions, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, directors, officers, advisors or any of their respective affiliates will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, directors, officers and/or any of their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will be restricted unless such purchases are made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, directors, officers and/or any of their respective affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. At the completion of our initial business combination, we will be required to purchase any shares properly delivered for redemption and not withdrawn. The amount in the trust account is initially anticipated to be $10.15 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any alignment shares held by them in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a general meeting called to approve the business combination or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers or amalgamations with our company and any transactions where we issue more than 20% of our issued and outstanding shares or seek to amend our amended and restated bye-laws would typically require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by applicable law or stock exchange listing requirement or we choose to seek shareholder approval for business or other reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated bye-laws:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will, pursuant to our amended and restated bye-laws:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our NYSE listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Bermuda law, which requires approval by a majority of the votes attached to shares voted at a general meeting of the company where a quorum of at least two persons present in person or by proxy representing at least 50% of the issued and outstanding shares (or class thereof) entitled to vote at such general meeting are present at the time such general meeting proceeds to business (unless applicable Bermuda law requires a higher approval threshold). In such case, pursuant to the terms of a letter agreement entered into with us, our initial shareholders have agreed (and their permitted transferees will agree) to vote their alignment shares and any public shares held by them in favor of our initial business combination. Our directors and officers also have agreed to vote in favor of our initial business combination with respect to public shares acquired by them, if any. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their permitted transferees will own at least 20% of our issued and outstanding shares entitled to vote thereon. Each public shareholder may elect to redeem their public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction. In addition, our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any alignment shares and public shares held by them in connection with the completion of a business combination.

Our amended and restated bye-laws provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Limitation on redemption upon completion of our initial business combination if we seek shareholder approval

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated bye-laws provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by some blank check companies. In order to perfect redemption rights in connection with their business combinations, some blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or two business days prior to the scheduled date of the general meeting set forth in our proxy materials, as applicable (unless we elect to allow additional withdrawal rights). Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 18 months from the closing of this offering.

Redemption of public shares and liquidation if no initial business combination

Our sponsor, directors and officers have agreed that we will have only 18 months from the closing of this offering to complete our initial business combination. If we have not completed our initial business combination within such 18-month period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate, wind up and dissolve, subject in each case to our obligations under Bermuda law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 18-month time period.

Our public shares have preferential rights to liquidating distributions from the trust account with respect ranking senior to the alignment shares, this includes any liquidation distributions that occur from the trust account if we fail to complete our initial business combination within 18 months from the closing of this offering. If our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares on the same terms as the other public shareholders.

Our sponsor, directors and officers have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions or would cause us to be unable to pay our liabilities, as they become due.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,300,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.15. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.15. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the required time period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to be satisfied that, on the date which any such redemption is to be effected, there are no reasonable grounds for believing that we are, or after such redemption would be, unable to pay our liabilities, as they become due. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.15 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (1) $10.15 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.15 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,300,000 from the proceeds of this offering and the sale of the private placement warrants, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $700,000, we may fund such excess from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $700,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.15 per share to our public shareholders. Additionally, if we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those Class A shares that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.

Amended and Restated bye-laws

Our amended and restated bye-laws contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Our amended and restated bye-laws contain a provision which provides that, if we seek to amend our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide public shareholders with the opportunity to redeem their public shares in connection with any such amendment. Specifically, our amended and restated bye-laws provide, among other things, that:

•

prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction, into their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable), or (2) provide our public shareholders with the opportunity to tender their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable), in each case subject to the limitations described herein;

•

in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions or cause us to be unable to pay our liabilities, as they become due;

•

if we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Bermuda law, which requires approval by a majority of the votes attached to shares voted at a general meeting of the company where a quorum of at least two persons present in person or by proxy representing at least 50% of the issued and outstanding shares (or class thereof) entitled to vote at such general meeting are present at the time such general meeting proceeds to business (unless applicable Bermuda law requires a higher approval threshold);

•

if our initial business combination is not consummated within 18 months from the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account; and

•

prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares on any initial business combination.

These provisions cannot be amended without the approval of holders of at least two-thirds of our shares who attend and vote in a general meeting. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated bye-laws provide that we may consummate our initial business combination only if approved by a majority of the shares voted by our shareholders at a duly held general meeting.

Additionally, our amended and restated bye-laws provide that, prior to our initial business combination, only holders of our alignment shares will have the right to vote on the appointment of directors and that holders of a majority of our alignment shares may remove a member of the board of directors for any reason. These provisions of our amended and restated bye-laws may only be amended by a resolution passed by a majority of at least 90% of our shares attending and voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our alignment shares and holders of our public shares will vote together as a single class. The alignment shares will be entitled to a number of votes representing 20% of voting power prior to the initial business combination.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not completed our initial business combination within 18 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such purchases will be restricted except to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for	If we have not completed our initial business combination within 18 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.15 per share), including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
	prior to the consummation of the initial business combination (which is initially anticipated to be $10.15 per share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 following such redemptions or be unable to pay our liabilities, as they become due, and any limitations (including, but not limited to, cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.	outstanding public shares.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. $253,750,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $212,625,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$253,750,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (1) any taxes paid or payable and (2) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	The NYSE rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount held in trust).	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued	The SAILSM securities will begin trading on or promptly after the date of this prospectus. The Class A shares and warrants constituting the SAILSM securities will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Morgan Stanley & Co. LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.	No trading of the SAILSM securities or the underlying shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated bye-laws, conduct the redemptions pursuant to the tender offer	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically

	Terms of Our Offering	Terms Under a Rule 419 Offering
	rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Bermuda law, which requires approval by a majority of the votes attached to shares voted at a general meeting of the company company where a quorum of at least two persons present in person or by proxy representing at least 50% of the issued and outstanding shares (or class thereof) entitled to vote at such general meeting are present at the time such general meeting proceeds to business (unless applicable Bermuda law requires a higher approval threshold). Additionally, each public shareholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.	returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	If we have not completed our initial business combination within 18 months from the closing of this offering, we will (1) cease all operations except for the	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in

	Terms of Our Offering	Terms Under a Rule 419 Offering
	purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate, wind up and dissolve, subject in each case to our obligations under Bermuda law to provide for claims of creditors and the requirements of other applicable law.	the trust or escrow account are returned to investors.

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 18 months from the closing of this offering, subject to applicable law.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated bye-laws provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering), without our prior consent. Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.	Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Tendering share certificates in connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s Deposit/Withdrawal At Custodian System, or DWAC, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

Terms of Our Offering	Terms Under a Rule 419 Offering
scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Additionally, the number of blank check companies looking for business combination targets has increased compared to recent years and many of these blank check companies are sponsored by entities or persons that have significant experience with completing business combinations. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our Class A shares, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.15 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Conflicts of Interest

Certain of our officers and directors have, or may in the future have, fiduciary or contractual obligations that oblige them, either now or in the future, to present business combination opportunities to such entity (subject to his or her fiduciary duties under Bermuda law). As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to such officer’s and director’s fiduciary duties under Bermuda law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated bye-laws provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.

To further minimize conflicts of interest, we will not consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

In addition, our sponsor, officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Our sponsor, officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Facilities

We currently maintain our executive offices at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda. The cost for this space is included in the $10,000 per month fee that we will pay one or more affiliates of our sponsor for office space, administrative support and personnel services. We consider our current office space adequate for our current operations.

Employees

We currently have two officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our SAILSM securities, Class A shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with PCAOB standards. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors, Director Nominees and Officers

Our directors, director nominees and officers are as follows:

Name	Age	Title

John Fredriksen	77	Director Nominee (Chairman)

Gunnar Eliassen	35	Chief Executive Officer

Jan Erik Klepsland	35	Chief Financial Officer

Ole-Eirik Lerøy	61	Director Nominee

Cato Stonex	57	Director Nominee

James O’Shaughnessy	57	Director

Tore Myrholt	64	Director Nominee

Annika Sigfrid	47	Director Nominee

John Fredriksen has agreed to serve as Chairman of the board of directors of ST Energy Transition I Ltd. He is a Norwegian-born Cypriot businessman who began his career in shipping and energy. Mr. Fredriksen is a Director of Golden Ocean Limited and is also Chairman, President and a Director of Frontline. Born in 1944 and with a career spanning over fifty years, Mr. Fredriksen acts as our Chairman because of his deep understanding of, and exposure to, energy, shipping and offshore. At present his overall investment portfolio is well diversified with exposure to several sectors including aquaculture, real estate and financial services.

Gunnar Eliassen serves as the Chief Executive Officer of ST Energy Transition I Ltd. He has been part of the Seatankers Group since January 2016 and currently serves as a Director of KLX Energy Services, Golden Close Maritime, Seadrill Ltd and NorAm Drilling Company AS. Previously, he was a Partner at Pareto Securities in New York and Oslo, and served on the board of Aquadrill LLC (formerly known as Seadrill Partners LLC). Mr. Eliassen holds a Master of Business Administration in Finance from the Norwegian School of Economics.

Jan Erik Klepsland serves as the Chief Financial Officer of ST Energy Transition I Ltd. He has served as Investment Director at Seatankers since 2020, with focus across the broader energy sector and currently serves on the board of directors of Archer Limited. Prior to that, he was a partner at ABG Sundal Collier, and a Director at Nordea, focusing on shipping, oil services and restructuring. Mr. Klepsland holds a Master’s degree in Finance from the Norwegian School of Economics.

Ole-Eirik Lerøy has agreed to serve as a member of the board of directors of ST Energy Transition I Ltd. He is also the Chairman of Mowi ASA and has been a director since 2009. Additionally, he is a managing director at Framar AS, a private investment and consulting firm owned by Mr. Lerøy and his family which provides strategic consultancy services to the seafood and related industries. Mr. Lerøy has extensive experience, having previously served as Chairman of the Board of the Bergen Chamber of Commerce, Member of the Board of the International Groundfish Forum, Vice Chairman of the DNB Supervisory Board, Chairman of the Norwegian Seafood Federation and Chairman of the Board of the Norwegian Seafood Export Council. Mr. Lerøy was also the CEO of Lerøy Seafood Group ASA for 18 years and was educated at the Norwegian School of Management. Mr. Lerøy was chosen for his extensive experience leading public companies.

Cato Stonex has agreed to serve as a member of the board of directors of ST Energy Transition I Ltd. Mr. Stonex has had a long career in fund management, initially with J Rothschild Investment Management. He was a founder partner of institutional equity portfolio firm Taube Hodson Stonex, where he spent 20 years, after which he established Partners Investment Company. He is a founder and director of Obotritia and has been a director of Axiare and Arima since 2016. Mr. Stonex holds a degree from the London School of Economics and Political Science, where he served as a Governor and is now an Emeritus Governor. He has chaired LSE’s Development Committee, and is now an advisor to the Endowment Investment Committee.

James O’Shaughnessy is a member of the board of directors of ST Energy Transition I Ltd. Mr. O’Shaughnessy serves as a director at Archer Limited, Frontline Ltd, Golden Ocean Group Ltd, and Ship Finance Ltd, and he has served as chairman of the audit committee for each of these companies since 2018. Mr. O’Shaughnessy also serves as a director and Chairman of the Audit Committee for Avance Gas Holding Ltd., Coralisle Group, and Catalina General Insurance, and sits on various board committees including audit, risk and compensation committees. Prior to joining Archer, he served as Executive Vice President, Chief Accounting Officer and Corporate Controller of Axis Capital Holdings Limited from 2012 to 2019. Prior to that, he served as Group CFO and Bermuda CFO of Flagstone Reinsurance, Chief Accounting Officer and Senior VP of Scottish Re Group, and as CFO and Senior VP of XL Re Ltd. at XL Group plc. Mr. O’Shaughnessy holds a Bachelor of Commerce degree from University College Cork, Ireland, and is a Fellow of the Institute of Chartered Accountants of Ireland and an Associate Member of the Chartered Insurance Institute of the United Kingdom. He was selected to serve on our board of directors because of his extensive experience as an accountant, his understanding of financial reporting, his experience with leading IPOs, as well as his long-term association with Seatankers and affiliates.

Tore Myrholt has agreed to serve as a member of the board of directors of ST Energy Transition I Ltd. Mr. Myrholt serves as Chairman of the Advisory Board at Seatankers Consultancy Services, Chairman of the board of Antler, Trioworld, and Enodden and as a board member of Viking Cruises, OQ, Wrist Ship Supply and Arundo Analytics. Previously, Mr. Myrholt was Former Chairman McKinsey EMEA at McKinsey & Company and Founder and CEO of TM Partnership. Mr. Myrholt obtained an MBA from the Harvard Business School and a degree in International Economics from the Norwegian School of Economics. Mr. Myrholt has served as a director of numerous boards of international companies over the last five years, of which M&A has been a central theme. He was selected to serve on our board because of both that experience as well as his deep experience in the energy sector including renewable energy and digital technology in the B2B space.

Annika Sigfrid has agreed to serve as a member of the board of directors of ST Energy Transition I Ltd. Ms. Sigfrid has a broad network of local and international institutions and companies in the Nordics across the financial sector. Previously, Mrs. Sigfrid was Global Head of equity capital markets at Nordea Bank and has more than 20 years of experience from leading investment banks in London and the Nordics, including ABG Sundal Collier, Carnegie, Merrill Lynch and Handelsbanken. Additionally, Ms. Sigfrid serves as board member of Creaspac AB. Ms. Sigfrid was selected to serve as a director of the Company because of her extensive experience in equity capital markets transactions.

Number, Terms of Office and Appointment of Directors and Officers

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of six members. Prior to our initial business combination, holders of our alignment shares will have the right to appoint all of our directors and remove members of the board of directors for any reason, and holders of our public shares will not have the right to vote on the appointment of directors during such time. These provisions of our amended and restated bye-laws may only be amended by a special resolution passed by a majority of at least 90% of our shares attending and voting in a general meeting. Each of our directors will hold office for a two-year term. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors or by a majority of the holders of our shares (or, prior to our initial business combination, holders of our alignment shares).

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bye-laws as it deems appropriate. Our amended and restated bye-laws provide that our officers may consist of such other offices as may be determined by the board of directors.

Director Independence

The rules of the NYSE require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have five “independent directors” as defined in the NYSE rules and applicable SEC rules prior to completion of this offering. Our board has determined that each of Ole-Eirik Lerøy, Cato Stonex, James O’Shaughnessy, Tore Myrholt, and Annika Sigfrid is an independent director under applicable SEC and NYSE rules.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our directors or officers have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on the NYSE through the earlier of consummation of our initial business combination and our liquidation, we will pay one or more affiliates of our sponsor a total of $10,000 per month for office space, administrative support and personnel services. Our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, directors, officers or our or any of their respective affiliates. On June 29, 2021, our sponsor transferred 10,000 alignment shares to each of John Fredriksen, Ole-Eirik Lerøy, Cato Stonex, James O’Shaughnessy, Tore Myrholt and Annika Sigfrid, our directors, at their original per-share purchase price. In addition, in connection with their participation in the Company’s committees, the chair of each committee will receive from the sponsor 1,000 alignment shares and each committee member will receive from the sponsor 500 alignment shares.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We are not party to any agreements with our directors and officers that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Committees of the Board of Directors

Upon the effective date of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. Subject to phase-in rules, the rules of NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NYSE require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board of directors and will have the composition and responsibilities described below. The charter of each committee will be available on our website following the closing of this offering.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. The members of our audit committee will be James O’Shaughnessy, Cato Stonex and Ole-Eirik Lerøy. James O’Shaughnessy will serve as chairman of the audit committee.

Each member of the audit committee is financially literate and our board of directors has determined that James O’Shaughnessy qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

•

assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors;

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•

meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our compensation committee will be James O’Shaughnessy, Tore Myrholt and Annika Sigfrid. Tore Myrholt will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•

reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance committee will be Ole-Eirik Lerøy, Annika Sigfrid and James O’Shaughnessy. Ole-Eirik Lerøy will serve as chair of the nominating and corporate governance committee. We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

•

identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board of directors, and recommending to the board of directors candidates for nomination for appointment at the annual general meeting or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Code of Ethics

Prior to the closing of this offering, we will adopt a code of ethics and business conduct, or the Code of Ethics, applicable to our directors, officers and employees. We will file a copy of our form of our Code of Ethics as an exhibit to the registration statement of which this prospectus forms a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of our Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Under Bermuda law, directors and officers have a fiduciary duty to act honestly and in good faith with a view to the best interests of the company.

In addition, directors also owe a duty of care. This duty is defined in the Companies Act as a duty to exercise the care, diligence, and skill that a reasonably prudent person would exercise in comparable circumstances. Both a directors’ fiduciary duty and duty of care are owed to the company itself.

The scope of a directors’ fiduciary duties include a:

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	duty to not improperly fetter the exercise of future discretion;

•	duty to exercise powers fairly as between different sections of shareholders and the company’s other stakeholders;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests (including deriving personal profits from any such conflict); and

•	duty to exercise independent judgment.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders; provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated bye-laws or alternatively by shareholder approval at general meetings.

All of our officers and certain of our directors have fiduciary and contractual duties to the Sponsor and to certain companies in which the Sponsor has invested or is otherwise affiliated with. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing such opportunities. None of the members of our management team who are also employed by our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware, subject to his or her fiduciary duties under Bermuda law. Our sponsor and directors and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination, and any such involvement may result in conflicts of interests as described above. Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors (including other special purpose acquisition companies they are or may become involved with), may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Bermuda law and any other applicable fiduciary duties.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities (including other special purpose acquisition companies they are or may become involved with) pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to his or her fiduciary duties under Bermuda law. Our amended and restated bye-laws provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. Our directors and officers are also not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. See “Risk Factors—Risks Relating to Our Management Team and Conflicts of Interest—Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination. You should not rely on the historical record of our founders’ and management’s performance as indicative of our future performance. See “Risk Factors—General Risk Factors—Past performance by our management team and their respective affiliates may not be indicative of future performance of an investment in the company.”

Potential investors should also be aware of the following potential conflicts of interest:

•

None of our directors or officers is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our directors and officers may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a description of our management’s other affiliations, see “—Directors, Director Nominees and Officers.”

•

Our initial shareholders, directors and officers have agreed to waive their redemption rights with respect to any alignment shares held by them in connection with the consummation of our initial business combination. Additionally, our initial shareholders have agreed to waive their redemption rights with respect to their alignment shares if we fail to consummate our initial business combination within 18 months after the closing of this offering. However, if our initial shareholders (or any of our directors, officers or affiliates) acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. Pursuant to a letter agreement that our initial shareholders, directors and officers have entered into with us, with certain limited exceptions, the alignment shares will not be transferable, assignable or salable by our initial shareholders until the earlier of: (1) one year after the completion of our initial business combination; and (2) subsequent to our initial business combination

(x) if the last reported sale price of our Class A shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, amalgamation share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their shares for cash, securities or other property. With certain limited exceptions, the private placement warrants and the shares underlying such warrants, will not be transferable, assignable or salable by our sponsor until 30 days after the completion of our initial business combination. Since our sponsor and directors and officers may directly or indirectly own shares and warrants following this offering, our directors and officers may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

In order to fund working capital deficiencies or to finance transaction costs in connection with an intended initial business combination, we will enter into a promissory note with our sponsor prior to the consummation of this offering that will provide for borrowings of up to $2,500,000. This loan will be non-interest bearing, unsecured and is due at the earlier of the closing of our initial business combination and our liquidation if we have not completed an initial business combination with the allotted time period. Our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us additional funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

•

Our directors and officers may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•

Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our directors and officers have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our directors, officers and director nominees currently have fiduciary duties or contractual obligations that may pose a conflict of interest with us:

Individual	Entity(ies)	Entity’s(ies’) Business	Affiliation

John Fredriksen	Golden Ocean Group Ltd	Water Transportation	Director

Gunnar Eliassen	NorAm Drilling Company AS	Drilling Oil & Gas Wells	Director

Individual	Entity(ies)	Entity’s(ies’) Business	Affiliation

Jan Erik Klepsland	Archer Limited	Oil and Gas Field Services	Director

Ole-Eirik Lerøy	Framar AS Brinken 20 Næring AS Framar Eiendom AS Mile Maritim AS Kirkeveien 50 AS Fairline Charter AS Mowi ASA Mile Investering AS Hjellestadveien 313 AS Profond AS Brinken Holding AS	Investment Investment Investment Investment Investment Investment Seafood Investment Investment Investment Investment	Managing director Managing director Chairman Chairman Chairman Chairman Chairman Chairman Chairman Chairman Director

	New Nomadic Short Sea Shipping AS	Shipping	Director

	Seksjonssameiet Maaseskjæret Inma AS	Investment	Director

	Nomadic Shipping AS In Invest AS Vitali Holding AS	Shipping Investment Investment	Director Director Director

Cato Stonex

Árima Real Estate SOCIMI, S.A.

Albemarle Ship Investments LLP

Axcent Partners LLP

Buck’s Club Limited

Cato Stonex Limited

CHS Ventures Limited

CS Ventures Limited

John Chapman Limited

Partners Investment Company (2017) Limited

Partners Investment Company LLP

Petworth Art LLP

Roundwood Partners LLP

Sloane Residents LLP

Taube Hodson Stonex Partners (UK) Limited

Taube Hodson Stonex Partners LLP

Union Jacques Limited

Westmorland Spirits Limited

THSP Limited

Obotritia Capital KGaA

The Latitude Hotels

Group Ltd

		Property Finance Finance Club Investment Finance Finance Consumer Goods Finance Finance Fine Art Fine Art Resident Association Finance Finance Hospitality Consumer Goods Finance Finance Hospitality	Director Director Director Director Director Director Director Chairman Partner Partner Member Member Director Director Director Director Director Director Director Director

Individual	Entity(ies)	Entity’s(ies’) Business	Affiliation

James O’Shaughnessy	Archer Limited Frontline Ltd.	Oil and Gas Field Services Deep Sea Foreign Transportation of Freight	Director Director

	Golden Ocean Group Ltd SFL Corp Ltd.	Deep Sea Foreign Transportation of Freight	Director

	Avance Gas Holding Ltd Colonial Group Catalina General Insurance	Gas Services Insurance Insurance	Director Director Director

Tore Myrholt	TM Partnership Ltd Enodden AS	Consultancy Investment	Chairman Chairman

	TM Blue Advisory Group LLC	Consultancy	Chairman

Annika Sigfrid	Ansinva AB Voicemachine Sweden AB Creaspac	Advisory and Consultancy Online Voiceover Server SPAC	Director Director Director

Accordingly, if any of the above directors or officers become aware of a business combination opportunity which is suitable for any of the above entities (or any other entity, including additional special purpose acquisition companies, they become involved with) to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Bermuda law. Our amended and restated bye-laws provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, directors or officers. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business we are seeking to acquire that such an initial business combination is fair to our company from a financial point of view.

In addition, our sponsor or any of its affiliates may make additional investments in the company in connection with the initial business combination, although our sponsor and its affiliates have no obligation or current intention to do so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders, directors and officers have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any alignment shares (and their permitted transferees will agree) and public shares held by them in favor of our initial business combination.

Limitation on Liability and Indemnification of Directors and Officers

Bermuda law does not limit the extent to which a company’s bye-laws may provide for indemnification of directors and officers, except for indemnification in against any liability in respect of fraud or dishonesty in relation to the company. Our amended and restated me bye-laws provide for indemnification of our directors and officers to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, dishonesty, willful default or willful neglect.

We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated bye-laws. We may purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A shares included in the SAILSM securities offered by this prospectus, and assuming no purchase of SAILSM securities in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding shares;

•	each of our directors, officers and director nominees; and

•	all our directors, officers and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

The post-offering ownership percentage column below assumes that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 187,500 alignment shares, and that there are 26,250,000 shares issued and outstanding after this offering.

	Number of Shares Beneficially Owned(2)	Approximate Percentage of Issued and Outstanding Shares
Name and Address of Beneficial Owner(1)		Before Offering	After Offering(2)
Sloane Square Capital Holdings Ltd. (our sponsor)(3)	1,190,000	95.8%	4.53%
John Fredriksen(3)	10,000	*	*
Ole-Eirik Lerøy	10,000	*	*
Cato Stonex	10,000	*	*
James O’Shaughnessy	10,000	*	*
Tore Myrholt	10,000	*	*
Annika Sigfrid	10,000	*	*
All directors, officers and director nominees as a group (six individuals)	60,000	4.2%	*	%

*	Less than one percent.
(1)

Unless otherwise noted, the business address of each of the following entities or individuals is c/o ST Energy Transition I Ltd., Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda.

(2)

Interests shown consist solely of alignment shares, classified as Class B shares. Such shares will convert into Class A shares on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

(3)

Sloane Square Capital Holdings Ltd., our sponsor, is the record holder of 1,377,500 alignment shares. Oak Trustees (Jersey) Limited is the trustee of a trust established by John Fredriksen for the benefit of his immediate family members. Mr. Fredriksen may be deemed to beneficially own 1,377,500 alignment shares through his indirect influence over Sloane Square Capital Holdings Ltd., the shares of which are held in the Trust. The trust is the sole shareholder of Transition Energy Holdings Ltd., which is in turn the sole shareholder of Sloane Square Capital Holdings Ltd., and therefore the trust is the indirect owner of Sloane Square Capital Holdings Ltd. As such, Oak Trustees (Jersey) Limited may be deemed to beneficially own the alignment shares that are beneficially owned by our Sponsor. Mr. Fredriksen disclaims beneficial ownership of the 1,377,500 alignment shares beneficially owned by Sloane Square Capital Holdings Ltd. except to the extent of his voting and dispositive interests in such alignment shares. Mr. Fredriksen has no pecuniary interest in the 1,377,500 alignment shares beneficially owned by Sloane Square Capital Holdings Ltd.

Immediately after this offering, our initial shareholders will beneficially own 100% of the then outstanding Class B shares and will have the right to elect all of our directors prior to our initial business combination as a result of holding all of the alignment shares. Holders of our public shares will not have the right to elect any directors to our board of directors prior to our initial business combination. In addition, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated bye-laws and approval of significant corporate transactions. If we increase or decrease the size of this offering, we will effect a stock split, stock dividend, share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B shares immediately prior to the consummation of this offering in such amount as to maintain the number of alignment shares at 5% of the number of our issued and outstanding Class A shares upon the consummation of this offering.

Our sponsor and the Participants have committed, pursuant to a written agreement, to purchase an aggregate of 10,750,000 (or 12,062,500 warrants if the underwriters’ over-allotment option is exercised in full) private placement warrants at a price of $1.00 per warrant ($10,750,000 in the aggregate or $12,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one Class A share at a price of $11.50 per share, subject to adjustment as provided herein. If we do not complete our initial business combination within 18 months from the closing of this offering, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. The private placement warrants are identical to the warrants sold as part of the SAILSM securities in this offering except that, so long as they are held by our sponsor, the Participants and their respective permitted transferees: (1) they will not be redeemable by us (except as described below under “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A share equals or exceeds $10.00”); (2) they (including the Class A shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination, as described below; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the shares issuable upon exercise of these warrants) are entitled to registration rights, as described below.

Our sponsor and our directors and officers are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Transfers of Alignment Shares and Private Placement Warrants

The alignment shares, private placement warrants and any Class A shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our initial shareholders, directors and officers. Those lock-up provisions provide that such securities are not transferable or salable (1) in the case of the alignment shares, until the earlier of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our Class A shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their shares for cash, securities or other property, and (2) in the case of the private placement warrants and the respective Class A shares underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our directors or officers (including persons that become a director or officer substantially contemporaneously with such transfer), any affiliates or family members of any of such directors or officers, any members, partners, consultants or employees of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) in the case of an entity, by virtue of the laws of its jurisdiction or its organizational documents or operating agreement; or (h) in the event of our completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Registration Rights

The holders of the alignment shares, private placement warrants and any warrants that may be issued on conversion of working capital loans (and any Class A shares issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the alignment shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the alignment shares, only after conversion to our Class A shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On May 17, 2021, our sponsor paid an aggregate of $25,000 in exchange for issuance of 1,725,000 Class B shares with an effective purchase price per share of $0.014. On November 6, 2021, our sponsor forfeited 287,500 alignment shares. On June 29, 2021, our sponsor transferred 10,000 alignment shares to each of John Fredriksen, Ole-Eirik Lerøy, Cato Stonex, James O’Shaughnessy, Tore Myrholt and Annika Sigfrid, our directors. In addition, in connection with their participation in the Company’s committees, the chair of each committee will receive from the sponsor 1,000 alignment shares and each committee member will receive from the sponsor 500 alignment shares. Our initial shareholders will collectively own 5% of our issued and outstanding Class A shares after this offering (assuming they do not purchase any SAILSM securities in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our alignment shares immediately prior to the consummation of this offering in such amount as to maintain the number of alignment shares at 5% of our issued and outstanding Class A shares upon the consummation of this offering. Up to 187,500 alignment shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised and, in addition, the sponsor has agreed to forfeit alignment shares to the extent necessary in connection with any changes to the terms or size of our offering of SAILSM securities.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 10,750,000 (or 12,062,500 warrants if the underwriters’ over-allotment option is exercised in full) private placement warrants for a purchase price of $1.00 per warrant ($10,750,000 in the aggregate or $12,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant may be exercised for one Class A share at a price of $11.50 per share, subject to adjustment as provided herein. The private placement warrants (including the Class A shares issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

As more fully discussed in “Management—Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We will enter into an Administrative Services Agreement pursuant to which we will pay our sponsor or one or more affiliates of our sponsor a total of $10,000 per month for office space, administrative support and personnel services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 18 months, affiliates of our sponsor will be paid a total of $180,000 ($10,000 per month) for office space, administrative support and personnel services and will be entitled to be reimbursed for any out-of-pocket expenses.

Our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, directors, officers or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us an aggregate amount of up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2021 and May 17, 2021, we had no borrowings under the $300,000 promissory note with our sponsor. This loan is non-interest bearing, unsecured and is due at the earlier of December 31, 2021 and the closing of this offering. This loan will be repaid upon completion of this offering out of the $1,300,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. The value of our sponsor’s interest in this loan transaction corresponds to the principal amount outstanding under such loan.

In addition, in order to fund working capital deficiencies or to finance transaction costs in connection with an intended initial business combination, we will enter into a promissory note with our sponsor prior to the consummation of this offering that will provide for borrowings of up to $2,500,000. These loans will be non-interest bearing, unsecured and are due at the earlier of the closing of our initial business combination and our liquidation if we have not completed an initial business combination with the allotted time period. Our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us additional funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor. Other than as described above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

We have entered into a registration rights agreement with respect to the alignment shares, private placement warrants and warrants issued upon conversion of working capital loans (if any), which is described under the heading “Principal Shareholders — Registration Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the closing of this offering, we will adopt our Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board of directors) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, directors or officers, or our or any of their respective affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, directors or officers unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business we are seeking to acquire that our initial business combination is fair to our company from a financial point of view. Furthermore, there will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, directors or officers, or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:

•	repayment of a loan in an aggregate amount of up to $300,000 made to us by our sponsor to cover offering-related and organizational expenses;

•	payment to our sponsor or affiliates of our sponsor of a total of $10,000 per month for office space, administrative, support and personnel services;

•	reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•

repayment of a loan under the promissory note that we will enter into with our sponsor prior to the consummation of this offering, which provides for a loan in an aggregate amount of up to $2,500,000, and repayment of any additional loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination. Up to $2,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender.

The above payments may be funded using the net proceeds of this offering and the sale of the private placement warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

DESCRIPTION OF SECURITIES

We are a Bermuda exempted company and our affairs will be governed by our amended and restated memorandum of association, amended and restated bye-laws, the Companies Act and the common law of Bermuda. Pursuant to our amended and restated bye-laws which will be adopted upon the consummation of this offering, we will be authorized to issue 500,000,000 Class A shares, $0.0001 par value each, 50,000,000 Class B shares, $0.0001 par value each, and 5,000,000 undesignated shares, $0.0001 par value each. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated bye-laws. Because it is only a summary, it may not contain all the information that is important to you.

SAILSM securities

Each SAILSM security has an offering price of $10.00 and consists of one Class A share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company’s Class A shares. This means only a whole warrant may be exercised at any given time by a warrant holder.

The Class A shares and warrants constituting the SAILSM securities will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Morgan Stanley & Co. LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A shares and warrants commence separate trading, holders will have the option to continue to hold SAILSM securities or separate their SAILSM securities into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the SAILSM securities into Class A shares and warrants. Additionally, the SAILSM securities will automatically separate into their component parts and will not be traded after completion of our initial business combination. No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. Accordingly, unless you purchase at least two SAILSM securities, you will not be able to receive or trade a whole warrant.

In no event will the Class A shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds as of the closing of this offering and the sale of the private placement warrants. We will file the Current Report on Form 8-K promptly and no later than four business days after the closing of this offering, which will include this audited balance sheet. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Additionally, the SAILSM securities will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Shares

Upon the closing of this offering 26,250,000 shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 187,500 alignment shares by our sponsor), including:

•	25,000,000 Class A shares underlying the SAILSM securities being offered in this offering; and

•	1,250,000 Class B shares held by our initial shareholders.

If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our alignment shares immediately prior to the consummation of this offering in such amount as to maintain the number of alignment shares at 5% of our issued and outstanding Class A shares upon the consummation of this offering.

Class A shareholders and Class B shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that, prior to our initial business combination, holders of our Class B shares will have the right to appoint all of our directors and remove members of the board of directors for any reason, and holders of our Class A shares will not be entitled to vote on the appointment of directors during such time. These provisions of our amended and restated bye-laws may only be amended by a resolution passed by a majority of at least 90% of our shares attending and voting in a general meeting. Unless specified in the Companies Act, our amended and restated bye-laws or applicable stock exchange rules, the affirmative vote of a majority of our shares that are voted is required to approve any such matter voted on by our shareholders (other than the appointment or removal of directors prior to our initial business combination), and, prior to our initial business combination, the affirmative vote of a majority of our alignment shares is required to approve the appointment or removal of directors. Approval of certain actions will require a resolution under Bermuda law and pursuant to our amended and restated bye-laws, such actions include amending our amended and restated bye-laws and approving a statutory merger or amalgamation with another company. Directors are appointed for a term of two years. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the alignment shares voted for the appointment of directors can appoint all of the directors prior to our initial business combination. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to our initial business combination, the Class A shares have a preferential right ranking ahead of the Class B shares to receive distributions from the trust account on a liquidation, winding up, or other return of capital.

Because our amended and restated bye-laws authorize the issuance of up to 500,000,000 Class A shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the NYSE. There is no requirement under the Companies Act for us to hold annual or general meetings to appoint directors. We may not hold an annual general meeting prior to the consummation of our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.15 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any alignment shares and public shares held by them in connection with the completion of our initial business combination or certain amendments to our amended and restated bye-laws as described elsewhere in this prospectus. Permitted transferees of our initial shareholders, directors or officers will be subject to the same obligations.

If a shareholder vote is not required by applicable law or stock exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated bye-laws, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated bye-laws require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Bermuda law, which requires approval by a majority of the votes attached to shares voted at a general meeting of the company where a quorum of at least two persons present in person or by proxy representing at least 50% of the issued and outstanding shares (or class thereof) entitled to vote at such general meeting are present at the time such general meeting proceeds to business (unless applicable Bermuda law requires a higher approval threshold). However, the participation of our sponsor, directors, officers, advisors or any of their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give not less than 10 days nor more than 60 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated bye-laws provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. As a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our initial shareholders have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their alignment shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our initial shareholders’ alignment shares, we would need 9,375,001, or 37.5% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised) of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. Additionally, each public shareholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated bye-laws, if we have not completed our initial business combination within 18 months from the closing of this offering, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate, wind up and dissolve, subject in each case to our obligations under Bermuda law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their alignment shares if we fail to complete our initial business combination within 18 months from the closing of this offering. However, if our initial shareholders, directors acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders at such time will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), upon the completion of our initial business combination, subject to the limitations described herein.

Alignment shares

The alignment shares are designated as Class B shares and are different from Class A shares included in the SAILSM securities being sold in this offering in several important ways, including that: (i) only holders of the alignment shares have the right to vote on the election of directors prior to our initial business combination, (ii) the alignment shares are subject to certain transfer restrictions, as described in more detail below, (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any alignment shares and public shares they hold in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any alignment shares and public shares they hold in connection with a shareholder vote to approve an amendment to our amended and restated bye-laws to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months from the closing of this offering or with respect to other specified provisions relating to shareholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any alignment shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period. If we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote their alignment shares and any public shares purchased during or after this offering in favor of our initial business combination; and (iv) on the last day of each measurement period, which will occur annually over ten fiscal years following consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 143,750 (or 125,000 if the over-allotment option is not exercised) of Class B shares will automatically convert into Class A shares based upon the Total Return of our outstanding equity capital as of the relevant measurement date above the Price Threshold.

The alignment shares will be entitled to a number of votes representing 20% of voting power prior to the completion of our initial business combination. Following completion of our initial business combination, the alignment shares will be entitled to one vote per share.

Up to 187,500 alignment shares will be forfeited by our sponsor, officers and directors depending on the exercise of the underwriters’ over-allotment option in connection with this offering and, in addition, the initial shareholders have agreed to forfeit alignment shares to the extent necessary in connection with any changes to the terms or size of our offering of SAILSM securities.

For so long as any alignment shares remain outstanding, we may not, without the prior written consent of the holders of a majority of the alignment shares then outstanding take certain actions such as to (i) amend, alter or repeal any provision of our amended and restated bye-laws, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B shares, (ii) change our fiscal year, (iii) increase the number of directors on the Board, (iv) pay any dividends or other distributions or effect any split on any of our capital stock, (v) adopt any shareholder rights plan, (vi) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements, (vii) issue any Class A shares in excess of 5% of the number of our Class A shares outstanding upon the consummation of this offering or that would otherwise require a shareholder vote pursuant to the rules of the stock exchange on which the Class A shares are then listed or (viii) issue any Class B shares. As a result, the holders of the alignment shares may be able to prevent us from taking such actions that some public shareholders may believe are in our interest. Any action required or permitted to be taken at any meeting of the holders of alignment shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all alignment shares were present and voted.

For purposes of this section, “distribution” means any payment of dividends, cash, other consideration or distribution of equity securities of the company or any of its affiliates to holders of our shares, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock split, stock dividend, share distribution, rights offering or similar transaction. The fair market value of any distribution, other than cash, shall be determined in accordance with our amended and restated bye-laws.

The alignment shares create an incentive structure that we believe aligns the interests of all stakeholders and will reward sustained, long-term performance. We believe that this structure is more consistent with our sponsor’s long-term investment approach and different from the incentives for sponsors in most other special purpose acquisition companies. This long-term incentive structure for our sponsor and management team is reflected in the terms of the 1,437,500 (or 1,250,000 if the underwriters’ over-allotment option is not exercised) alignment shares issued to our sponsor, directors and officers.

Alignment shares conversion

On the last day of each measurement period, which will occur annually over ten fiscal years following consummation of our initial business combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 143,750 alignment shares (or, 125,000 if the over-allotment option is not exercised) will automatically convert, subject to adjustment as described herein, into our Class A shares, or conversion shares, as follows:

•

if the sum of (i) the VWAP, calculated in accordance with “—Volume weighted average price” below, of Class A shares for the final fiscal quarter in such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of our Class A shares, the record date for which is on or prior to the last day of the measurement period, or the Total Return, does not exceed the Price Threshold, the number of conversion shares for such measurement period will be 1,437 Class A shares (or 1,250 if the over-allotment option is not exercised);

•	if the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 1,437 Class A shares (or 1,250 if the over-allotment option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions), the Closing Share Count) of (x) the number of Class A shares outstanding immediately after the closing of this offering (including any exercise of the over-allotment option) and (y) if in connection with the initial business combination there are issued any Class A shares or equity-linked securities, the number of Class A shares so issued and the maximum number of Class A shares issuable (whether settled in shares or in cash) upon conversion or exercise of such equity-linked securities, divided by (B) the Total Return; and

•

if the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of conversion shares for such measurement period will be the greater of (i) 1,437 Class A shares (or 1,250 if the over-allotment option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

•

The term “measurement period” means (i) the period beginning on the date of our initial business combination and ending with, and including, the first fiscal quarter following the end of the fiscal year in which we consummate our initial business combination and (ii) each of the nine successive four-fiscal-quarter periods.

•

The “Price Threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the Price Threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period (in each case, as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions).

•

For purposes of the above calculation, “equity-linked securities” means securities (other than the public warrants and the private placement warrants) issued by the company and/or any entities that (after giving effect to completion of the initial business combination) are subsidiaries of the company that are directly or indirectly convertible into or exercisable for Class A shares, or for a cash settlement value in lieu thereof.

•

The foregoing calculations will be based on our fiscal year and fiscal quarters, which may change as a result of our initial business combination. Each conversion of alignment shares will apply to the holders of alignment shares on a pro rata basis. If, upon conversion of any alignment shares, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A shares to be issued to such holder.

We include the following hypothetical scenarios solely for the purpose of illustrating the number of Class A shares that would be issued upon conversion of the alignment shares during one measurement period, assuming the Closing Share Count is 50,000,000 (putatively comprised of 25,000,000 Class A shares included as part of the SAILSM securities in this offering and an additional 25,000,000 Class A shares issued subsequent to this offering), assuming the VWAP is $9.00 for the first fiscal quarter following the first fiscal year during which we consummate our initial business combination and assuming that no dividends or distributions have been paid or are payable on Class A shares during the initial measurement period, then the Total Return would be $9.00 per share and the 125,000 alignment shares would convert into 1,250 Class A shares following the close of the initial measurement period.

In contrast, assuming the VWAP is $11.00 for the first fiscal quarter following the first fiscal year during which we consummate our initial business combination (rather than $9.00) and dividends and distributions equal to $1.00 per Class A share were paid or payable during the initial measurement period (rather than no dividends or distributions), the Total Return would be $12.00, which exceeds the initial $10.00 Price Threshold, but is less than 130% of the initial $10.00 Price Threshold. The conversion value would be calculated as 20% of the $2.00 per share appreciation above $10.00, or $0.40 per share, multiplied by 50,000,000 Class A shares or $20,000,000. This conversion value would then be divided by the Total Return of $12.00, which yields 1,666,666 Class A shares. Thus, the 125,000 alignment shares would convert into 1,666,666 Class A shares following the close of the initial measurement period.

Continuing with the example above, at the end of the second measurement period, assuming the Total Return is $11.00, the 125,000 alignment shares at year end would convert into only 1,250 Class A shares because the Total Return for the second measurement period of $11.00 is less than the Price Threshold of $12.00. If the Total Return for the second measurement period was instead $16.00, then the 125,000 alignment shares would convert into 2,625,000 Class A shares. The Total Return of $16.00 would exceed the Price Threshold of $12.00 by $4.00, or a 33.3% increase. The conversion value would be calculated as the sum of (i) 20% of $3.60 (the excess over $12.00 of a price equal to 130% of $12.00), or $0.72, and (ii) 30% of $0.40 (the difference between the Total Return and 130% of $12.00), or $0.12, multiplied by 50,000,000 Class A shares or $42,000,000. Such amount would then be divided by the Total Return of $16.00, which yields 2,625,000 Class A shares.

The tables below provide an illustration of the number of conversion shares each tranche of alignment shares shall convert into based on the Price Threshold and Total Return for a given measurement period, based on a Closing Share Count of 50,000,000 Class A shares:

Annual Conversion Shares

	Total Return ($)
Price Threshold ($)	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00
$10.00	1,250	1,250	1,250	909,090	1,666,666	2,307,692	3,214,285	4,000,000	4,687,500	5,294,117
$10.50	1,250	1,250	1,250	454,545	1,250,000	1,923,076	2,625,000	3,450,000	4,171,875	4,808,823
$11.00	1,250	1,250	1,250	1,250	833,333	1,538,461	2,142,857	2,900,000	3,656,250	4,323,529
$11.50	1,250	1,250	1,250	1,250	416,666	1,153,846	1,785,714	2,350,000	3,140,625	3,838,235
$12.00	1,250	1,250	1,250	1,250	1,250	769,230	1,428,571	2,000,000	2,625,000	3,352,941
$12.50	1,250	1,250	1,250	1,250	1,250	384,615	1,071,428	1,666,666	2,187,500	2,867,647
$13.00	1,250	1,250	1,250	1,250	1,250	1,250	714,285	1,333,333	1,875,000	2,382,352
$13.50	1,250	1,250	1,250	1,250	1,250	1,250	357,142	1,000,000	1,562,500	2,058,823
$14.00	1,250	1,250	1,250	1,250	1,250	1,250	1,250	666,666	1,250,000	1,764,705
$14.50	1,250	1,250	1,250	1,250	1,250	1,250	1,250	333,333	937,500	1,470,588
$15.00	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	625,000	1,176,470
$15.50	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	312,500	882,352
$16.00	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	588,235
$16.50	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	294,117
$17.00	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250
$17.50	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250
$18.00	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250
$18.50	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250
$19.00	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250
$19.50	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250
$20.00	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250

	Total Return ($)
Price Threshold ($)	$18.00	$19.00	$20.00	$21.00	$22.00	$23.00
$10.00	5,833,333	6,315,789	6,750,000	7,142,857	7,500,000	7,826,086
$10.50	5,375,000	5,881,578	6,337,500	6,750,000	7,125,000	7,467,391
$11.00	4,916,666	5,447,368	5,925,000	6,357,142	6,750,000	7,108,695
$11.50	4,458,333	5,013,157	5,512,500	5,964,285	6,375,000	6,750,000
$12.00	4,000,000	4,578,947	5,100,000	5,571,428	6,000,000	6,391,304
$12.50	3,541,666	4,144,736	4,687,500	5,178,571	5,625,000	6,032,608
$13.00	3,083,333	3,710,526	4,275,000	4,785,714	5,250,000	5,673,913
$13.50	2,625,000	3,276,315	3,862,500	4,392,857	4,875,000	5,315,217
$14.00	2,222,222	2,842,105	3,450,000	4,000,000	4,500,000	4,956,521

	Total Return ($)
Price Threshold ($)	$18.00	$19.00	$20.00	$21.00	$22.00	$23.00
$14.50	1,944,444	2,407,894	3,037,500	3,607,142	4,125,000	4,597,826
$15.00	1,666,666	2,105,263	2,625,000	3,214,285	3,750,000	4,239,130
$15.50	1,388,888	1,842,105	2,250,000	2,821,428	3,375,000	3,880,434
$16.00	1,111,111	1,578,947	2,000,000	2,428,571	3,000,000	3,521,739
$16.50	833,333	1,315,789	1,750,000	2,142,857	2,625,000	3,163,043
$17.00	555,555	1,052,631	1,500,000	1,904,761	2,272,727	2,804,347
$17.50	277,777	789,473	1,250,000	1,666,666	2,045,454	2,445,652
$18.00	1,250	526,315	1,000,000	1,428,571	1,818,181	2,173,913
$18.50	1,250	263,157	750,000	1,190,476	1,590,909	1,956,521
$19.00	1,250	1,250	500,000	952,380	1,363,636	1,739,130
$19.50	1,250	1,250	250,000	714,285	1,136,363	1,521,739
$20.00	1,250	1,250	1,250	476,190	909,090	1,304,347

*	Assumes no dividends paid, such that the Total Return equals the volume weighted average price of Class A shares for the last fiscal quarter of the fiscal year, or the VWAP.

We believe our stakeholder-aligned carried interest structure gives us a competitive advantage in our ability to attract and negotiate a favorable transaction with a high-quality business. We believe that this competitive advantage arises from two key factors. First, our alignment shares will only provide our sponsor, officers and directors with significant value if our Class A shares, following our initial business combination, experiences price appreciation, which we believe aligns our interests with the interests of both our public shareholders and continuing shareholders of any targets we may seek to acquire. Second, unlike founder shares in a typical SPAC, which can create significant shareholder dilution immediately upon an initial business combination, the alignment shares will convert into our Class A shares over a ten-year period, consistent with our long-term investment horizon. The structure incentivizes our sponsor, directors and officers to invest in a business where the Company expects to have a strategic partnership and ties their economic interests to the long-term performance of the acquired company, not to short-term returns. Importantly, unlike most SPACs, our sponsor will receive a financial benefit that is directly coupled to the value that is created for the investors.

We include the following hypothetical scenarios solely for the purpose of illustrating the cumulative number of Class A shares that would be issued upon conversion of the alignment shares as a percentage of the total outstanding Class A shares given the assumptions set forth in the illustrations.

Assuming throughout the ten-year conversion period there are 200,000,000 total Class A shares outstanding (25,000,000 Class A shares included as part of the SAILSM securities in this offering, an additional 25,000,000 Class A shares issued subsequent to this offering and in connection with the initial business combination and 150,000,000 Class A shares issued to the sellers in the initial business combination) on each of the relevant measurement dates:

i. if the Total Return for each of the relevant measurement periods equates to 5.0% appreciation in the value of our Class A shares, compounded annually, then upon the measurement date occurring in the fifth and the tenth years following the initial business combination, assuming the sponsor, officers and directors have not previously sold any Class A shares, the sponsor, officers and directors’ percentage of the total of Class A shares would equal 1.2% and 2.3%, respectively; and

ii. if the Total Return for each of the relevant measurement periods equates to a 10.0% appreciation in the value of our Class A shares, compounded annually, then upon the measurement date occurring in the fifth and the tenth years following the initial business combination, assuming the sponsor, officers and directors have not previously sold any Class A shares, the sponsor officers and directors’ percentage of the total of our Class A shares would equal 2.2% and 4.3%, respectively.

In a typical SPAC structure, the founder shares would convert into 20.0% of the Class A shares issued in the initial public offering upon the consummation of the initial business combination. For comparison purposes to the scenarios above only, assuming the same 200,000,000 total Class A shares outstanding, the founder shares of a typical SPAC would equate to 3.1% of the total of the Class A shares. These Class A shares would be immediately issued to the initial shareholders upon the consummation of the initial business combination, such shares would typically only be subject to a one year lock-up, and their number would hold no relationship to changes in the value of the equity of the post-initial business combination entity. In other words in a typical SPAC, the sponsor can generate a significant return, even if the return to shareholders after the initial business combination remains flat or even is negative. The outstanding Class A shares share count, stock price appreciation and other assumptions in the foregoing illustrative scenarios are hypothetical and presented for illustrative purposes only, and the actual share count, stock price performance and other factors post-initial business combination may be significantly different.

The conversion shares will be deliverable no later than the tenth day following the last day of each applicable measurement period. The conversion shares will be delivered no later than 10:00 a.m., New York City time, on the date of issuance. We are required to publicly announce the number of conversion shares to be issued no less than two business days prior to issuance.

Volume weighted average price

“VWAP” per Class A shares on any trading day means the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the company) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of one Class A share on such trading day determined, using a volume weighted average method, by an independent financial advisor retained for such purpose by the company). “VWAP” for a period of multiple trading days means the volume-weighted average of the respective VWAPs for the trading days in such period.

Change of control

Upon a change of control occurring after our initial business combination (but not in connection with our initial business combination), for the measurement period in which the change of control transaction occurs, the 143,750 alignment shares (or, 125,000 if the over-allotment option is not exercised) will automatically convert into conversion shares (on the business day immediately prior to such event), as follows:

•

if, prior to the date of such change of control the alignment shares have already cumulatively converted into a number of Class A shares equal in the aggregate to at least 5% of the Closing Share Count, or the 5% Threshold Amount, the number of conversion shares will equal the greater of (i) 1,250 Class A shares (or 1,437 if the over-allotment option is exercised) and (ii) the number of Class A shares that would be issuable based on the excess of the Total Return above the Price Threshold as described above with such Total Return calculated based on the purchase price or deemed value agreed upon in the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period;

•

if, prior to the date of the change of control the alignment shares have not already cumulatively converted into a number of Class A shares equal in the aggregate to at least the 5% Threshold Amount, the number of conversion shares will equal the greater of (i) the 5% Threshold Amount less Class A shares previously issued upon conversion of alignment shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the Price Threshold described above with the Total Return calculated based on the purchase price or deemed value agreed upon in the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period; and

•	to the extent any remaining tranches of 143,750 alignment shares remain outstanding, each remaining tranche of 143,750 alignment shares (or 125,000 if the over-allotment option is not exercised) will automatically convert into 1,437 of our Class A shares (or 1,250 if the over-allotment option is not exercised).

A change of control is the occurrence of any one of the following after the consummation our initial business combination (but not in connection with our initial business combination) if any of the following occurs: (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their respective employee benefit plans, (A) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares representing more than 50% of the voting power of our shares and (B) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (A) has occurred; provided, however, that a “person” or “group” will not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder; (b) the consummation of (A) any recapitalization, reclassification or change of our shares (other than a change from no par value to par value, a change in par value or a change from par value to no par value, or changes resulting from a subdivision or combination) as a result of which all of our shares would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation, merger or amalgamation of us pursuant to which all of the Class A shares will be converted into cash, securities or other property or assets (including any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our or our consolidated assets, taken as a whole, to any person or entity (other than one of our wholly owned subsidiaries, and other than a pledge or hypothecation of assets (but not foreclosure in respect thereof)); provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving entity immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction will not be deemed to be a change of control pursuant to this clause (b); (c) our shareholders approve any plan or proposal for our liquidation or dissolution (other than a liquidation or dissolution that will occur contemporaneously with a transaction described in clause (b)(B) above); or (d) our Class A shares ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clauses (a) or (b) above will not constitute a change of control, if at least 90% of the consideration received or to be received by the holders of our shares, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions, consists of shares that are listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the equity interests into which the alignment shares convert.

For so long as any alignment shares remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the alignment shares then outstanding, voting separately as a single class, (i) amend, alter or repeal any provision of our amended and restated bye-laws, whether by merger, amalgamation, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of our Class B shares, (ii) change our fiscal year, (iii) increase the number of directors on the Board, (iv) pay any dividends or effect any split on any of our capital stock, (v) adopt any shareholder rights plan, (vi) acquire any entity or business with assets at a purchase price greater than 10% or more of our total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by us in the preparation of our financial statements or (vii) issue any Class A shares in excess of 5% of our then outstanding Class B shares or that would otherwise require a shareholder vote pursuant to the rules of the stock exchange on which the Class A shares are then listed. As a result, the holders of the alignment shares may be able to prevent us from taking such actions that the Board believes is in our interest. Any action required or permitted to be taken at any meeting of the holders of alignment shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all alignment shares were present and voted.

Register of Members

Under Bermuda law, we must keep a register of members and there shall be entered therein:

•

the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Bermuda law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Bermuda law to have legal title to the shares as set against its name in the register of members. Upon the closing of this offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Bermuda court for a determination on whether the register of members reflects the correct legal position. Further, such Bermuda court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our shares, then the validity of such shares may be subject to re-examination by a Bermuda court. Our Register of Members will be kept in Bermuda.

Lockup of our Sponsor, Directors and Officers

Alignment shares and Class A shares delivered upon conversion thereof

Our sponsor, officers and directors have agreed not to transfer, assign or sell (i) any of their alignment shares except to any permitted transferees and (ii) any of their Class A shares deliverable upon conversion of the alignment shares for 30 days following the completion of our initial business combination.

We refer to such transfer restrictions throughout this prospectus as the lock-up.

Undesignated Shares

Our amended and restated bye-laws authorize 5,000,000 undesignated shares and provide that undesignated shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue undesignated shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the shares and could have anti-takeover effects. The ability of our board of directors to issue undesignated shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no undesignated shares issued and outstanding at the date hereof. Although we do not currently intend to issue any undesignated shares, we cannot assure you that we will not do so in the future. No undesignated shares are being issued or registered in this offering.

Redeemable Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one Class A share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination, except as described below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. Accordingly, unless you purchase at least two SAILSM securities, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption described below under “Redemption of warrants when the price per Class A share equals or exceeds $10.00.” No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a SAILSM security containing such warrant will have paid the full purchase price for the SAILSM security solely for the Class A share underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the issuance, under the Securities Act, of the Class A shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If any such registration statement has not been declared effective by the 60th business day following the closing of the initial business combination, holders of the warrants will have the right, during the period beginning on the 61st business day after the closing of the initial business combination and ending upon such registration statement being declared effective by the SEC, and during any other period when the company fails to have maintained an effective registration statement covering the issuance of the Class A shares issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis.” Notwithstanding the above, if our Class A shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In the case of a cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of Class A shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A shares underlying the warrants, multiplied by the excess of the fair market value (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361 Class A shares per warrant. The fair market value as used in the preceding sentence shall mean the volume weighted average price of the Class A shares for the ten trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per Class A share equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (which we refer to as the Reference Value) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-dilution Adjustments”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per Class A share equals or exceeds $10.00. Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A shares except as otherwise described below;

•

if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-dilution Adjustments”); and

•

if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Class A shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Class A shares during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the warrant agreement, references above to Class A shares shall include a security other than Class A shares into which the Class A shares have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of Class A shares to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Shares
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Shares
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume weighted average price of our Class A shares during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A shares during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A shares for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A shares.

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A shares are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants when the price per Class A share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A shares than they would have received if they had chosen to wait to exercise their warrants for Class A shares if and when such Class A shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Cashless exercise. If we call the warrants for redemption as described above under “—Redemption of warrants for cash,” management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A shares equal to the quotient obtained by dividing (x) the product of the number of Class A shares underlying the warrants, multiplied by the excess of the “fair market value” over the exercise price of the warrants by (y) the fair market value. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

Redemption procedures. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of issued and outstanding Class A shares is increased by a capitalization or share dividend payable in Class A shares, or by a split-up of Class A shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding Class A shares. A rights offering to holders of Class A shares entitling holders to purchase Class A shares at a price less than the historical fair market value (as defined below) will be deemed a share dividend of a number of Class A shares equal to the product of (1) the number of Class A shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A shares) and (2) one minus the quotient of (x) the price per Class A share paid in such rights offering and (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for Class A shares, in determining the price payable for Class A shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of Class A shares during the 10 trading day period ending on the trading day prior to the first date on which the Class A shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay to all or substantially all of the holders of Class A shares a dividend or make a distribution in cash, securities or other assets to the holders of Class A shares on account of such Class A shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A shares in connection with a shareholder vote to amend our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A share in respect of such event.

If the number of issued and outstanding Class A shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A shares issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding Class A shares.

Whenever the number of Class A shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A shares so purchasable immediately thereafter.

In addition, if (x) we issue additional shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any alignment shares held by our sponsor or such affiliates, as applicable, prior to such issuance), or the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “—Redemption of warrants when the price per Class A share equals or exceeds $18.00” and “— Redemption of warrants when the price per Class A share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “—Redemption of warrants when the price per Class A share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the issued and outstanding Class A shares (other than those described above or that solely affects the par value of such Class A shares), or in the case of a merger, amalgamation or consolidation of us with or into another corporation (other than a merger or consolidation in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our Class A shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated bye-laws or as a result of the redemption of Class A shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that (a) terms of the warrants may be amended without the consent of any registered holder for the purpose of (i) curing any ambiguity or correcting any mistake, including conforming the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision contained in the warrant agreement, (ii) removing or reducing the Company’s ability to redeem the public warrants and, if applicable, a corresponding amendment to the Company’s ability to redeem the private placement warrants, (iii) removing any cap on the number of shares that are issuable upon a cashless exercise of a warrant or (iv) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders under the warrant agreement in any material respect, (b) the terms of the warrants may be amended by the parties to the warrant agreement with the vote or written consent of the registered holders of at least 50% of the then outstanding public warrants and private placement warrants, voting together as a single class, to allow for the warrants to be classified as equity in the Company’s financial statements, and (c) all other modifications or amendments, including any modification or amendment to increase the warrant price or shorten the exercise period and any amendment to the terms of only the private placement warrants, shall require the vote or written consent of the registered holders of at least 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, at least 50% of the then outstanding private placement warrants. Notwithstanding the foregoing, the Company may lower the warrant price or extend the duration of the exercise period without the consent of the registered holders.

The warrant holders do not have the rights or privileges of holders of shares and any voting rights until they exercise their warrants and receive Class A shares. After the issuance of Class A shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—Risks Relating to Our Securities—Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants (including the Class A shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders—Transfers of Alignment Shares and Private Placement Warrants,” to our directors and officers and other persons or entities affiliated with our sponsor) and they will not be redeemable by us (except as described above under “—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A share equals or exceeds $10.00”) so long as they are held by our sponsor or its permitted transferees. Our sponsor, the Participants and their respective permitted transferees, have the option to exercise the private placement warrants on a cashless basis and have certain registration rights described herein. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the SAILSM securities in this offering. If the private placement warrants are held by holders other than our sponsor, the Participants and their respective permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the SAILSM securities being sold in this offering.

Except as described under “—Public Shareholders’ Warrants—Redemption of warrants when the price per Class A share equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A shares equal to the quotient obtained by dividing (x) the product of the number of Class A shares underlying the warrants, multiplied by the excess of the historical fair market value (as defined below) less the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the Class A shares for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, the Participants and their respective permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to fund working capital deficiencies or to finance transaction costs in connection with an intended initial business combination, we will enter into a promissory note with our sponsor prior to the consummation of this offering that will provide for borrowings of up to $2,500,000. In addition, our sponsor or an affiliate of our sponsor or certain of our officers and directors may loan us funds as may be required, although they are under no obligation to advance funds or invest in us. Up to $2,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

Our sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including the shares of Class A shares issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under “Principal Shareholders—Transfers of Alignment Shares and Private Placement Warrants,” transfers can be made to our officers and directors and other permitted transferees including persons or entities affiliated with our sponsor.

Dividends

We have not paid any cash dividends on our shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of alignment shares at 5% of our issued and outstanding Class A shares upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Differences in Corporate Law

Bermuda companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers, Amalgamations, and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or amalgamations between two Bermuda companies, or between a Bermuda exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or amalgamation is between two Bermuda companies, the directors of each company must approve a written merger or amalgamation agreement containing certain prescribed information. That merger or amalgamation agreement must then be authorized by either (a) a resolution (usually a majority of 75% in value who attend and vote at a general meeting provided that a Bermuda company’s bye-laws may specify a lower threshold) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution or merger or amalgamation agreement is required for a merger or amalgamation between a parent company and its subsidiary company or two or more subsidiary companies, or a short form amalgamation or merger. The directors of each amalgamating or merging company must provide a statutory declaration regarding the insolvency and net assets of the applicable company and the surviving or amalgamated company. If the Bermuda Registrar of Companies is satisfied that the filing requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the merger or amalgamation.

Where the merger or amalgamation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the foreign company must obtain all necessary authorizations under the laws of its jurisdiction of existence to enable it to merge or amalgamate with the Bermuda company and provide the Bermuda Registrar of Companies documentary proof of the same.

Where the above procedures are adopted (other than in the case of a short form merger or amalgamation), the Companies Act provides for a right of dissenting registered shareholders to be paid a payment of the fair value of his or her shares if such dissenting shareholder does not vote in favor of the amalgamation or merger and, within one month of the giving of the notice convening the shareholders meeting in respect of the amalgamation or merger, apply to the Bermuda courts to appraise the fair value of their shares. At the hearing of that application, the court has the power to determine the fair value of the shares. If the amalgamation or merger has been completed prior to the court determining the fair value of a dissenting shareholders shares, then, if the fair value per share appraised by the court is greater than the consideration paid to the dissenting shareholder under the amalgamation or merger, the surviving or amalgamated company will be required to pay the dissenting shareholder the difference between the appraised value and the consideration paid within one month of the Court’s appraisal. If the amalgamation or merger has not been completed prior to the court’s appraisal, then the applicable company has one month from such appraisal to terminate the amalgamation or merger or to pay the fair value as appraised by the court.

Moreover, Bermuda law also has separate statutory provisions that facilitate the reconstruction, merger or amalgamation of companies in certain circumstances, such schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in Bermuda as a “scheme of arrangement” which may be tantamount to a merger. A scheme of arrangement (the procedures of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States) must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Supreme Court of Bermuda. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it is satisfied that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and we have complied with the statutory provisions as to majority vote;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a business-person would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates, the offeror may, on one month’s notice, require the holders of the remaining shares to transfer such shares on the terms of the offer, and must, within one month of acquiring 90% of the shares, provide notice to the remaining 10% shareholders of such 90% acquisition and the remaining 10% shareholders may, within three months, require the offeror to acquire their shares on the same term as the offer. An objection can be made to the Supreme Court of Bermuda, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Additionally, holders of 95% or more of the shares of a company may compulsorily acquire the remainder. The principal difference between a 95% squeeze-out and 90% squeeze-out is that a dissentient under a 95% squeeze-out can only apply to court to appraise the value of its shares. It cannot seek to vitiate the compulsory acquisition.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Bermuda law differs from the laws in effect in the U.S. and may afford less protection to holders of our securities. We are organized under the laws of Bermuda. As a result, our corporate affairs are governed by the Companies Act, which differs in some material respects from laws typically applicable to U.S. corporations and shareholders, including the provisions relating to interested directors, amalgamations, mergers and acquisitions, takeovers, shareholder lawsuits and indemnification of directors. Generally, the duties of directors and officers of a Bermuda company are owed to the company only. Shareholders of Bermuda companies typically do not have rights to take action against directors or officers of the company and may only do so in limited circumstances.

Class actions are not available under Bermuda law. The circumstances in which derivative actions may be available under Bermuda law are substantially more proscribed and less clear than they would be to shareholders of U.S. corporations. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s amended and restated memorandum of association or amended and restated bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company. Additionally, under our amended and restated bye-laws and as permitted by Bermuda law, each shareholder has waived any claim or right of action against our directors or officers for any action taken by directors or officers in the performance of their duties, except for actions involving fraud or dishonesty. In addition, the rights of holders of our Securities and the fiduciary responsibilities of our directors under Bermuda law are not as clearly established as under statutes or judicial precedent in existence in jurisdictions in the United States, particularly the State of Delaware. Therefore, holders of our securities may have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction within the United States.

Enforceability of Civil Liabilities under U.S. Federal Securities Laws. We are organized under the laws of Bermuda. In addition, some of our directors and officers may reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside of the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. based directors and officers or to recover against us or such directors and officers or obtain judgments from U.S. courts against us or them, including judgments predicated upon the civil liability of the U.S. federal securities laws.

We have been advised by Appleby (Bermuda) Limited, our Bermuda counsel, that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda courts as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. It is the advice of Appleby (Bermuda) Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Special Considerations for Exempted Companies. We are an exempted company limited by shares (meaning our public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in Bermuda but conducts business mainly outside of Bermuda may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•

annual government reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of Bermuda, a description of the company’s principal business, the amount of the company’s “assessable capital” (as defined in the Companies

Act), certain economic substance declarations and that the Company has complied with the provisions of the Companies Act;

•	an exempted company may obtain an undertaking against the imposition of certain future taxation (until March 31, 2035);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in Bermuda; and

•	an exempted company may register as a segregated accounts company in accordance with the Segregated Accounts Companies Act 2000 of Bermuda.

Personal Information Protection—Bermuda

While currently not operative, we will have certain duties under the Bermuda Personal Information Protection Act 2016, or PIPA, which are expected to come into force during 2021. PIPA is based on internationally accepted principles of data privacy. Terms used in the following privacy notice have the meaning given to them in PIPA, unless otherwise defined.

Privacy Notice

Introduction

This privacy notice contains the information which we are required under PIPA to provide to you concerning our practices and policies with respect to our use of your personal information in Bermuda and puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information within the meaning of PIPA.

Personal Information

We will collect, use and secure personal information to the extent we have a lawful basis for doing so and is reasonably required only, and within the parameters that could be reasonably expected, during the normal course of this offering.

Personal information includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

We may also obtain personal information from other public sources.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal information on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Information

We will only use your personal information for the purpose of, and to the extent legitimately required for, completing this offering and in connection with your status as a member of the Company for so long as you remain a member, which includes, without limitation, determining the purchaser’s eligibility to purchase the securities pursuant to this offering under applicable securities legislation or other laws; where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with the AML/ATF Regime and FATCA/CRS requirements); applying for the BMA’s approval for the issuance of any securities to the purchaser, as applicable; inclusion in the Company’s register of members and register of beneficial owners; preparing and registering certificates representing any securities to be issued to the purchaser; and completing filings required by any stock exchange or regulatory authority (including, without limitation, the BMA, the SEC, and NYSE).

We will only share personal information in accordance with the requirements of PIPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal information and against the accidental loss, destruction or damage to the personal information. Your personal information may be disclosed by the Company to: (a) stock exchanges or regulatory authorities (including, without limitation, the BMA); (b) the Company’s registrar and transfer agent, if any; (c) any person with the right to request access to the Company’s registers pursuant to the Companies Act; and (d) any of the other parties involved in the offering of the securities hereunder, including, without limitation, legal counsel, and may be included in record books in connection with the offering of the securities hereunder.

We will only use your personal information for the purposes for which we collected it, unless we reasonably consider that we need to use it for another reason and that reason is compatible with the original purpose. Please note that we may use your personal information without your knowledge or consent, in compliance with the above rules, where this is required or permitted by law.

Should we wish to use personal information for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Information

In certain circumstances we may be legally obliged to share personal information and other information with respect to your shareholding with the relevant regulatory authorities such as the BMA or the Bermuda Registrar of Companies. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal information to persons who provide services to us and their respective affiliates (which may include certain entities located outside the U.S., Bermuda or the European Economic Area), who will process your personal information on our behalf.

The Data Protection Measures We Take

We have put in place appropriate security safeguards to prevent your personal information from being accidentally lost, from being used, accessed, destroyed, modified or disclosed in an unauthorized way or from other misuse. In addition, we limit access to your personal information to those employees, agents, contractors and other third parties who have a business need to access it.

We have also put in place procedures to deal with any suspected security breach and will notify you and any applicable regulator of a breach where we are legally required to do so.

Information Retention

We will only use your personal information for as long as necessary to fulfil the purpose(s) for which we collected it for, including for the purposes of satisfying any legal, regulatory, accounting, or reporting requirements.

Your Personal Information Rights

Under certain circumstances and subject to certain exceptions, you have the right to:

•	Request access to the personal information which we hold about you;

•	Request correction of any inaccurate or incomplete personal information that we hold about you;

•

Request that we cease or not begin the use of your personal information for the purposes of advertising, marketing or public relations, or where the use is causing or likely to cause substantial damage or distress; and

•	Request erasure of your personal information where that personal information is no longer relevant for the purpose of its use.

If you wish to make use of any of your personal information rights please contact the Privacy Officer.

Privacy Officer

We have appointed James Ayers as our Privacy Officer, to oversee compliance with this Privacy Notice. If you have any questions about this Privacy Notice or how we handle your personal information, you can contact the Privacy Officer by the following methods:

By telephone: +1(441) 533-2011

By email: james.ayers@front.bm

By post: Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda

Our Amended and Restated Bye-Laws

Our amended and restated bye-laws contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of our shares attending and voting in a general meeting) cannot be amended without the approval of our board of directors and a majority of at least 50% of our shares attending and voting in a general meeting or acting by written resolution.

Our initial shareholders, who collectively will beneficially own Class B shares equivalent to 5% of our Class A shares upon the closing of this offering (assuming they do not purchase any SAILSM securities in this offering), may participate in any vote to amend our amended and restated bye-laws and will have the discretion to vote in any manner they choose. Specifically, our amended and restated bye-laws provide, among other things, that:

•

if we have not completed our initial business combination within 18 months from the closing of this offering, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate, wind up and dissolve, subject in each case to our obligations under Bermuda law to provide for claims of creditors and the requirements of other applicable law;

•

prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares on any initial business combination;

•

although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business we are seeking to acquire that such a business combination is fair to our company from a financial point of view;

•

if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•

as long as our securities are listed on the NYSE, our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust);

•

if our shareholders approve an amendment to our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares; and

•	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated bye-laws provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 or cause us to be unable to satisfy our liabilities as they become due, in each case, following such redemptions.

The Companies Act permits a company incorporated in Bermuda to amend its bye-laws with (subject to higher thresholds contained in the bye-laws) the approval of the holders of at least a majority of such company’s issued and outstanding shares attending and voting at a general meeting. A company’s bye-laws may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Bermuda exempted company may amend its bye-laws regardless of whether its bye-laws provide otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated bye-laws, we view all of these provisions as binding obligations to our shareholders and neither we, nor our directors or officers, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering and Sanctions—Bermuda

Sanctions

Under the Bermuda financial sanctions regime we are prohibited from carrying out certain activities, including making any funds or other assets, economic resources, or financial or other related services, available, directly or indirectly, wholly or jointly, for the benefit of designated persons or entities; or behaving in a certain way if financial sanctions apply.

We have adopted a sanctions compliance program to ensure compliance with the International Sanctions Act 2003 and the International Sanctions Regulations 2013. We are required under our sanctions obligations to supply the Financial Sanctions Implementation Unit (FSIU) of Bermuda as soon as possible with any information that would “facilitate compliance” with sanctions. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

We reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Certain Anti-Takeover Provisions of Our Amended and Restated Bye-Laws

Our authorized but unissued shares and undesignated shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares and undesignated shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, amalgamation or otherwise.

Securities Eligible for Future Sale

Immediately after this offering we will have 26,250,000 shares (or 30,187,500 if the underwriters’ over-allotment option is exercised in full) issued and outstanding. Of these shares, the 25,000,000 Class A shares (or 28,750,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,250,000 (or 1,437,500 if the underwriters’ over-allotment option is exercised in full) alignment shares and all 10,750,000 (or 12,062,500 if the underwriters’ over-allotment option is exercised in full) private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of shares then issued and outstanding, which will equal 262,500 shares immediately after this offering (or 301,875 if the underwriters exercises their over-allotment option in full); or

•	the average weekly reported trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their alignment shares and our sponsor will be able to sell its private placement warrants, pursuant to Rule 144 without registration, one year after we have completed our initial business combination.

Registration Rights

The holders of the alignment shares, private placement warrants and any warrants that may be issued on conversion of working capital loans (and any Class A shares issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the alignment shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the alignment shares, only after conversion to our Class A shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We intend to apply to list our SAILSM securities, Class A shares and warrants on the NYSE under the symbols “STET.U,” “STET” and “STETWS,” respectively. We expect that our SAILSM securities will be listed on the NYSE promptly on or after the effective date of the registration statement of which this prospectus forms a part. Following the date the Class A shares and warrants are eligible to trade separately, we anticipate that the Class A shares and warrants will be listed separately and as a SAILSM security on the NYSE. We cannot guarantee that our securities will be approved for listing on the NYSE.

INCOME TAX CONSIDERATIONS

The following is a discussion on certain Bermuda income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Bermuda law.

Tax Assurance

Currently, there is no Bermuda income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by holders of our securities in respect of dividends or returns of capital or the disposition of such securities, other than shareholders ordinarily resident in Bermuda, if any.

The Company has received an assurance from the Ministry of Finance of Bermuda granting an exemption, until March 31, 2035, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax in each case in respect of the Company or any of its operations or to our securities, debentures, or other obligations of the Company, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and holding such securities, debentures, or other obligations of the Company and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company.

Withholding Taxes

The Company is not required under Bermuda law to make any deduction or withholding for or on account of any tax from any dividend or distribution to be made in accordance with the terms of our securities.

Other Taxes

There is no stamp duty, registration, documentary or any similar tax or duty of any kind payable in Bermuda in connection with the issuance or transfer of our securities.

U.S. Federal Income Taxation

General

The following discussion summarizes U.S. federal income tax considerations generally applicable to the ownership and disposition of our SAILSM securities (each consisting of one share and one-half of one redeemable warrant) that are purchased in this offering by U.S. Holders (as defined herein) and Non-U.S. Holders (as defined herein). Because the components of a SAILSM security are generally separable at the option of the holder, the holder of a SAILSM security generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying share and warrant components of the unit.

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a SAILSM security pursuant to this offering and hold the SAILSM security and each component of the SAILSM security as capital assets within the meaning of the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion assumes that the shares and warrants will trade separately and that any distributions made (or deemed made) by us on our shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the ownership and disposition of a SAILSM security by a prospective investor in light of its particular circumstances, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more of our shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•	U.S. Holders whose functional currency is not the U.S. dollar.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of SAILSM securities, shares or warrants who or that is for U.S. federal income tax purposes: (1) an individual citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a Non-U.S. Holder. The U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “—Non-U.S. Holders.”

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the SAILSM securities, and, therefore, that treatment is not entirely clear. The acquisition of a SAILSM security should be treated for U.S. federal income tax purposes as the acquisition of one share and one-half of one redeemable warrant to acquire one share. We intend to treat the acquisition of a SAILSM security in this manner and, by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. Each holder of a SAILSM security must allocate the purchase price paid by such holder for such SAILSM security between the share and the warrant that comprise the SAILSM security based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the share and the warrant included in each SAILSM security should equal the portion of the purchase price of the SAILSM security allocated thereto. Any disposition of a SAILSM security should be treated for U.S. federal income tax purposes as a disposition of the share and the warrant comprising the unit, and the amount realized on the disposition should be allocated between the share and the warrant based on their respective relative fair market values at the time of disposition. The separation of the share and the warrant comprising a SAILSM security should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of our shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the SAILSM securities, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a SAILSM security (including alternative characterizations of a unit) and regarding an allocation of the purchase price among the share and the warrant that comprise a unit. The balance of this discussion generally assumes that the characterization of the SAILSM securities described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution paid on our shares. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such shares.

With respect to non-corporate U.S. Holders, dividends will be taxed at the lower applicable long-term capital gains rate (see “—Taxation on the Disposition of Shares and Warrants” below) only if our shares are readily tradable on an established securities market in the United States (which they will be if our shares are traded on the NYSE) and certain other requirements are met, including that we are not classified as a PFIC during the taxable year in which the dividend is paid or the preceding taxable year. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash to the holders of our shares which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

In addition, it is unclear whether under certain circumstances U.S. holders of our Class A shares could be treated as receiving a constructive distribution as a result of the conversion of Class B shares into Class A shares, without any corresponding receipt of cash. Accordingly, U.S. holders of our Class A shares should consult their tax advisors regarding the possibility of constructive distributions on such shares.

Taxation on the Disposition of Shares and Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our shares or warrants which, in general, would include a redemption of shares as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. Holder generally will recognize capital gain or loss. The amount of gain or loss recognized generally will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the shares or warrants are held as part of the SAILSM securities at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the shares or warrants based upon the then fair market values of the shares and the warrants included in the SAILSM securities) and (2) the U.S. Holder’s adjusted tax basis in its shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a SAILSM security allocated to an share or warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. See “—Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s basis in a share acquired pursuant to a warrant.

Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the shares or warrants exceeds one year. It is unclear whether the redemption rights with respect to the shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances.

Redemption of Shares

Subject to the PFIC rules discussed below, if a U.S. Holder’s shares are redeemed pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s shares in an open market transaction (in either case referred to herein as a “redemption”), for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “—Taxation on the Disposition of Shares and Warrants” above. Whether a redemption of our shares qualifies for sale treatment will depend largely on the total number of our shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants). The redemption of shares generally will be treated as a sale or exchange of the shares (rather than as a distribution) if the receipt of cash upon the redemption (1) is “substantially disproportionate” with respect to a U.S. Holder, (2) results in a “complete termination” of such holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our shares actually owned by such holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our shares owned directly, shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any shares such holder has a right to acquire by exercise of an option, which would generally include shares which could be acquired pursuant to the exercise of the warrant. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by such holder immediately before the redemption. Prior to our initial business combination the shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (1) all of our shares actually and constructively owned by such U.S. Holder are redeemed or (2) all of our shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed shares will be added to the adjusted tax basis in such holder’s remaining shares. If there are no remaining shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. A share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. It is unclear whether a U.S. Holder’s holding period for the share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Although we expect a U.S. holder’s cashless exercise of our warrants (including after we provide notice of our intent to redeem warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which a gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s tax basis in the shares received generally would equal the U.S. Holder’s tax basis in the warrants. If a cashless exercise is not treated as realization event, it is unclear whether a U.S. Holder’s holding period for the shares would be treated as commencing on the date of exercise of the warrant or the following day. If a cashless exercise is treated as a recapitalization, the holding period of the shares would include the holding period of the warrants.

If a cashless exercise is treated as a taxable exchange in which gain or loss would be recognized, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the SAILSM securities that is allocated to the warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the shares would commence on the date of exercise of the warrant or the following day.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Taxation on the Disposition of Shares and Warrants.”

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) it is established to the satisfaction of the IRS that the corporation will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The net proceeds from this offering will initially be held in a U.S.-based non-interest bearing account at J.P. Morgan Chase, N.A. with Continental Stock Transfer & Trust Company acting as trustee, and we do not expect to have gross income in our current taxable year. We intend to take the position that, although subject to uncertainty, we would not be treated as a PFIC for our current taxable year and any subsequent taxable years prior to our start-up year.

The applicability of the start-up exception to us will not be known until after the close of up to two taxable years following our start-up year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any future taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our shares or warrants and, in the case of our shares, the U.S. Holder did not make either a timely qualified electing fund, or QEF, election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) shares, as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its shares or warrants; and

•

any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the shares and warrants;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our shares (but not our warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends.

A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. A U.S. Holder may not make a QEF election with respect to its warrants to acquire our shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired shares (or has previously made a QEF election with respect to our shares), the QEF election will apply to the newly acquired shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. One type of purging election creates a deemed sale of such shares at their fair market value. Any gain recognized in this deemed sale will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the shares acquired upon the exercise of the warrants.

U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances (including a potential separate “deemed dividend” purging election that may be available if we are a controlled foreign corporation). The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its shares at the end of its taxable year over the adjusted basis in its shares. Such a U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its shares over the fair market value of its shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Such U.S. Holder’s basis in its shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our shares or warrants should consult their own tax advisors concerning the application of the PFIC rules to our shares or warrants under their particular circumstances.

Tax Reporting

Certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets,” which may include an interest in us, on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisers regarding the foreign financial asset and other reporting obligations and their application to an investment in our securities.

Non-U.S. Holders

Dividends (including constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect to its shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our shares and warrants (including a redemption or cashless exercise of warrants to the extent such disposition may otherwise be treated as taxable) unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends (including constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the Non-U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash to the holders of our shares which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as if the Non-U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

In addition, it is unclear whether under certain circumstances Non-U.S. holders of our Class A shares could be treated as receiving a constructive distribution as a result of the conversion of Class B shares into Class A shares, without any corresponding receipt of cash. Accordingly, Non-U.S. holders of our Class A shares should consult their tax advisors regarding the possibility of constructive distributions on such shares.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated                 , 2021, we have agreed to sell to Morgan Stanley & Co. LLC and DNB Markets, Inc., as the underwriters, the following respective numbers of SAILSM securities:

Underwriters	Number of SAILSM securities
Morgan Stanley & Co. LLC
DNB Markets, Inc.
Total	25,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all the SAILSM securities in this offering if any are purchased, other than those SAILSM securities covered by the over-allotment option described below.

We have granted to the underwriters a 45-day option to purchase on a pro rata basis up to 3,750,000 additional SAILSM securities at the initial public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of SAILSM securities.

The underwriters propose to offer the SAILSM securities initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $                 per unit.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Unit(1)		Total(1)
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Underwriting Discounts and Commissions paid by us	$0.55	$0.55	$13,750,000	$15,812,500

(1)

Includes $0.35 per unit, or $8,750,000 (or $10,062,500 if the over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of Class A shares sold as part of the SAILSM securities in this offering, as described in this prospectus.

We estimate that our non-reimbursed out-of-pocket expenses for this offering will be approximately $700,000. We have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $25,000.

Morgan Stanley & Co. LLC, as representative of the several underwriters named herein, or the representative, has informed us that the underwriters do not intend to make sales to discretionary accounts.

We, our sponsor and our directors and officers have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, without the prior written consent of the representative, for a period of 180 days after the date of this prospectus, any SAILSM securities, warrants, shares or any other securities convertible into, or exercisable, or exchangeable for, shares; provided, however, that we may (1) issue and sell the private placement warrants; (2) issue and sell the additional SAILSM securities to cover our underwriters’ over-allotment option (if any); (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the private placement warrants and the Class A shares issuable upon exercise of the warrants and the alignment shares; and (4) issue securities in connection with our initial business combination, subject to certain exceptions as described under “Principal Shareholders—Transfers of Alignment Shares and Private Placement Warrants.” However, the foregoing shall not apply to the forfeiture of any alignment shares pursuant to their terms or any transfer of alignment shares to any current or future director of the company (as long as such current or future director transferee is subject to the letter agreement, filed herewith, or executes an agreement substantially identical to the letter agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). The representative in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Pursuant to a letter agreement with us, our initial shareholders, directors and officers have agreed not to transfer, assign or sell any of their alignment shares until the earlier to occur of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our Class A shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their shares for cash, securities or other property (except with respect to permitted transferees as described herein under “Principal Shareholders—Transfers of Alignment Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders with respect to any alignment shares.

The private placement warrants (including the Class A shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders—Transfers of Alignment Shares and Private Placement Warrants”).

We have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

We expect our SAILSM securities to be listed on the NYSE, under the symbol “STET.U” and, once the Class A shares and warrants begin separate trading, to have our Class A shares and warrants listed on the NYSE under the symbols “STET” and “STETWS,” respectively.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the SAILSM securities was determined by negotiations between us and the representative.

The determination of our per SAILSM security offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the SAILSM securities, Class A shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our SAILSM securities, Class A shares or warrants will develop and continue after this offering.

If we do not complete our initial business combination within the allotted time frame the trustee and the underwriters have agreed that: (1) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account; and (2) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest shall be net of taxes payable) to the public shareholders.

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of SAILSM securities in excess of the number of SAILSM securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of SAILSM securities over-allotted by the underwriters is not greater than the number of SAILSM securities that they may purchase in the over-allotment option. In a naked short position, the number of SAILSM securities involved is greater than the number of SAILSM securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing SAILSM securities in the open market.

•

Syndicate covering transactions involve purchases of the SAILSM securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of SAILSM securities to close out the short position, the underwriters will consider, among other things, the price of SAILSM securities available for purchase in the open market as compared to the price at which they may purchase SAILSM securities through the over-allotment option. If the underwriters sell more SAILSM securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying SAILSM securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the SAILSM securities in the open market after pricing that could adversely affect investors who purchase in this offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the SAILSM securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our SAILSM securities or preventing or retarding a decline in the market price of the SAILSM securities. As a result, the price of our SAILSM securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

We are not under any contractual obligation to engage the underwriters or any of their affiliates to provide any services for us after this offering, but we may do so at our election. However, the underwriters or any of their affiliates may introduce us to potential target businesses, provide financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If the underwriters or any of their affiliates provides services to us after this offering, we may pay such underwriter or affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters or any of their affiliates and no fees or other compensation for such services will be paid to the underwriters or any of their affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. We may pay the underwriters of this offering or any entity with which they are affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriters or any of their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriters or any of their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the deferred portion of its underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available on the websites maintained by the underwriters, or selling group members, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of SAILSM securities to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make Internet distributions on the same basis as other allocations.

The SAILSM securities are offered for sale in the United States, Europe, Asia and other jurisdictions where it is lawful to make such offers.

The underwriters have represented and agreed that they have not offered, sold or delivered and will not offer, sell or deliver any of the SAILSM securities directly or indirectly, or distribute this prospectus or any other offering material relating to the SAILSM securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

European Economic Area

In relation to each EEA Member State of the European Economic Area, each a Relevant Member State, no SAILSM securities have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the SAILSM securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the SAILSM securities may be offered to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the SAILSM securities shall require the Issuer or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the SAILSM securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any SAILSM securities to be offered so as to enable an investor to decide to purchase or subscribe for any SAILSM securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any SAILSM securities under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the underwriters and their affiliates and the Company that:

(a)	it is a qualified investor within the meaning of the Prospectus Regulation; and

(b)	in the case of any SAILSM securities acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the SAILSM securities acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the underwriters has been given to the offer or resale; or (ii) where the Offer Shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those SAILSM securities to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire SAILSM securities in the offering.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to Residents of Denmark

This Prospectus has not been filed with or approved by any authority in the Kingdom of Denmark. The SAILSM securities have not been offered or sold and may not be offered, sold or delivered directly or indirectly in the Kingdom of Denmark, unless in compliance with the Danish Action Trading in Securities (Consolidated Act No. 795 of August 20, 2009, as amended from time to time) and any orders issued thereunder.

Notice to Residents of Finland

This Prospectus is not a prospectus and has not been prepared in accordance with the prospectus requirements provided for in the Finnish Securities Markets Act (in Finnish: Arvopaperimarkkinalaki) nor any other Finnish act or statute. Neither the Finnish Financial Supervisory Authority (in Finnish: Finanssivalvonta) nor any other Finnish public body has examined, approved or registered this Prospectus or will examine, approve or register this Prospectus. Accordingly, this Prospectus may not be made available, nor may the SAILSM securities otherwise be marketed or offered for sale or subscription, in Finland other than in circumstances that are deemed not to be an offer to the public under the Finnish Securities Markets Act. Any offer or sale of the SAILSM securities in Finland must be made pursuant to a private placement exemption under the Prospectus Regulation, as implemented in the Finnish Securities Markets Act and as supplemented and amended from time to time.

Notice to Residents of Norway

This Prospectus has not been and will not be filed with or approved by the Norwegian Financial Supervisory Authority, the Oslo Stock Exchange or any other regulatory authority in Norway. The SAILSM securities have not been offered or sold and may not be offered, sold or delivered, directly or indirectly, in Norway, unless in compliance with Chapter 7 of the Norwegian Securities Trading Act 2007 and secondary regulations issued pursuant thereto, as amended from time to time (the “Securities Trading Act”). Accordingly, this Prospectus may not be made available nor may the SAILSM securities otherwise be marketed and offered for sale in Norway other than in circumstances that are deemed not to be a marketing of an offer to the public in Norway in accordance with the Securities Trading Act.

Notice to Residents of Sweden

This Prospectus has not been and will not be registered with the Swedish Financial Supervisory Authority (Sw. Finansinspektionen). Accordingly, this Prospectus may not be made available, nor may the SAILSM securities otherwise be marketed and offered for sale, in Sweden other than in circumstances that are deemed not to be an offer to the public under the Swedish Financial Instruments Trading Act (Sw. lag (1991:980) om handel med finansiella instrument).

Notice to Investors in the United Kingdom

This Prospectus and any other material in relation to the SAILSM securities described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this Prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any SAILSM securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons”. The SAILSM securities are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the SAILSM securities will be engaged in only with, the Relevant Persons. This Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this Prospectus or any of its contents.

No SAILSM securities have been offered or will be offered pursuant to the Offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the SAILSM securities which has been approved by the Financial Conduct Authority, except that the SAILSM securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the SAILSM securities shall require the Issuer or the underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the SAILSM securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any SAILSM securities to be offered so as to enable an investor to decide to purchase or subscribe for any SAILSM securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any SAILSM securities in this offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to Residents of Japan

The underwriters will not offer or sell any of our SAILSM securities directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Residents of Hong Kong

The underwriters and each of their affiliates have not (1) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our SAILSM securities other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our SAILSM securities which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Residents of Singapore

This prospectus or any other offering material relating to our SAILSM securities has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the SAILSM securities will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore, or the Securities and Futures Act. Accordingly our SAILSM securities may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our SAILSM securities be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Notice to Residents of Germany

Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz), or the Act, of the Federal Republic of Germany has been or will be published with respect to our SAILSM securities. In particular, the underwriters have represented that they have not engaged and have agreed that they will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our SAILSM securities otherwise then in accordance with the Act and all other applicable legal and regulatory requirements.

Notice to Residents of France

The SAILSM securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any SAILSM securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the SAILSM securities, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated October 1, 1998.

Notice to Residents of the Netherlands

Our SAILSM securities may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities, Professional Investors; provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our SAILSM securities is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our SAILSM securities, and this prospectus or any other offering material relating to our SAILSM securities may not be considered an offer or the prospect of an offer to sell or exchange our SAILSM securities.

Notice to Prospective Investors in Bermuda

Our SAILSM securities may only be offered or sold in Bermuda in compliance with the provisions of the Investment Business Act 2003; the Exchange Control Regulations 1973 and the BMA’s policies thereunder; and the Companies Act, each of which regulate the sale of securities in Bermuda. In addition to the foregoing, non-Bermudian persons may not carry on or engage in any trade or business in Bermuda unless such persons are authorized to do so under applicable Bermuda legislation. Engaging in the activity of distributing or marketing this document in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda.

Notice to Canadian Residents

Resale Restrictions

The distribution of SAILSM securities in Canada is being made on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the SAILSM securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing SAILSM securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the SAILSM securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73.3 of the Securities Act (Ontario), as applicable;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that Morgan Stanley & Co. LLC and DNB Markets, Inc. are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of SAILSM securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the SAILSM securities in their particular circumstances and about the eligibility of the SAILSM securities for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to SAILSM securities and warrants. Appleby (Bermuda) Limited, Bermuda, will pass upon the validity of the securities offered in this prospectus with respect to the shares and matters of Bermuda law. In connection with this offering, Kirkland & Ellis LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of ST Energy Transition I Ltd. as of May 17, 2021 and for the period from April 9, 2021 (inception) through May 17, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of ST Energy Transition I Ltd. to continue as a going concern), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

ST ENERGY TRANSITION I LTD.

INDEX TO FINANCIAL STATEMENTS

PAGE
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of September 30, 2021 (unaudited) and May 17, 2021	F-3
Statements of Operations for the period from April 9, 2021 (inception) through September 30, 2021 (unaudited) and for the period from April 9, 2021 (inception) through May 17, 2021	F-4
Statements of Changes in Shareholder’s Equity for the period from April 9, 2021 (inception) through September 30, 2021	F-5
Statements of Cash Flows for the period from April 9, 2021 (inception) through September 30, 2021 (unaudited) and for the period from April 9, 2021 (inception) through September 30, 2021	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of ST Energy Transition I Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of ST Energy Transition I Ltd. (the “Company”) as of May 17, 2021, the related statements of operations, changes in shareholder’s equity and cash flows for the period from April 9, 2021 (inception) through of May 17, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 17, 2021, and the results of its operations and its cash flows for the period from April 9, 2021 (inception) through of May 17, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficit and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021

New York, NY

July 14, 2021 except for the second paragraph of Note 9 as to which the date is November 12, 2021.

ST ENERGY TRANSITION I LTD.

BALANCE SHEETS

	September 30, 2021 (unaudited)	May 17, 2021 (audited)
ASSETS
Deferred offering costs	$502,750	$335,000

Total assets	$502,750	$335,000

LIABILITIES AND SHAREHOLDER’S EQUITY

Current Liabilities
Accounts Payable – Related Party	20,344	—
Accrued offering costs	463,206	315,800

Total current liabilities	483,550	315,800

Commitments and Contingencies

Shareholder’s Equity
Preference Shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 1,437,500 shares issued and outstanding(1)(2)	144	144
Additional paid in capital	24,856	24,856
Accumulated deficit	(5,800)	(5,800)

Total shareholder’s equity	19,200	19,200

Total liabilities and shareholder’s equity	$502,750	$335,000

(1)	Includes an aggregate of up to 187,500 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (see Note 7).
(2)

Our initial shareholders initially held 1,725,000 Class B ordinary shares, up to 225,000 of which were subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On November 6, 2021, the Sponsor forfeited 287,500 Class B ordinary shares of the Company. All share and per-share amounts have been retroactively restated to reflect the share capitalization and return of shares (see Notes 5, 7 and 9).

The accompanying notes are an integral part of these financial statements.

ST ENERGY TRANSITION I LTD.

STATEMENTS OF OPERATIONS

	For the period from April 9, 2021 (inception) through September 30, 2021 (unaudited)	For the period from April 9, 2021 (inception) through May 17, 2021 (audited)
Formation costs and other operating expenses	$5,800	$5,800

Net loss	$(5,800)	$(5,800)

Weighted average shares outstanding, basic and diluted(1)(2)	1,250,000	1,250,000

Basic and diluted net loss per common share	$—	$—

(1)	Excludes an aggregate of up to 187,500 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (see Note 7).
(2)

Our initial shareholders initially held 1,725,000 Class B ordinary shares, up to 225,000 of which were subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On November 6, 2021, the Sponsor forfeited 287,500 Class B ordinary shares of the Company. All share and per-share amounts have been retroactively restated to reflect the share capitalization and return of shares (see Notes 5, 7 and 9).

The accompanying notes are an integral part of these financial statements.

ST ENERGY TRANSITION I LTD.

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

	Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholder’s Equity
	Shares	Amount
Balance — April 9, 2021 (date of inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to sponsors(1)(2)	1,437,500	144	24,856	—	25,000
Net loss	—	—	—	(5,800)	(5,800)

Balance — May 17, 2021 (audited)	1,437,500	$144	$24,856	$(5,800)	$19,200
Net loss	—	—	—	—	—
Balance — September 30, 2021 (unaudited)	1,437,500	$144	$24,856	$(5,800)	$19,200

(1)	Includes an aggregate of up to 187,500 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (see Note 7).
(2)

Our initial shareholders initially held 1,725,000 Class B ordinary shares, up to 225,000 of which were subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On November 6, 2021, the Sponsor forfeited 287,500 Class B ordinary shares of the Company. All share and per-share amounts have been retroactively restated to reflect the share capitalization and return of shares (see Notes 5, 7, and 9).

The accompanying notes are an integral part of these financial statements.

ST ENERGY TRANSITION I LTD.

STATEMENTS OF CASH FLOWS

	For the period from April 9, 2021 (inception) through September 30, 2021 (unaudited)	For the period from April 9, 2021 (inception) through May 17, 2021 (audited)
Cash flow from operating activities:
Net loss	$(5,800)	$(5,800)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Formation expenses in exchange for issuance of Class B ordinary shares to Sponsor	5,800	5,800

Net cash used in operating activities	—	—
Net change in cash	—	—
Cash at the beginning of the period	—	—

Cash at the end of the period	$—	$—

Non-cash investing and financing activities:
Deferred offering costs paid by Sponsor on behalf of SPAC	$20,344	—
Deferred offering costs included in accrued offering costs	$457,406	$310,000

Deferred offering costs paid by sponsor in exchange for issuance of Class B ordinary shares	$25,000	$25,000

The accompanying notes are an integral part of these financial statements.

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

ST Energy Transition I Ltd. (the “Company”) is a blank check company limited by shares incorporated in Bermuda on April 9, 2021. The Company was formed for the purpose of effectuating a merger, amalgamation, capital share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2021, the Company had not yet commenced any operations. All activity for the period April 9, 2021 (inception) through September 30, 2021 (unaudited) relates to the Company’s formation and the proposed initial public offering (the “Proposed Offering”) which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering (the “Proposed Public Offering”) of its securities called Stakeholder Aligned Initial Listing Securities, or SAILSM Securities (“SAILs”), although substantially all of the net proceeds of the Proposed Public Offering are intended to be generally applied toward completing an initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully complete an initial Business Combination.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 25,000,000 SAILs at $10.00 per SAILs (or 28,750,000 SAILs if the underwriters’ over-allotment option is exercised in full) which is discussed in Note 3 and the sale of 10,750,000 warrants (or 12,062,500 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant that will close in a private placement to Sloane Square Capital Holdings Ltd. (the “Sponsor”) simultaneously with the closing of the Proposed Offering (see Note 4).

The Company must complete an initial Business Combination with one or more target businesses having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the taxes payable on the income earned on the Trust Account) at the time of signing a definitive agreement in connection with the initial Business Combination and that a majority of our independent directors approve such initial Business Combination. However, the Company will only complete an initial Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.15 per SAILs sold in the Proposed Public Offering, including certain proceeds from the sale of the Private Placement Warrants, will be held in a trust account (“Trust Account”) located in the United States at J.P. Morgan Chase Bank, N.A. with Continental Share Transfer & Trust Company acting as trustee, and held as cash or invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of an initial Business Combination and (ii) the distribution of the Trust Account as described below.

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

The Company’s amended and restated bye-laws will provide that, other than the withdrawal of interest earned on the funds that may be released to the Company to pay taxes, none of the funds held in Trust Account will be released until the earlier of: (i) the completion of an initial Business Combination; (ii) the redemption of any of the Class A ordinary shares included in the SAILs being sold in the Proposed Public Offering (the “Public Shares”) to its holders (the “Public Shareholders”) properly tendered in connection with a Shareholder vote to amend certain provisions of the Company’s amended and restated bye-laws prior to an initial Business Combination or (iii) the redemption of 100% of the Public Shares if the Company does not complete an initial Business Combination within the Business Combination Period (as defined below).

The Company, after signing a definitive agreement for an initial Business Combination, will either (i) seek shareholder approval of the initial Business Combination at a meeting called for such purpose in connection with which Public Shareholders may seek to redeem their Public shares, regardless of whether they vote for or against the initial Business Combination or do not vote at all, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide the Public Shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of our initial Business Combination at $10.15 per share and the per share interest earned on the funds held in the Trust Account (net of permitted withdrawals). As a result, such Public Share will be recorded at redemption amount and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with FASB, ASC 480, Distinguishing Liabilities from Equity. The amount in the Trust Account is initially anticipated to be $10.15 per Public Share. The decision as to whether the Company will seek Shareholder approval of the initial Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval. If the Company seeks shareholder approval, it will complete its Business Combination only if it receives an ordinary resolution under Bermuda law, which requires approval by a majority of the votes attached to shares voted at a general meeting of the company where a quorum of at least two persons present in person or by proxy representing at least 50% of the issued and outstanding shares (or class thereof) entitled to vote at such general meeting are present at the time such general meeting proceeds to business (unless applicable Bermuda law requires a higher approval threshold). However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 immediately prior to or upon consummation of an initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Certificate of Incorporation provides that, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The Company will only have 18 months from the closing of the Proposed Public Offering to complete the initial Business Combination (or such later date as approved by holders of a majority of the outstanding Class A ordinary shares that are voted at a meeting to extend such date, voting together as a single class) (the “Business Combination Period”). If the Company does not complete an initial Business Combination within this period of time (and shareholders do not approve an amendment to the amended and restated bye-laws to extend this date), it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, of $10.15, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Bermuda law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Our Sponsor, officers and directors, or the Initial Shareholders, will enter into a letter agreement with the Company, pursuant to which they will agree to (i) waive their redemption rights with respect to any Founder Shares (as defined in Note 5) and Public Shares they hold in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to any Founder Shares and Public Shares they hold in connection with a shareholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company has not consummated an initial Business Combination within the Business Combination Period or with respect to any other material provisions relating to shareholders’ rights or pre-combination transaction activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete an initial Business Combination within the Business Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete an initial Business Combination within the Business Combination Period).

Going Concern Consideration

As of September 30, 2021 (unaudited) and May 17, 2021 (audited), the Company had $0 in cash and working capital deficit of $483,550 and $315,800, respectively. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Business Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern consideration in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the date of issuance of these financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021 (unaudited) and May 17, 2021 (audited). The company had $0 of cash as of September 30, 2021 (unaudited) and May 17, 2021 (audited), respectively.

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021 (unaudited) and May 17, 2021 (audited). The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Currently, there is no taxation imposed on the Company’s income by the Government of Bermuda. Additionally, the Company has received an assurance from the Ministry of Finance of Bermuda granting an exemption, until March 31, 2035, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax in each case in respect of the Company or any of its operations, provided that such exemption shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company.

Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next 12 months.

Net Loss Per Common Share

Net loss per Class B ordinary share is computed by dividing net loss by the weighted average number of Class B ordinary shares outstanding during the period, excluding Class B ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 187,500 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters which gives retroactive effect to the share recapitalization which occurred on November 6, 2021 as described in Notes 5, 7 and 9. As of September 30, 2021 (unaudited) and May 17, 2021 (audited), the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into Class B ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Level 1—Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3—Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Deferred Offering Costs Associated with the Proposed Public Offering

Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations. Offering costs allocated to warrant liabilities will be expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs allocated to the Public Shares will be charged to shareholders’ equity.

Recently Issued Accounting Standards

In August 2020, FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The company is currently evaluating the impact this guidance will have on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 25,000,000 SAILs (or 28,750,000 SAILs if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per SAILs. Each SAILs will consist of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT WARRANTS

The Sponsor has agreed to purchase an aggregate of 10,750,000 Private Placement Warrants (or 12,062,500 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant ($10,750,000 in the aggregate, or $12,062,500 if the over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of Proposed Offering.

Each Private Placement Warrant is identical to the warrants offered in the Proposed Offering, except there will be no redemption rights or liquidating distributions from the trust account with respect to Private Placement Warrants, which will expire worthless if we do not consummate a Business Combination within the Business Combination Period.

NOTE 5. RELATED PARTY TRANSACTIONS

Alignment Shares

On April 9, 2021, the Company issued an aggregate of 1,725,000 Class B ordinary shares (the “Alignment Shares” or “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. The number of Alignment Shares issued was determined based on the expectation that such Alignment Shares would represent 5% of the Class A shares issued in the Proposed Public Offering. On November 6, 2021, the Sponsor forfeited 287,500 Class B ordinary shares of the Company, resulting in a decrease in the total number of Class B ordinary shares outstanding from 1,725,000 to 1,437,500 (Notes 7 and 9). All shares and associated amounts have been retroactively restated to reflect the share surrender. Up to 187,500 of the Founder Shares will be forfeited depending on the extent to which the underwriters’ over-allotment is exercised and, in addition, the initial shareholders have agreed to forfeit alignment shares to the extent necessary in connection with any changes to the terms or size of our offering of SAILSM securities. The Founder Shares will be entitled to a number of votes representing 20% of the Company’s outstanding common shares prior to the completion of the initial Business Combination.

The Initial Shareholders have agreed not to transfer, assign or sell any of their Alignment Shares and any of their Class A ordinary shares deliverable upon conversion of the Alignment Shares for 30 days following the completion of an initial Business Combination. In connection with this arrangement, the Initial Shareholders have also agreed not to transfer, assign or sell any of their Alignment Shares until the earlier to occur of: (i) 30 days after the completion of our initial Business Combination and (ii) the date on which the Company completes a liquidation, merger, amalgamation, capital share exchange or other similar transaction after the initial Business Combination that results in all of its shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described in the prospectus. Further, in connection with this arrangement, the Initial Shareholders have also agreed not to transfer, assign or sell any of their Private Placement Warrants and any Class A ordinary shares issued upon conversion or exercise thereof until 30 days after the completion of the initial Business Combination, except to permitted transferees. Any permitted transferees will be subject to the

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

same restrictions and other agreements of the Initial Shareholders with respect to any Alignment shares and Private Placement Warrants.

Promissory Note—Related Party

On April 30, 2021, the Sponsor agreed to loan the Company an aggregate amount of up to $300,000 to cover expenses related to the Proposed Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and is payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Proposed Public Offering. As of September 30, 2021(unaudited) and May 17 (audited), 2021, the Company has not drawn on the Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.00 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

Administrative Services Agreement

Commencing on the date of the prospectus and until completion of the Company’s initial Business Combination or liquidation, the Company may reimburse affiliates of the Sponsor up to an amount of $10,000 per month for office space, administrative support and personnel services.

NOTE 6. COMMITMENTS

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and in each case holders of their component securities, as applicable) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A ordinary shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters’ Agreement

The Company will grant the underwriters a 45-day option to purchase up to 3,750,000 additional SAILs to cover over-allotments at the Proposed Offering price, less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 2.00% of the gross proceeds of the Proposed Offering, or $5,000,000 (or $5,750,000 of the over-allotment option in exercised in full). In addition, the underwriters will be entitled to a deferred fee of three and half percent (3.50%) of the gross proceeds of the

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

Proposed Offering, or $8,750,000 (or $10,062,500 if the over-allotment option in exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7. SHAREHOLDER’S EQUITY

Class A shares—The Company is authorized to issue up to 500,000,000 Class A shares, $0.0001 par value. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2021(unaudited) and May 17, 2021, there were no Class A ordinary shares issued or outstanding.

Class B shares—The Company is authorized to issue up to 50,000,000 Class B shares, $0.0001 par value. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. As of September 30, 2021(unaudited) and May 17, 2021 (audited), there were 1,437,500 Class B ordinary shares issued and outstanding. Of these, an aggregate of up to 187,500 Class B shares are subject to forfeiture to the Company by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part which gives retroactive effect to the share recapitalization which occurred on November 6, 2021 as described in Notes 5 and 9, and, in addition, the Sponsor has agreed to forfeit alignment shares to the extent necessary in connection with any changes to the terms or size of our offering of SAILSM securities, in each case so that the number of Founder Shares will equal 5% of the Class A shares offered in the Proposed Public Offering.

On the last day of each measurement period, which will occur annually over ten fiscal years following consummation of an initial Business Combination (and, with respect to any measurement period in which there is a change of control or in which the Company liquidates, dissolves or winds up, on the business day immediately prior to such event instead of on the last day of such measurement period), 143,750 Alignment Shares (or, 125,000 Alignment Shares if the over-allotment option is not exercised) will automatically convert, subject to adjustment as described herein, into Class A ordinary shares (“Conversion Shares”), as follows:

•

if the sum (such sum, the “Total Return”) of (i) the VWAP, calculated in accordance with “—Volume weighted average price” below, of Class A shares for the final fiscal quarter in such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of our Class A shares, the record date for which is on or prior to the last day of the measurement period, does not exceed the price threshold (as defined below), the number of conversion shares for such measurement period will be 1,437 Class A shares (or 1,250 if the over-allotment option is not exercised);

•

if the Total Return exceeds the price threshold but does not exceed an amount equal to 130% of the price threshold, then the number of conversion shares for such measurement period will be the greater of (i) 1,437 Class A shares (or 1,250 if the over-allotment option is not exercised) and (ii) 20% of the difference between the Total Return and the price threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of Class A shares outstanding immediately after the closing of this offering which gives retroactive effect to the share recapitalization which occurred on November 6, 2021 as described in Notes 5, 7 and 9. (including any exercise of the over-allotment option) and (y) if in connection with the initial Business Combination there are issued any Class A shares or equity-linked securities (as defined herein), the number of Class A shares so issued and the maximum number of Class A shares issuable (whether settled in shares or in cash) upon conversion or exercise of such equity-linked securities, divided by (B) the Total Return; and

•

if the Total Return exceeds an amount equal to 130% of the price threshold, then the number of conversion shares for such measurement period will be the greater of (i) 1,437 Class A shares (or 1,250 if the over-allotment option is not exercised) and (ii) the sum of (x) 20% of the difference between an

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

amount equal to 130% of the price threshold and the price threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the price threshold, multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

•

The term “measurement period” means (i) the period beginning on the date of our initial Business Combination and ending with, and including, the first fiscal quarter following the end of the fiscal year in which we consummate our initial Business Combination and (ii) each of the nine successive four-fiscal-quarter periods.

•

The “price threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the price threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period (in each case, as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions).

•

For purposes of the above calculation, “equity-linked securities” means securities (other than the public warrants and the private placement warrants) issued by the company and/or any entities that (after giving effect to completion of the initial Business Combination) are subsidiaries of the company that are directly or indirectly convertible into or exercisable for Class A shares, or for a cash settlement value in lieu thereof.

•

The foregoing calculations will be based on our fiscal year and fiscal quarters, which may change as a result of our initial Business Combination. Each conversion of alignment shares will apply to the holders of alignment shares on a pro rata basis. If, upon conversion of any alignment shares, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A shares to be issued to such holder.

NOTE 8. WARRANT LIABILITIES

The Company will account for the 23,250,000 warrants—12,500,000 Public Warrants and the 10,750,000 Private Placement Warrants—to be issued in connection with the Proposed Public Offering (or 12,062,500 warrants assuming the underwriters’ over-allotment option is fully exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the consummation of a Business Combination. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to file with the SEC a registration statement covering the Class A shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the issuance of the Class A shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the Warrants become exercisable, the Company may redeem the Warrants for redemption:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table based on the redemption date and the “fair market value” of our Class A shares;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant); and

•

if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the private placement warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above.

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of Class A shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

The exercise price and number of Class A shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Business Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of Class A ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20-trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants included in the Units being sold in the Proposed Offering, except that the Private Placement Warrants will and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

ST ENERGY TRANSITION I LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statements were available to be issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On November 6, 2021, the Sponsor forfeited 287,500 Class B ordinary shares of the Company, resulting in a decrease in the total number of Class B ordinary shares outstanding from 1,725,000 to 1,437,500. All shares and associated amounts have been retroactively restated to reflect the share surrender.

25,000,000 SAILSM securities

ST Energy Transition I Ltd.

PRELIMINARY PROSPECTUS

            , 2021

Sole Book-Running Manager

Morgan Stanley

Joint Lead Manager

DNB Markets

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$325,000
Accounting fees and expenses	40,000
SEC / FINRA expenses	104,000
Travel and road show	25,000
NYSE listing and filing fees	85,000
Printing and engraving expenses	10,000
Miscellaneous expenses	111,000

Total offering expenses	$700,000

Item 14. Indemnification of Directors and Officers.

Bermuda law does not limit the extent to which a company’s bye-laws may provide for indemnification of directors and officers, except Bermuda for indemnification in respect of or against any liability in respect of fraud or dishonesty in relation to the company. Our amended and restated bye-laws provide for indemnification of our directors and officers to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, dishonesty, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated bye-laws. We may purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On May 17, 2021, Sloane Square Capital Holdings Ltd., our sponsor, paid an aggregate of $25,000 in exchange for the issuance of 1,725,000 alignment shares. On June 29, 2021, our sponsor transferred 10,000 alignment shares to each of our directors. In addition, in connection with their participation in the Company’s committees, the chair of each committee will receive from the sponsor 1,000 alignment shares and each committee member will receive from the sponsor 500 alignment shares. The number of alignment shares issued was determined based on the expectation that the alignment shares will be entitled to a number of votes representing 20% of voting power prior to the completion of our initial business combination. Such securities were issued in connection with our incorporation pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. On November 6, 2021, our sponsor forfeited 287,500 alignment shares, resulting in 1,437,500 alignment shares outstanding (up to 187,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised and, in addition, the sponsor has agreed to forfeit alignment shares to the extent necessary in connection with any changes to the terms or size of our offering of SAILSM securities).

In addition, our sponsor and the Participants have committed, pursuant to a written agreement, to purchase from us an aggregate of 10,750,000 (or 12,062,500 warrants if the underwriters’ over-allotment option is exercised in full) private placement warrants at $1.00 per warrant (for an aggregate purchase price of $10,750,000 or $12,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full). This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description

1.1	Form of Underwriting Agreement

3.1	Certificate of Incorporation of ST Energy Transition I Ltd.

3.2	Bye-laws

3.3	Form of Amended and Restated Bye-laws

4.1	Specimen SAILSM security Certificate

4.2	Specimen Class A Share Certificate

4.3	Specimen Warrant Certificate (included in Exhibit 4.4)

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

5.1	Opinion of Appleby (Bermuda) Limited

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Promissory Note, dated April 30, 2021, issued to Sloane Square Capital Holdings Ltd.

10.2	Form of Letter Agreement among the Registrant and its directors and officers and Sloane Square Capital Holdings Ltd.

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant

10.4	Form of Registration Rights Agreement between the Registrant and certain security holders

10.5	Securities Subscription Agreement, dated May 17, 2021, between the Registrant and Sloane Square Capital Holdings Ltd.

10.6	Form of Sponsor Warrants Purchase Agreement between the Registrant and Sloane Square Capital Holdings Ltd.

10.7	Form of Indemnity Agreement

10.8	Form of Administrative Services Agreement, by and between the Registrant and affiliates of the Registrant

10.9	Amended and Restated Securities Subscription Agreement, dated November 6, 2021, between the Registrant and Sloane Square Capital Holdings Ltd.

23.1	Consent of Marcum LLP

23.2	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

Exhibit	Description

24	Power of Attorney (included on signature page to the initial filing of this Registration Statement)

99.1	Consent of John Fredriksen

99.2	Consent of Ole-Eirik Lerøy

99.3	Consent of Cato Stonex

99.4	Consent of Tore Myrholt

99.5	Consent of Annika Sigfrid

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda, on the 12th day of November, 2021.

ST ENERGY TRANSITION I LTD.

By:	/s/ James O’Shaughnessy
Name: James O’Shaughnessy
Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Gunnar Eliassen and Jan Erik Klepsland, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Gunnar Eliassen	Chief Executive Officer (Principal Executive Officer)	November 12, 2021
Gunnar Eliassen

/s/ Jan Erik Klepsland Jan Erik Klepsland	Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of ST Energy Transition I Ltd., in the City of Newark, Delaware, on the 12th day of November, 2021.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative